Exhibit 10.2

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Private & Confidential

Dated	21 June 2013

NORWEGIAN JEWEL LIMITED (as Borrower)	(1)

NCL CORPORATION LTD.	(2)
(as Parent)

VARIOUS LENDERS listed in Schedule 1 (as Lenders)	(3)

KFW IPEX-BANK GMBH (as Facility Agent and Collateral Agent)	(4)

KFW IPEX-BANK GMBH (as Hermes Agent)	(5)

THIRD SUPPLEMENTAL DEED TO (among

other things) CREDIT AGREEMENT

dated 18 November 2010 (as previously

amended) for up to €126,075,000 to finance, in

part, the construction and acquisition costs of

“NORWEGIAN BREAKAWAY” and

“NORWEGIAN GETAWAY”

Contents

Clause		Page

1	Definitions	2

2	Agreement	3

3	Amendments to Relevant Documents	3

4	Interest arrangements	4

5	Representations and warranties	5

6	Conditions	6

7	Confirmations	7

8	Fee and expenses	7

9	Miscellaneous and notices	8

10	Applicable law	9

Schedule 1 The Lenders and their Commitments/outstanding Loans		10

Schedule 2 Documents and evidence required as conditions precedent (referred to in clause 6.1)		11

Schedule 3 Form of Amended and Restated Credit Agreement		14

Schedule 4 Form of Amendment to Co-ordination Deed		15

THIS THIRD SUPPLEMENTAL AGREEMENT is dated 21 June 2013 and made BETWEEN:

(1)	NORWEGIAN JEWEL LIMITED, an Isle of Man company with its registered office at International House, Castle Hill, Victoria Road, Douglas, Isle of Man IM2 4RB (the Borrower);

(2)	NCL CORPORATION LTD., a company incorporated under the laws of Bermuda and having its registered office at Cumberland House, 9th Floor, 1 Victoria Street, Hamilton HM 11, Bermuda (the Parent);

(3)	VARIOUS LENDERS particulars of which are set out in Schedule 1 as lenders (collectively the Lenders and each individually a Lender);

(4)	KFW IPEX-BANK GMBH of Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany as facility agent and collateral agent (the Facility Agent and the Collateral Agent); and

(5)	KFW IPEX-BANK GMBH of Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany (the Hermes Agent).

WHEREAS:

(A)	By a credit agreement dated 18 November 2010 as amended by a first amendment dated 29 November 2011 and a second amendment dated 31 May 2012 entered into between (among others) the Borrower as borrower, the Parent as guarantor, the banks named therein as lenders (the Existing Lenders), the Facility Agent as facility agent for (among others) the Existing Lenders, Commerzbank Aktiengesellschaft (the Previous Hermes Agent) as agent for (among others) the Existing Lenders and the Collateral Agent as collateral agent for (among others) the Existing Lenders (together the Original Credit Agreement), the Existing Lenders granted to the Borrower a multi-draw term loan credit facility (the Jewel Term Loan Facility) for the purpose of (among other things) financing in part the construction of the New Vessels (as such term is defined in the Original Credit Agreement) on the terms and conditions therein contained.

(B)	On or about the date of this Deed (but prior to the First Restatement Date):

(i)	certain of the Existing Lenders will enter into transfer certificates to transfer all or part of their Commitment and their outstanding Loans to certain of the Lenders so that on or immediately prior to the First Restatement Date the Commitment and the outstanding Loans of the Lenders shall be as set out in Schedule 1; and

(ii)	the Previous Hermes Agent will resign as agent and be replaced with the Hermes Agent.

(C)	In connection with the consolidation and harmonisation of a number of the existing facilities to the NCLC Group, the parties to this Deed have agreed to certain changes being made to the Original Credit Agreement and the security granted pursuant to it upon the terms and conditions set out in this Deed.

NOW IT IS HEREBY AGREED as follows:

1

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Original Credit Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Deed.

1.2	Terms

In this Deed, unless the context otherwise requires:

Amendment to Co-ordination Deed means the deed of amendment and restatement in relation to the Jewel Intercreditor Agreement in respect of the Collateral Vessel to be entered into between HSBC Bank plc (as first mortgagee) and the Collateral Agent (as originally fourth but to be second mortgagee) in the form set out in Schedule 4;

Credit Agreement means the Original Credit Agreement as amended and restated by this Deed;

Credit Party means the Borrower and the Parent;

Finance Party means the Facility Agent, the Hermes Agent, the Collateral Agent or a Lender;

First Restatement Date means the date, no later than 30 June 2013, on which the Facility Agent notifies the Borrower and the Lenders in writing that the Facility Agent has received the documents and evidence specified in clause 6 and Schedule 2 in a form and substance satisfactory to it; and

Relevant Documents means the Credit Documents.

1.3	References

References in:

(a)	this Deed to Sections of the Credit Agreement are to the Sections of the amended and restated credit agreement set out in Schedule 3;

(b)	the Relevant Documents to “this Agreement” or “this Deed” or to any other Relevant Document shall, with effect from the First Restatement Date and unless the context otherwise requires, be references to such document as amended by this Deed and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in such documents, shall be construed accordingly;

(c)	this Deed to any defined terms shall have meanings to be equally applicable to both the singular and plural forms of the terms defined and references to this Deed or any other document (or to any specified provision of this Deed or any other document) shall be construed as references to this Deed, that provision or that document as from time to time amended, restated, supplemented and/or novated; and

2

(d)	this Deed to any Lender shall include that Lender in its capacity as Lender or in any other capacity under the Original Credit Agreement.

1.4	Clause headings

The headings of the several clauses and subclauses of this Deed are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Deed.

1.5	Contracts (Rights of Third Parties) Act 1999

Other than the Existing Lenders with respect to clause 4.2, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed unless expressly provided to the contrary in this Deed. Notwithstanding any term of this Deed, the consent of any person who is not a party to this Deed is not required to rescind or vary this Deed at any time.

2	Agreement

2.1	Agreement of Finance Parties

The Finance Parties, relying upon the representations and warranties on the part of the Credit Parties contained in clause 5, agree with the Borrower, subject to the terms and conditions of this Deed and in particular, but without prejudice to the generality of the foregoing, fulfilment of the conditions contained in clause 6 and Schedule 2, to the amendment of the Relevant Documents on the terms set out in clause 3.

2.2	Agreement of Credit Parties

Each of the Credit Parties agrees to the amendment of the Relevant Documents on the terms set out in clause 3.

3	Amendments to Relevant Documents

3.1	Amendments to the Original Credit Agreement

The Original Credit Agreement shall, with effect on and from the First Restatement Date, be (and it is hereby) amended and restated so as to read in accordance with the form of the amended and restated Credit Agreement set out in Schedule 3 and (as so amended) will continue to be binding upon the parties to it in accordance with its terms as so amended and restated. Whilst the exhibits to the Original Credit Agreement are not attached to the form of the amended and restated Credit Agreement set out in Schedule 3, it is agreed that references to exhibits within the amended and restated Credit Agreement set out in Schedule 3 shall be references to the exhibits to the Original Credit Agreement.

3

3.2	Amendments to other Relevant Documents

Each of the Relevant Documents (other than the Original Credit Agreement and the Jewel Intercreditor Agreement) shall, with effect from the First Restatement Date, be (and are hereby) amended as follows:

(a)	all references to the Original Credit Agreement shall be construed as references to the Credit Agreement;

(b)	all references to the Existing Lenders or the Previous Hermes Agent shall be construed as references to the Lenders and the Hermes Agent respectively; and

(c)	any reference to the Assignments of KfW Refund Guarantees (or either of them) or to Commerzbank Aktiengesellschaft acting as delegate collateral agent in relation to them shall be ignored as there are no such assignments in place on the date of this Deed, and such documents (as so amended) will continue to be binding on the parties thereto in accordance with their terms as so amended.

3.3	Amendment to the Jewel Intercreditor Agreement

The Jewel Intercreditor Agreement shall be amended and restated on the First Restatement Date in accordance with the terms of the Amendment to Co-ordination Deed.

3.4	Continued force and effect

Save as amended by this Deed, the provisions of the Relevant Documents shall continue in full force and effect and such documents and this Deed shall be read and construed as one instrument.

4	Interest arrangements

4.1	Floating interest to continue

The parties acknowledge that the provisions relating to the determination of interest under Sections 2.06 and 2.07 of the Original Credit Agreement will remain unchanged following the First Restatement Date.

4.2	Breakage costs

The Borrower agrees to indemnify each Existing Lender on demand (in writing which request shall set forth in reasonable detail the calculation of such amount and which in the absence of manifest error shall be conclusive evidence as to the amount due), for all losses, expenses and liabilities (including, without limitation, any such loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Existing Lender to fund its Loans but excluding any loss of anticipated profits) which such Existing Lender may sustain in respect of the transfer of its Loans in the manner contemplated in Recital (B) on a date which is not the last day of an Interest Period with respect thereto.

4

5	Representations and warranties

5.1	Primary representations and warranties

Each of the Credit Parties represents and warrants to the Finance Parties that:

(a)	Power and authority

it has the power to enter into and perform this Deed and the transactions contemplated hereby and has taken all necessary action to authorise the entry into and performance of this Deed and such transactions. This Deed constitutes its legal, valid and binding obligations enforceable in accordance with its terms and in entering into this Deed, it is acting on its own account;

(b)	No violation

the entry into and performance of this Deed and the transactions contemplated hereby do not and will not conflict with:

(i)	any law or regulation or any official or judicial order; or

(ii)	its constitutional documents; or

(iii)	any agreement or document to which any member of the NCLC Group is a party or which is binding upon it or any of its assets, nor result in the creation or imposition of any Lien on it or its assets pursuant to the provisions of any such agreement or document and in particular but without prejudice to the foregoing the entry into and performance of this Deed and the transactions and documents contemplated hereby and thereby will not render invalid, void or voidable any security granted by it to the Collateral Agent;

(c)	Governmental approvals

all authorisations, approvals, consents, licenses, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Deed and the transactions contemplated hereby have been obtained or effected and are in full force and effect;

(d)	Fees, governing law and enforcement

no fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid to ensure the legality, validity, or enforceability of this Deed. The choice of the laws of England as set forth in this Deed is a valid choice of law, and the irrevocable submission by each Credit Party to jurisdiction and consent to service of process and, where necessary, appointment by such Credit Party of an agent for service of process, as set forth in this Deed, is legal, valid, binding and effective; and

5

(e)	True and complete disclosure

each Credit Party has fully disclosed in writing to the Facility Agent all facts relating to such Credit Party which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into this Deed.

5.2	Repetition of representations and warranties

Each of the representations and warranties contained in clause 5.1 of this Deed shall be deemed to be repeated by the Credit Parties on the First Restatement Date as if made with reference to the facts and circumstances existing on such day.

6	Conditions

6.1	Documents and evidence

The agreement of the Finance Parties referred to in clause 2.1 shall be subject to the receipt by the Facility Agent or its duly authorised representative of the documents and evidence specified in Schedule 2 in each case, in form and substance satisfactory to the Facility Agent and its lawyers.

6.2	General conditions precedent

The agreement of the Finance Parties referred to in clause 2.1 shall be further subject to:

(a)	the representations and warranties in clause 5 being true and correct on the First Restatement Date as if each was made with respect to the facts and circumstances existing at such time; and

(b)	no Event of Default or Default having occurred and continuing at the time of the First Restatement Date.

6.3	Conditions subsequent

The Borrower undertakes as soon as possible (but in any event within 10 days of the First Restatement Date) to deliver to the Facility Agent:

(a)	copies of the financing statements (Form UCC-1 or the equivalent) and the search results (Form UCC-11) prepared, filed and/or obtained by the Borrower’s counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP, in connection with the restatement of the Original Credit Agreement pursuant to this Deed; and

(b)	copies of the revised insurance documentation for the Collateral Vessel (as described in paragraph 10 of Schedule 2).

6

6.4	Waiver of conditions precedent

The conditions specified in this clause 6 are inserted solely for the benefit of the Finance Parties and may be waived by the Finance Parties in whole or in part with or without conditions.

7	Confirmations

7.1	Guarantee

The Parent hereby confirms its consent to the amendments to the Original Credit Agreement and the other Relevant Documents contained in this Deed and agrees that the guarantee contained in Section 15 (Parent Guaranty) of the Credit Agreement, and the obligations of the Parent thereunder, shall be and continue in full force and effect notwithstanding the said amendments to the Original Credit Agreement and the other Relevant Documents contained in this Deed.

7.2	Relevant Documents

Each Credit Party further acknowledges and agrees, for the avoidance of doubt, that:

(a)	each of the Relevant Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Original Credit Agreement and the other Relevant Documents by this Deed;

(b)	each of the Security Documents to which it is a party shall remain in full force and effect as security for the obligations of the Borrower under the Credit Agreement and the other Security Documents as amended by this Deed; and

(c)	with effect from the First Restatement Date, references in the Relevant Documents to which it is a party to any of the Relevant Documents shall henceforth be reference to such documents as amended by this Deed and as from time to time hereafter amended.

8	Fee and expenses

8.1	Management Fee

The Borrower agrees to pay to the Facility Agent (on behalf of the Lenders and for distribution to them rateably in accordance with their Commitments and outstanding Loans), on the First Restatement Date a fee of $[*] and €[*].

8.2	Expenses

The Borrower agrees to pay to the Facility Agent on demand:

(a)	all reasonable and documented expenses (including external legal and out-of-pocket expenses and disbursements) incurred by the Facility Agent or the Hermes Agent in connection with the negotiation, preparation, execution and, where relevant, registration of this Deed and of any amendment or extension of or the granting of any waiver or consent under this Deed; and

7

(b)	all expenses (including legal and out-of-pocket expenses) incurred by the Finance Parties in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Deed or otherwise in respect of the monies owing and obligations incurred under this Deed, together with interest at the rate referred to in Section 2.06 of the Credit Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

8.3	Value Added Tax

All expenses payable pursuant to this clause 8 shall be paid together with VAT or any similar tax (if any) properly chargeable thereon.

8.4	Stamp and other duties

The Borrower agrees to pay to the Facility Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Facility Agent) imposed on or in connection with this Deed and the other Relevant Documents and shall indemnify the Facility Agent against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

9	Miscellaneous and notices

9.1	Notices

The provisions of Section 14.03 of the Credit Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein with all necessary changes.

9.2	Counterparts

This Deed may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

9.3	Further assurance

The provisions of Section 9.10(a) of the Credit Agreement shall extend and apply to this Deed as if the same were expressly stated herein with all necessary changes.

8

10	Applicable law

10.1	Law

This Deed and any non-contractual obligations connected with it are governed by and shall be construed in accordance with English law.

10.2	Exclusive jurisdiction and service of process

The provisions of Section 14.07(b) and (c) of the Credit Agreement shall apply to this Deed as if the same were expressly stated herein with all necessary changes.

IN WITNESS whereof the parties to this Deed have caused this Deed to be duly executed and delivered as a deed on the date first above written.

9

Schedule 1

The Lenders and their Commitments/outstanding Loans

Lender	Commitment			Outstanding Loans
KfW IPEX-Bank GmbH	€	[*	]	$	[*	]
HSBC Bank plc	€	[*	]	$	[*	]
DNB Bank ASA	€	[*	]	$	[*	]
Nordea Bank Finland Plc, New York Branch	€	[*	]	$	[*	]

Total:		€21,881,599.93			$55,024,882.05

10

Schedule 2

Documents and evidence required as conditions precedent

(referred to in clause 6.1)

1	Corporate authorisation

In relation to each Credit Party:

(a)	Constitutional documents

copies certified by an officer of that Credit Party, as true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or an officer’s certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Facility Agent pursuant to the Original Credit Agreement or any previous supplement to it;

(b)	Resolutions

a copy, certified by an officer of that Credit Party to be a true copy, and as being in full force and effect and not amended or rescinded, of resolutions of its board of directors:

(i)	approving the transactions contemplated by this Deed; and

(ii)	authorising a person or persons to sign and deliver on behalf of that Credit Party or, as the case may be, authorising the sealing by that Credit Party of this Deed and any notices or other documents to be given pursuant hereto;

together with originals or certified copies of any powers of attorney issued by any Credit Party pursuant to such resolutions; and

(c)	certificate of incumbency

a certificate signed by an officer of each Credit Party certified to be true, complete and up to date of (i) the directors and officers of that Credit Party specifying the names and positions of such persons, (ii) its issued share capital and shareholders, (iii) specimen signatures of those persons authorised to sign this Deed on its behalf and (iv) a declaration of solvency.

2	Consents

A certificate signed by an officer of each Credit Party confirming that all governmental and other licences, approvals, consents, registrations and filings necessary for any matter or thing contemplated by this Deed on behalf of that Credit Party and for the legality, validity, enforceability, admissibility in evidence and effectiveness thereof have been obtained or effected on an unconditional basis and remain in full force and effect (or, in the case of the effecting of any registrations and filings, that arrangements satisfactory to the Facility Agent have been made for the effecting of the same within any applicable time limit).

11

3	Process agent

An original or certified true copy of a letter from each Credit Party’s agent for receipt of service of proceedings accepting its appointment under this Deed as each Credit Party’s process agent.

4	Hermes consent

Confirmation from Hermes of the continuation of the Hermes Cover.

5	Receipt of fee

Evidence that the fee payable under clause 8.1 has been paid in full.

6	Legal opinions

Such legal opinions in relation to the laws of England, Delaware, Bermuda, the Bahamas and New York as the Facility Agent shall in its reasonable discretion deem appropriate.

7	Transfer certificates

Confirmation from the Facility Agent that the transfers of the Existing Lenders’ Commitments and outstanding Loans referred to in Recital (B)(i) are effective.

8	Replacement of Hermes Agent

Confirmation from the Facility Agent that the Existing Hermes Agent has been replaced by the Hermes Agent as referred to in Recital (B)(ii).

9	Discharge of second mortgages and third mortgages

Evidence that the second and third priority statutory Bahamian ship mortgages and deeds of covenants collateral thereto in respect of the Collateral Vessel and “NORWEGIAN JADE” and the second and third preferred US ship mortgages in respect of “PRIDE OF AMERICA” have been discharged and that the Vessel Mortgage ranks as a second priority mortgage, together with evidence that the lenders of the €624,000,000 facility made to the Parent pursuant to the facility agreement dated 7 October 2005 (as amended and/or restated) have been repaid in full.

10	Insurances

Evidence that the insurers (i) have been advised of the release of the second and third priority insurance assignments, (ii) agree to the revised form of loss payable clause (as attached to the Amendment to Co-ordination Deed) and (iii) will (promptly following the First Restatement Date) issue updated insurance documentation reflecting only HSBC Bank plc (as first mortgagee) and the Collateral Agent (as second mortgagee) and the new loss payable clause.

12

11	Effectiveness of restatements of other NCLC Group facilities

Evidence that all of the conditions precedent to the amendment and restatement of the facility agreements for the Existing Jewel Facility and the Other Term Loan Facility and the facility agreement dated 20 April 2004 re “NORWEGIAN JADE” and the facility agreement dated 4 April 2003 re “PRIDE OF AMERICA” have been satisfied.

13

Schedule 3

Form of Amended and Restated Credit Agreement

14

EXECUTION COPY

€126,075,000

CREDIT AGREEMENT

among

NCL CORPORATION LTD.,

as Parent,

NORWEGIAN JEWEL LIMITED

as Borrower,

VARIOUS LENDERS,

KFW IPEX-BANK GMBH,

as Facility Agent and Collateral Agent,

and

KFW IPEX-BANK GMBH,

as Hermes Agent

Dated November 18, 2010

(as amended and restated

pursuant to a supplemental deed

dated June 21, 2013)

HSBC BANK PLC

and

KFW IPEX-BANK GMBH

as Joint Lead Arrangers

(i)

SECTION 7.	Conditions Precedent to each Delivery Date	50

7.01	Delivery of Vessel	50
7.02	Evidence of 90% Payment	50
7.03	Hermes Compliance; Compliance with Applicable Laws and Regulations	50

SECTION 8.	Representations and Warranties	51

8.01	Entity Status	51
8.02	Power and Authority	51
8.03	No Violation	51
8.04	Governmental Approvals	51
8.05	Financial Statements; Financial Condition	52
8.06	Litigation	52
8.07	True and Complete Disclosure	52
8.08	Use of Proceeds	52
8.09	Tax Returns and Payments	52
8.10	No Material Misstatements	53
8.11	The Security Documents	53
8.12	Capitalization	54
8.13	Subsidiaries	54
8.14	Compliance with Statutes, etc.	54
8.15	Winding-up, etc.	54
8.16	No Default	54
8.17	Pollution and Other Regulations	54
8.18	Ownership of Assets	55
8.19	Concerning the Collateral Vessel	55
8.20	Citizenship	56
8.21	Collateral Vessel Classification	56
8.22	No Immunity	56
8.23	Fees, Governing Law and Enforcement	56
8.24	Form of Documentation	56
8.25	Pari Passu or Priority Status	57
8.26	Solvency	57
8.27	No Undisclosed Commissions	57
8.28	Completeness of Documentation	57
8.29	Money Laundering	57

SECTION 9.	Affirmative Covenants	57

9.01	Information Covenants	57
9.02	Books and Records; Inspection	60
9.03	Maintenance of Property; Insurance	60
9.04	Corporate Franchises	60
9.05	Compliance with Statutes, etc.	61
9.06	Hermes Cover	61
9.07	End of Fiscal Years	61

(ii)

9.08	Performance of Credit Document Obligations	61
9.09	Payment of Taxes	61
9.10	Further Assurances	61
9.11	Ownership of Subsidiaries	62
9.12	Consents and Registrations	62
9.13	Flag of Collateral Vessel	62
9.14	“Know Your Customer” and Other Similar Information	63

SECTION 10.	Negative Covenants	63

10.01	Liens	63
10.02	Consolidation, Merger, Amalgamation, Sale of Assets, Acquisitions, etc.	64
10.03	Dividends	66
10.04	Advances, Investments and Loans	66
10.05	Transactions with Affiliates	67
10.06	Free Liquidity	69
10.07	Total Net Funded Debt to Total Capitalization	69
10.08	Collateral Maintenance	69
10.09	Consolidated EBITDA to Consolidated Debt Service	69
10.10	Business; Change of Name	70
10.11	Subordination of Indebtedness	70
10.12	Activities of Borrower, etc.	70
10.13	Material Amendments or Modifications of Construction Contracts	71
10.14	No Place of Business	71

SECTION 11.	Events of Default	71

11.01	Payments	71
11.02	Representations, etc.	71
11.03	Covenants	71
11.04	Default Under Other Agreements	72
11.05	Bankruptcy, etc.	72
11.06	Total Loss	73
11.07	Security Documents	73
11.08	Guaranties	73
11.09	Judgments	74
11.10	Cessation of Business	74
11.11	Revocation of Consents	74
11.12	Unlawfulness	74
11.13	Insurances	75
11.14	Disposals	75
11.15	Government Intervention	75
11.16	Change of Control	75
11.17	Material Adverse Change	75
11.18	Repudiation of Construction Contract or other Material Documents	75

SECTION 12.	Agency and Security Trustee Provisions	76

12.01	Appointment and Declaration of Trust	76

(iii)

12.02	Nature of Duties	76
12.03	Lack of Reliance on the Agents	77
12.04	Certain Rights of the Agents	77
12.05	Reliance	77
12.06	Indemnification	77
12.07	The Agents in their Individual Capacities	78
12.08	Resignation by an Agent	78
12.09	The Joint Lead Arrangers	79
12.10	Impaired Agent	79
12.11	Replacement of an Agent	79
12.12	Resignation by the Hermes Agent	80

SECTION 13.	Benefit of Agreement	80

13.01	Assignments and Transfers by the Lenders	81
13.02	Assignment or Transfer Fee	82
13.03	Assignments and Transfers to Hermes	82
13.04	Limitation of Responsibility to Existing Lenders	82
13.05	[Intentionally Omitted].	83
13.06	Procedure and Conditions for Transfer	83
13.07	Procedure and Conditions for Assignment	84
13.08	Copy of Transfer Certificate or Assignment Agreement to Parent	85
13.09	Security over Lenders’ Rights	85
13.10	Assignment by a Credit Party	85
13.11	Lender Participations	85
13.12	Increased Costs	86

SECTION 14.	Miscellaneous	86

14.01	Payment of Expenses, etc.	86
14.02	Right of Set-off	87
14.03	Notices	88
14.04	No Waiver; Remedies Cumulative	88
14.05	Payments Pro Rata	89
14.06	Calculations; Computations	89
14.07	Governing Law; Exclusive Jurisdiction of English Courts; Service of Process	90
14.08	Counterparts	90
14.09	Effectiveness	90
14.10	Headings Descriptive	90
14.11	Amendment or Waiver; etc.	90
14.12	Survival	92
14.13	Domicile of Loans	92
14.14	Confidentiality	92
14.15	Register	92
14.16	Third Party Rights	93
14.17	Judgment Currency	93
14.18	Language	93

(iv)

14.19	Waiver of Immunity	94
14.20	“Know Your Customer” Notice	94
14.21	Release of Liens and the Parent Guaranty; Flag Jurisdiction Transfer	94
14.22	Partial Invalidity	95

SECTION 15.	Parent Guaranty	95

15.01	Guaranty and Indemnity	95
15.02	Continuing Guaranty	96
15.03	Reinstatement	96
15.04	Waiver of Defenses	96
15.05	Guarantor Intent	97
15.06	Immediate Recourse	97
15.07	Appropriations	97
15.08	Deferral of Guarantor’s Rights	97
15.09	Additional Security	98

SCHEDULE 1.01(a)	-	Commitments
SCHEDULE 1.01(b)	-	Existing Jewel Scheduled Repayments
SCHEDULE 1.01(c)	-	Mandatory Costs
SCHEDULE 5.06	-	[Intentionally omitted]
SCHEDULE 5.12	-	[Intentionally omitted]
SCHEDULE 6.10	-	Material Litigation
SCHEDULE 8.03	-	Existing Agreements
SCHEDULE 8.12	-	Capitalization
SCHEDULE 8.13	-	Subsidiaries
SCHEDULE 8.19	-	Collateral Vessel
SCHEDULE 8.21	-	Approved Classification Societies
SCHEDULE 9.03	-	Required Insurances
SCHEDULE 10.01	-	Existing Liens
SCHEDULE 14.03A	-	Credit Party Addresses
SCHEDULE 14.03B	-	Lender Addresses

EXHIBIT A	-	Form of Notice of Borrowing
EXHIBIT B	-	Form of BankAssure Report
EXHIBIT C	-	Form of Insurance Broker Certificate
EXHIBIT D	-	Form of Secretary’s Certificate
EXHIBIT E	-	Form of Transfer Certificate
EXHIBIT F	-	Form of Assignment of Earnings
EXHIBIT G	-	Form of Assignment of Insurances
EXHIBIT H	-	Form of Deed of Covenants
EXHIBIT I-1	-	Form of Vessel 1 Assignment of Contracts
EXHIBIT I-2	-	Form of Vessel 2 Assignment of Contracts
EXHIBIT J	-	Form of Solvency Certificate
EXHIBIT K	-	Form of Assignment Agreement
EXHIBIT L	-	Form of Compliance Certificate
EXHIBIT M-1	-	Form of Tranche A Intercreditor Agreement

(v)

EXHIBIT M-2	-	Form of Tranche B Intercreditor Agreement
EXHIBIT M-3	-	Form of Jewel Intercreditor Agreement
EXHIBIT N	-	Form of Security Trust Deed
EXHIBIT O-1	-	[Intentionally omitted]
EXHIBIT O-2	-	[Intentionally omitted]

Note: forms of Exhibits are not being amended on the Effective Date and are incorporated herein by reference to Exhibit 10.61 to amendment no. 4 to NCL Corporation Ltd.’s registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141).

(vi)

THIS CREDIT AGREEMENT, is made by way of deed November 18, 2010 (as amended and restated pursuant to a supplemental deed dated June 21, 2013), among NCL CORPORATION LTD., a Bermuda company with its registered office as of the Effective Date at Cumberland House, 9th Floor, 1 Victoria Street, Hamilton HM11, Bermuda (the “Parent”), NORWEGIAN JEWEL LIMITED, an Isle of Man company with its registered office as of the Effective Date at International House, Castle Hill, Victoria Road, Douglas, Isle of Man IM2 4RB (the “Borrower”), the Lenders party hereto from time to time, KFW IPEX-BANK GMBH, as Facility Agent (in such capacity, the “Facility Agent”) and as Collateral Agent under the Security Documents (in such capacity, the “Collateral Agent”), KFW IPEX-BANK GMBH, as Hermes Agent (in such capacity, the “Hermes Agent”), and each of HSBC BANK PLC and KFW IPEX-BANK GMBH, each in their capacity as joint lead arranger in respect of the credit facility provided for herein (together, the “Joint Lead Arrangers”). All capitalized terms used herein and defined in Section 1 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a multi-draw term loan credit facility (the “Jewel Term Loan Facility”) pursuant to which Loans have been and may be incurred to finance, in part, the construction and acquisition costs of the New Vessels and the related Hermes Premium;

WHEREAS, Pride of Hawaii, LLC, a Delaware limited liability company (the “Jade Borrower”), the Parent, the lenders from time to time party thereto, the Facility Agent, the Collateral Agent and the Hermes Agent have entered into that certain credit agreement (as amended, amended and restated, supplemented, novated or otherwise modified from time to time, the “Other Term Loan Facility” and collectively with the Jewel Term Loan Facility, the “Term Loan Facilities”) dated as of the date hereof pursuant to which loans thereunder have been and may be incurred to finance, in part, the construction and acquisition cost of the New Vessels and the related Hermes Premium;

WHEREAS, the Lenders and the lenders under the Other Term Loan Facility have agreed to commit to provide the Term Loan Facilities in an aggregate principal amount of up to €126,075,000 subject to and upon the terms and conditions set forth herein and in the Other Term Loan Facility; and

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the Jewel Term Loan Facility provided for herein.

NOW, THEREFORE, IT IS AGREED:

SECTION 1. Definitions and Accounting Terms

1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) and references to this Agreement or any other document (or to any specified provision of this Agreement or any other document) shall be construed as references to this Agreement, that provision or that document as from time to time amended, restated, supplemented and/or novated:

“Acceptable Bank” means (a) a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by S&P or A2 or higher by Moody’s or a comparable rating from an internationally recognized credit rating agency; or (b) any other bank or financial institution approved by each Agent.

“Acceptable Flag Jurisdiction” shall mean the Bahamas, Bermuda, Panama, the Marshall Islands, the United States or such other flag jurisdiction as may be acceptable to the Required Lenders in their reasonable discretion.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Capital Stock of any Person or otherwise causing any Person to become a Subsidiary of a Borrower, or (c) a merger, amalgamation or consolidation or any other combination with another Person.

“Adjusted Construction Price” shall mean, for each New Vessel, the sum of the Initial Construction Price of such New Vessel and the total permitted increases to the Initial Construction Price of such New Vessel pursuant to Permitted Change Orders (it being understood that the Final Construction Price may exceed the Adjusted Construction Price).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 10.05, an Affiliate of the Parent or any of its Subsidiaries, as applicable, shall include any Person that directly or indirectly owns more than 10% of any class of the Capital Stock of the Parent or such Subsidiary, as applicable, and any officer or director of the Parent or such Subsidiary. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary contained above, for purposes of Section 10.05, neither the Facility Agent, nor the Collateral Agent, nor the Joint Lead Arrangers nor any Lender (or any of their respective affiliates) shall be deemed to constitute an Affiliate of the Parent or its Subsidiaries in connection with the Credit Documents or its dealings or arrangements relating thereto.

“Affiliate Transaction” shall have the meaning provided in Section 10.05.

“Agent” or “Agents” shall mean, individually and collectively, the Facility Agent, the Collateral Agent and the Hermes Agent.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated or novated from time to time.

“Aggregate Initial Construction Price” shall mean the sum of the Initial Construction Price for Vessel 1 and the Initial Construction Price for Vessel 2.

“Apollo” shall mean Apollo Management, L.P., and its Affiliates.

“Applicable Margin” shall mean a percentage per annum equal to 0.95%.

“Appraised Value” of the Collateral Vessel at any time shall mean the fair market value or, as the case may be, the average of the fair market value of the Collateral Vessel on an individual charter free basis as set forth on the appraisal or, as the case may be, the appraisals most recently delivered to, or obtained by, the Facility Agent prior to such time pursuant to Section 9.01(c).

“Approved Appraisers” shall mean Brax Shipping AS; Barry Rogliano Salles S.A., Paris; Clarksons, London; R.S. Platou Shipbrokers, A.S., Oslo; and Fearnsale, a division of Astrup Fearnley AS, Oslo.

“Approved Stock Exchange” shall mean the New York Stock Exchange, NASDAQ or such other stock exchange in the United States of America, the United Kingdom or Hong Kong as is approved in writing by the Facility Agent or, in each case, any successor thereto.

“Assignment Agreement” shall mean an Assignment Agreement substantially in the form of Exhibit K (appropriately completed) or any other form agreed between the relevant assignor and assignee (and if required to be executed by the Borrower, the Borrower); provided that if such other form does not contain the undertaking set out in Clause 7 of Exhibit K it shall not be a Creditor Accession Undertaking as defined in, and for the purposes of, the ECF Intercreditor Agreements.

“Assignment of Earnings” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Assignments of Contracts” shall mean the Vessel 1 Assignment of Contracts and the Vessel 2 Assignment of Contracts.

“Assignment of Insurances” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Bankruptcy Code” shall have the meaning provided in Section 11.05(b).

“Basel II” shall mean the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement.

“Basel III” shall mean, together, “Basel III: A global regulatory framework for more resilient banks and banking systems” and “Basel III: International framework for liquidity risk measurement, standards and monitoring” both published by the Basel Committee on Banking Supervision on December 16, 2010.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of Loans from all the Lenders (other than any Lender which has not funded its share of a Borrowing in accordance with this Agreement) having Commitments on a given date.

“Borrowing Date” shall have the meaning provided in Section 2.02.

“Breakaway One” shall mean Breakaway One, Ltd., a Bermuda company.

“Breakaway One Facility” shall mean that certain Credit Agreement dated as of the date hereof among the Parent as guarantor, Breakaway One as borrower, various lenders party thereto, KfW IPEX-Bank GmbH, as facility agent, collateral agent and CIRR agent, Nordea Bank Norge ASA, as documentation agent, and Commerzbank AG, as Hermes agent.

“Breakaway Two” shall mean Breakaway Two, Ltd., a Bermuda company.

“Breakaway Two Facility” shall mean that certain Credit Agreement dated as of the date hereof among the Parent as guarantor, Breakaway Two as borrower, various lenders party thereto, KfW IPEX-Bank GmbH, as facility agent, collateral agent and CIRR agent, Nordea Bank Norge ASA, as documentation agent, and Commerzbank AG, as Hermes agent.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York, London, Frankfurt am Main or Norway a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Balance” shall mean, at any date of determination, the unencumbered and otherwise unrestricted cash and Cash Equivalents of the NCLC Group.

“Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by any Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least B-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by any other Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change of Control” shall mean:

(i)	any Third Party:

(A)	owns legally and/or beneficially and either directly or indirectly at least thirty three per cent (33%) of the ordinary share capital of the Parent; or

(B)	has the right or the ability to control either directly or indirectly the affairs of or the composition of the majority of the board of directors (or equivalent) of the Parent; and

at the same time as any of the events described in paragraphs (A) or (B) of this definition have occurred and are continuing, the Permitted Holders in the aggregate do not, directly or indirectly, beneficially own at least 51% of the issued Capital Stock of, and Equity Interest in, the Parent; or

(ii)	the Parent (or the parent company of the Parent, being on the Effective Date Norwegian Cruise Line Holdings Ltd.) ceases to be a listed company on an Approved Stock Exchange without the prior written consent of the Required Lenders,

(and, for the purpose of Section 11.16 “control” of any company, limited partnership or other legal entity (a “body corporate”) controlled by a Permitted Holder means that one or more members of a Permitted Holder in the aggregate has, directly or indirectly, the power to direct the management and policies of such a body corporate, whether through the ownership of more than 50% of the issued voting capital of that body corporate or by contract, trust or other arrangement).

“Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Earnings and Insurance Collateral, the Construction Risk Insurances in respect of each New Vessel, the Collateral Vessel, the Refund Guarantees in respect of each New Vessel, the Construction Contracts in respect of each New Vessel and all cash and Cash Equivalents at any time delivered as collateral thereunder or as collateral required hereunder.

“Collateral Agent” shall have the meaning provided in the first paragraph of this agreement, and shall include any successor thereto acting as mortgagee, security trustee or collateral agent for the Secured Creditors pursuant to the Security Documents.

“Collateral and Guaranty Requirements” shall mean with respect to the Collateral Vessel, the requirement that:

(i) the Borrower shall have duly authorized, executed and delivered an Assignment of Earnings substantially in the form of Exhibit F or otherwise reasonably acceptable to the Joint Lead Arrangers (as modified, supplemented or amended from time to time, the “Assignment of Earnings”) and an Assignment of Insurances substantially in the form of Exhibit G or otherwise reasonably acceptable to the Joint Lead Arrangers (as modified, supplemented or amended from time to time, the “Assignment of Insurances”), in each case (to the extent incorporated into or required by such Exhibits or otherwise agreed by the Borrower and the Joint Lead Arrangers) with appropriate notices, acknowledgements and consents relating thereto, together covering all of the Borrower’s present and future Earnings and Insurance Collateral, in each case together with:

(a) proper financing statements (Form UCC-1 or the equivalent) fully prepared for filing in accordance with the UCC or in other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect or give notice to third parties of, as the case may be, the security interests purported to be created by the Assignment of Earnings and the Assignment of Insurances; and

(b) certified copies of lien search results (Form UCC11) listing all effective financing statements that name each Credit Party as debtor and that are filed in the District of Columbia and Florida, together with Form UCC-3 Termination Statements (or such other termination statements as shall be required by local law) fully prepared for filing if required by applicable law to terminate any financing statement which covers the Collateral except to the extent evidencing Permitted Liens.

(ii) the Borrower shall have duly authorized, executed and delivered, and caused to be registered in the appropriate vessel registry a mortgage and a deed of covenants (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, and together with the Vessel Mortgage delivered pursuant to the definition of Flag Jurisdiction Transfer, the “Vessel Mortgage”), substantially in the form of Exhibit H or otherwise reasonably acceptable to the Joint Lead Arrangers with respect to the Collateral Vessel, and the Vessel Mortgage shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable security interest, in and Lien upon the Collateral Vessel, which shall be prior to any other Liens and security interest in the Collateral Vessel other than Permitted Liens (which Permitted Liens shall include, for the avoidance of doubt, the Liens pursuant to the Senior Loan Agreements);

(iii) all filings, deliveries of notices and other instruments and other actions by the Credit Parties and/or the Collateral Agent necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve the security interests described in clauses (i) through and including (iii) above shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent; and

(iv) the Facility Agent shall have received each of the following:

(a) certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of the Collateral Vessel by the Borrower; and

(b) the results of maritime registry searches with respect to the Collateral Vessel, indicating that the Collateral Vessel has been deleted from all new building registers and that there are no record liens other than Liens in favor of the Collateral Agent and/or the Lenders and Permitted Liens; and

(c) class certificates reasonably satisfactory to it from Det Norske Veritas or another classification society listed on Schedule 8.21 hereto (or another internationally recognized classification society reasonably acceptable to the Facility Agent), indicating that the Collateral Vessel meets the criteria specified in Section 8.21; and

(d) certified copies of all Management Agreements; and

(e) certified copies of all ISM and ISPS Code documentation for the Collateral Vessel; and

(f) the Facility Agent shall have received a report, in substantially the form of Exhibit B or otherwise reasonably acceptable to the Facility Agent, from BankAssure or another firm of independent marine insurance brokers reasonably acceptable to the Facility Agent with respect to the insurance maintained (or to be maintained) by the Credit Parties in respect of the Collateral Vessel, together with a certificate in substantially the form of Exhibit C or otherwise reasonably acceptable to the Facility Agent, from another broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds and (ii) include the Required Insurance. In addition, the Borrower shall reimburse the Facility Agent for the reasonable and documented costs of procuring customary mortgagee interest insurance and additional perils insurance in connection with the Collateral Vessel as contemplated by Section 9.03 (including Schedule 9.03).

“Collateral Disposition” shall mean (i) the sale, lease, transfer or other disposition of the Collateral Vessel by the Borrower to any Person (it being understood that a Permitted Chartering Arrangement is not a Collateral Disposition) or the sale of 100% of the Capital Stock of the Borrower or (ii) any Event of Loss of the Collateral Vessel.

“Collateral Vessel” shall mean the vessel owned by the Borrower and known on the date hereof as the NORWEGIAN JEWEL (IMO 9304045).

“Commitment” shall mean, for each Lender, at any time, an amount equal to such Lender’s Percentage of the Total Allocable Commitments. The maximum Commitment of each Lender on the Effective Date is set forth on Schedule 1.01(a).

“Commitment Letter” shall mean the commitment letter, dated October 11, 2010, among the Parent, the Hermes Agent, Commerzbank Aktiengesellschaft (as successor to Deutsche Schiffsbank Aktiengesellschaft), DNB Bank ASA (formerly DnB NOR Bank ASA), HSBC Bank plc, KfW IPEX-Bank GmbH and Nordea Bank Norge ASA.

“Commitment Termination Date” shall mean December 8, 2014.

“Commitment Commission” shall have the meaning provided in Section 3.01(a).

“Consolidated Debt Service” shall mean, for any relevant period, the sum (without double counting), determined in accordance with GAAP, of:

(i) the aggregate principal payable or paid during such period on any Indebtedness for Borrowed Money of any member of the NCLC Group, other than:

(a) principal of any such Indebtedness for Borrowed Money prepaid at the option of the relevant member of the NCLC Group or by virtue of “cash sweep” or “special liquidity” cash sweep provisions (or analogous provisions) in any debt facility of the NCLC Group;

(b) principal of any such Indebtedness for Borrowed Money prepaid upon a sale or an Event of Loss of any vessel (as if references in that definition were to all vessels and not just the Collateral Vessel) owned or leased under a capital lease by any member of the NCLC Group; and

(c) balloon payments of any such Indebtedness for Borrowed Money payable during such period (and for the purpose of this paragraph (c) a “balloon payment” shall not include any scheduled repayment installment of such Indebtedness for Borrowed Money which forms part of the balloon);

(ii) Consolidated Interest Expense for such period;

(iii) the aggregate amount of any dividend or distribution of present or future assets, undertakings, rights or revenues to any shareholder of any member of the NCLC Group (other than the Parent, or one of its wholly owned Subsidiaries) or any Dividends other than the tax distributions described in Section 10.03(ii) in each case paid during such period; and

(iv) all rent under any capital lease obligations by which the Parent, or any consolidated Subsidiary is bound which are payable or paid during such period and the portion of any debt discount that must be amortized in such period, as calculated in accordance with GAAP and derived from the then latest consolidated unaudited financial statements of the NCLC Group delivered to the Facility Agent in the case of any period ending at the end of any of the first three fiscal quarters of each fiscal year of the Parent and the then latest audited consolidated financial statements (including all additional information and notes thereto) of the Parent and its consolidated Subsidiaries together with the auditors’ report delivered to the Facility Agent in the case of the final quarter of each such fiscal year.

“Consolidated EBITDA” shall mean, for any relevant period, the aggregate of:

(i) Consolidated Net Income from the Parent’s operations for such period; and

(ii) the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of gains and losses from the sale of assets or reserves relating thereto, Consolidated Interest Expense, depreciation and amortization, impairment charges and any other non-cash charges and deferred income tax expense for such period.

“Consolidated Interest Expense” shall mean, for any relevant period, the consolidated interest expense (excluding capitalized interest) of the NCLC Group for such period.

“Consolidated Net Income” shall mean, for any relevant period, the consolidated net income (or loss) of the NCLC Group for such period as determined in accordance with GAAP.

“Construction Contract” shall mean the Vessel 1 Construction Contract and/or the Vessel 2 Construction Contract, as applicable.

“Construction Risk Insurances” shall mean any and all insurance policies related to a Construction Contract and the construction of a New Vessel.

“Credit Documents” shall mean this Agreement, Sections 7 and 8 of the Commitment Letter, each Security Document, the Security Trust Deed, any Transfer Certificate, any Assignment Agreement, each Intercreditor Agreement and, after the execution and delivery thereof, each additional guaranty or additional security document executed pursuant to Section 9.10.

“Credit Document Obligations” shall mean, except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of each Credit Party to the Lender Creditors (provided, in respect of the Lender Creditors which are Lenders, such aforementioned obligations, liabilities and indebtedness shall arise only for such Lenders (in such capacity) in respect of Loans and/or Commitments), whether now existing or hereafter incurred under, arising out of, or in connection with this Agreement and the other Credit Documents to which such Credit Party is a party (including, in the case of each Credit Party that is a Guarantor, all such obligations, liabilities and indebtedness of such Credit Party under the Parent Guaranty) and the due performance and compliance by such Credit Party with all of the terms, conditions and agreements contained in this Agreement and in such other Credit Documents.

“Credit Party” shall mean the Borrower, the Parent, each Subsidiary of the Parent that owns a direct interest in the Borrower, until the Vessel 1 Delivery Date, Breakaway One and, until the Vessel 2 Delivery Date, Breakaway Two.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Delivery Date” shall mean the Vessel 1 Delivery Date and/or the Vessel 2 Delivery Date, as applicable.

“Discharged Rights and Obligations” shall have the meaning provided in Section 13.06(c).

“Dispute” shall have the meaning provided in Section 14.07(b).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale), in each case prior to 91 days after the later of the Tranche A Loan Maturity Date and the Tranche B Loan Maturity Date; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Disruption Event” means either or both of:

(a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with this Agreement (or otherwise in order for the transactions contemplated by the Credit Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the parties to this Agreement; or

(b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a party to this Agreement preventing such party, or any other party to this Agreement:

(i) from performing its payment obligations under the Credit Documents; or

(ii) from communicating with other parties to this Agreement in accordance with the terms of the Credit Documents,

and which (in either such case) is not caused by, and is beyond the control of, the party to this Agreement whose operations are disrupted.

“Dividend” shall mean, with respect to any Person, that such Person or any Subsidiary of such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or the holders of options or warrants issued by such Person with respect to its Capital Stock or membership interests or authorized or made any other distribution, payment or delivery of property (other than common stock or the right to purchase any of such stock of such Person) or cash to its stockholders, partners or members or the holders of options or warrants issued by such Person with respect to its Capital Stock or membership interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its Capital Stock or any other Capital Stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its Capital Stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the Capital Stock or any other Equity Interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its Capital Stock or other Equity Interests). Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

“Dollars” and the sign “$” shall each mean lawful money of the United States.

“Dollar Availability” shall mean, on any Borrowing Date, a Dollar amount equal to the excess of:

(x) the aggregate principal amount of Existing Jewel Loans that the Borrower has repaid from and after the Original Execution Date and up to and including such Borrowing Date as determined pursuant to the schedule of repayments of Existing Jewel Loans as set forth on Schedule 1.01(b) (“Existing Jewel Scheduled Repayments”) (subject to Dollar-to-Dollar reduction to the extent the Borrower shall not have made the Existing Jewel Scheduled Repayments as of such Borrowing Date); provided that such amount may be increased by the amount of voluntary and mandatory prepayments (other than of the Existing Jewel Scheduled Repayments) of Existing Jewel Loans that the Borrower has made on or prior to such Borrowing Date in 2011, 2012, 2013 and 2014, minus

(y) the Dollar amount of Loans borrowed prior to such Borrowing Date under this Agreement.

“Dollar Maximum Amount” shall mean $94,576,192.83, or such greater amount as shall be agreed in writing by the Facility Agent, Hermes and the Parent.

“Dollar Equivalent” shall mean, with respect to the Euro denominated Commitments being utilized on a Borrowing Date, the amount calculated by applying (x) in the event that the Borrower and/or the Parent have entered into Earmarked Foreign Exchange Arrangements with respect to the installment payment to be partially financed by the Loans to be disbursed on such Borrowing Date, the EUR/USD weighted average rate with respect to such Borrowing Date (i) as notified by the Borrower to the Facility Agent in the Borrowing Notice at least three Business Days prior to the relevant Borrowing Date, (ii) which EUR/USD weighted average rate for any particular set of Earmarked Foreign Exchange Arrangements shall take account of all applicable foreign exchange spot, forward and derivative arrangements, including collars, options and the like, entered into in respect of such Borrowing Date and (iii) for which the Borrower has provided evidence to the Facility Agent to determine which foreign exchange arrangements (including spot transactions) will be the Earmarked Foreign Exchange Arrangements that shall apply to such Borrowing Date and (y) in the event that the Borrower and/or the Parent have not entered into Earmarked Foreign Exchange Arrangements with respect to the installment payment to be partially or wholly funded by the Loans to be disbursed on such Borrowing Date, the Spot Rate applicable to such Borrowing Date.

“Dormant Subsidiary” means a Subsidiary that owns assets in an amount equal to no more than $5,000,000 or is dormant or otherwise inactive.

“Earmarked Foreign Exchange Arrangements” shall mean the Euro/Dollar foreign exchange arranged by the Borrower and/or the Parent in connection with an installment payment to be partially financed by the Loans to be disbursed on the date on which such installment payment is to be made.

“Earnings and Insurance Collateral” shall mean all “Earnings” and “Insurances”, as the case may be, as defined in the respective Assignment of Earnings and the Assignment of Insurances.

“ECF Borrowers” shall mean Breakaway One with respect to the Breakaway One Facility and Breakaway Two with respect to the Breakaway Two Facility.

“ECF Collateral” shall mean all property (whether real or personal) with respect to which any security interest shall have been granted (or purported to be granted) pursuant to the Assignments of Contracts.

“ECF Loans” shall mean loans made to an ECF Borrower under the relevant Export Credit Facility.

“ECF Intercreditor Agreements” shall mean the Tranche A Intercreditor Agreement and the Tranche B Intercreditor Agreement.

“Effective Date” shall mean the “First Restatement Date” as defined in the Third Supplemental Deed.

“Eligible Transferee” shall mean and include a commercial bank, insurance company, financial institution, fund or other Person which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement.

“Environmental Approvals” shall have the meaning provided in Section 8.17(b).

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Parent or any of its Subsidiaries, relating to the environment, and/or Hazardous Materials, including, without limitation, CERCLA; OPA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Environmental Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euro” and the sign “€” shall each mean single currency in the member states of the European Communities that adopt or have adopted the Euro as its lawful currency under the legislation of the European Union for European Monetary Union.

“Eurodollar Rate” shall mean with respect to each Interest Period for a Loan, the offered rate for deposits of Dollars for a period equivalent to such period at or about 11:00 A.M. (Frankfurt time) on the second Business Day before the first day of such period as is displayed on Reuters LIBOR 01 Page (or such other service as may be nominated by the British Bankers’ Association as the information vendor for displaying the London Interbank Offered Rates of major banks in the London Interbank Market) (the “Screen Rate”), provided that if on such date no such rate is so displayed, the Eurodollar Rate for such period shall be the arithmetic average (rounded up to five decimal places) of the rate quoted to the Facility Agent by the Reference Banks for deposits of Dollars in an amount approximately equal to the amount in relation to which the Eurodollar Rate is to be determined for a period equivalent to such applicable Interest Period by the prime banks in the London interbank Eurodollar market at or about 11:00 A.M. (Frankfurt time) on the second Business Day before the first day of such period (in each case rounded up to five decimal places).

“Event of Default” shall have the meaning provided in Section 11.

“Event of Loss” shall mean any of the following events: (x) the actual or constructive total loss of the Collateral Vessel or the agreed or compromised total loss of the Collateral Vessel; or (y) the capture, condemnation, confiscation, requisition (but excluding any requisition for hire by or on behalf of any government or governmental authority or agency or by any persons acting or purporting to act on behalf of any such government or governmental authority or agency), purchase, seizure or forfeiture of, or any taking of title to, the Collateral Vessel. An Event of Loss shall be deemed to have occurred: (i) in the event of an actual loss of the Collateral Vessel, at the time and on the date of such loss or if such time and date are not known at noon Greenwich Mean Time on the date which the Collateral Vessel was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of the Collateral Vessel, at the time and on the date on which notice claiming the loss of the Collateral Vessel is given to the insurers; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person making the same. Notwithstanding the foregoing, if the Collateral Vessel shall have been returned to the Borrower or any Subsidiary of the Borrower following any event referred to in clause (y) above prior to the date upon which payment is required to be made under Section 4.02(b) hereof, no Event of Loss shall be deemed to have occurred by reason of such event so long as the requirements set forth in Section 9.10 have been satisfied.

“Excluded Taxes” shall have the meaning provided in Section 4.04(a).

“Existing Jewel Facility” shall mean that certain secured loan agreement dated 20 April 2004 between the Borrower, the several banks party thereto as arrangers and underwriters, the several banks party thereto as lenders, HSBC Bank plc as agent, KfW IPEX-Bank GmbH as Hermes agent and HSBC Bank plc as trustee, including all amendments, amendments and restatements, supplements, novations or other modifications thereto.

“Existing Jewel Loans” shall mean all loans and other advances made to the Borrower under the Existing Jewel Facility.

“Existing Jewel Scheduled Repayments” shall have the meaning provided in the definition of “Dollar Availability”.

“Existing Lender” shall have the meaning provided in Section 13.01.

“Export Credit Documents” shall mean the “Credit Documents” as defined in the Export Credit Facilities.

“Export Credit Facilities” shall mean the Breakaway One Facility and the Breakaway Two Facility.

“Facility Agent” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

“Facility Office” means (a) in respect of a Lender, the office or offices notified by that Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or (b) in respect of any other Lender Creditor, the office in the jurisdiction in which it is resident for tax purposes.

“Final Construction Price” shall mean the actual final construction price of a New Vessel.

“Flag Jurisdiction Transfer” shall mean the transfer of the registration and flag of the Collateral Vessel from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction, provided that the following conditions are satisfied with respect to such transfer:

(i) On each Flag Jurisdiction Transfer Date, the Borrower shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Vessel Mortgage that is reasonably satisfactory in form and substance to the Facility Agent with respect to the Collateral Vessel and such Vessel Mortgage shall be effective to create in favor of the Collateral Agent and/or the Lenders a legal, valid and enforceable first priority security interest, in and lien upon the Collateral Vessel, subject only to Permitted Liens. All filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve such security interests shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent.

(ii) On each Flag Jurisdiction Transfer Date, to the extent that any Security Documents are released or discharged pursuant to Section 14.21(b), the Borrower shall have duly authorized, executed and delivered corresponding Security Documents in favor of the Collateral Agent for the new Acceptable Flag Jurisdiction.

(iii) On each Flag Jurisdiction Transfer Date, the Facility Agent shall have received from counsel, an opinion addressed to the Facility Agent and each of the Lenders and dated such Flag Jurisdiction Transfer Date, which shall (x) be in form and substance reasonably acceptable to the Facility Agent and (y) cover the recordation of the security interests granted pursuant to the Vessel Mortgage to be delivered on such date and such other matters incident thereto as the Facility Agent may reasonably request.

(iv) On each Flag Jurisdiction Transfer Date:

(A) The Facility Agent shall have received (x) certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of the Collateral Vessel transferred on such date by the Borrower and (y) the results of maritime registry searches with respect to the Collateral Vessel transferred on such date, indicating no recorded liens other than Liens in favor of the Collateral Agent and/or the Lenders and, if applicable and to the extent recordable, Permitted Liens.

(B) The Facility Agent shall have received a report, in form and scope reasonably satisfactory to the Facility Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Facility Agent with respect to the insurance maintained by the Borrower in respect of the Collateral Vessel transferred on such date, together with a certificate from another broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Facility Agent and/or the Lenders as mortgagee and (ii) conform with the Required Insurance applicable to the Collateral Vessel.

(v) On or prior to each Flag Jurisdiction Transfer Date, the Facility Agent shall have received a certificate, dated the Flag Jurisdiction Transfer Date, signed by any one of the chairman of the board, the president, any vice president, the treasurer or an authorized manager, member, general partner, officer or attorney-in-fact of the Borrower, certifying that (A) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect or that no such approvals and/or consents are required, (B) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer or the other related transactions contemplated by this Agreement and (C) copies of resolutions approving the Flag Jurisdiction Transfer of the Borrower and any other related matters the Facility Agent may reasonably request.

(vi) On each Flag Jurisdiction Transfer Date, the Collateral and Guaranty Requirements for the Collateral Vessel shall have been satisfied or waived by the Facility Agent for a specific period of time.

“Flag Jurisdiction Transfer Date” shall mean the date on which a Flag Jurisdiction Transfer occurs.

“Free Liquidity” shall mean, at any date of determination, the aggregate of the Cash Balance and any Commitments under this Agreement or any other amounts available for drawing under other revolving or other credit facilities of the NCLC Group, which remain undrawn, could be drawn for general working capital purposes or other general corporate purposes and would not, if drawn, be repayable within six months.

“GAAP” shall have the meaning provided in Section 14.06(a).

“Grace Period” shall have the meaning provided in Section 11.05(c).

“Guarantor” shall mean Parent.

“Hazardous Materials” shall mean: (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

“Hermes” shall mean the Federal Republic of Germany represented by the Federal Ministry of Economics and Technology (Bundesministerium für Wirtschaft und Technologie) represented by Euler Hermes Kreditversicherungs-AG and PriceWaterhouseCoopers Wirtschaftsprüfungsgesellschaft AG.

“Hermes Agent” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto, acting as attorney-in-fact for the Lenders with respect to the Hermes Cover to the extent described in this Agreement.

“Hermes Cover” shall mean the export credit guarantee (Exportkreditgarantie) on the terms of Hermes’ Declaration of Guarantee (Gewährleistungs-Erklärung) for 95% of the principal amount of the Loans and any interests and secondary financing costs of the Federal Republic of Germany acting through Euler Hermes Kreditversicherungs-AG for the period of the Loans on the terms and conditions applied for by the Lenders, and shall include any successor thereto (it being understood that the Hermes Cover shall be issued on the basis of Hermes’ applicable Hermes guidelines (Richtlinien) and general terms and conditions (Allgemeine Bedingungen)).

“Hermes Insurance Premium” shall mean the amount payable in Euro by the Borrower and the Jade Borrower to Hermes through the Hermes Agent in respect of the Hermes Cover relating to the Term Loan Facilities, which shall not in the aggregate for the Jade Term Loan Facility and the Other Term Loan Facility exceed €[*].

“Hermes Issuing Fees” shall mean the €[*] payable in Euro by the Borrower to Hermes through the Hermes Agent by way of handling fees in respect of the Hermes Cover.

“Hermes Premium” shall mean the aggregate of the Hermes Issuing Fees and the Hermes Insurance Premium.

“Impaired Agent” shall mean an Agent at any time when:

(i)	it has failed to make (or has notified a party to this Agreement that it will not make) a payment required to be made by it under the Credit Documents by the due date for payment;

(ii)	such Agent otherwise rescinds or repudiates a Credit Document;

(iii)	(if such Agent is also a Lender) it is a Defaulting Lender; or

(iv)	an Insolvency Event has occurred and is continuing with respect to such Agent unless, in the case of paragraph (i) above: (a) its failure to pay is caused by administrative or technical error or a Disruption Event, and payment is made within five Business Days of its due date; or (b) such Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Indebtedness” shall mean any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent including, without limitation, pursuant to an Interest Rate Protection Agreement or Other Hedging Agreement.

“Indebtedness for Borrowed Money” shall mean Indebtedness (whether present or future, actual or contingent, long-term or short-term, secured or unsecured) in respect of:

(i)	moneys borrowed or raised;

(ii)	the advance or extension of credit (including interest and other charges on or in respect of any of the foregoing);

(iii)	the amount of any liability in respect of leases which, in accordance with GAAP, are capital leases;

(iv)	the amount of any liability in respect of the purchase price for assets or services payment of which is deferred for a period in excess of 180 days;

(v)	all reimbursement obligations whether contingent or not in respect of amounts paid under a letter of credit or similar instrument; and

(vi)	(without double counting) any guarantee of Indebtedness falling within paragraphs (i) to (v) above;

provided that the following shall not constitute Indebtedness for Borrowed Money:

(a)	loans and advances made by other members of the NCLC Group which are subordinated to the rights of the Lenders;

(b)	loans and advances made by any shareholder of the Parent which are subordinated to the rights of the Lenders on terms reasonably satisfactory to the Facility Agent; and

(c)	any liabilities of the Parent or any other member of the NCLC Group under any Interest Rate Protection Agreement or any Other Hedging Agreement or other derivative transactions of a non-speculative nature.

“Information” shall have the meaning provided in Section 8.10(a).

“Initial Borrowing Dates” shall mean the Tranche A Initial Borrowing Date and the Tranche B Initial Borrowing Date.

“Initial Construction Price” shall mean for each New Vessel an amount of up to €615,000,000 for the construction of such New Vessel in each case pursuant to the relevant Construction Contract, payable by the relevant ECF Borrower to the Yard through the four installments of the Initial Contract Price referred to in Article 8, Clauses 2.1(i) through and including (iv) of each Construction Contract (each, a “Pre-delivery Installment”) and the installment of the Initial Contract Price referred to in Article 8, Clause 2.1(v) of each Construction Contract.

“Insolvency Event” in relation to any of the parties to this Agreement shall mean that such party:

(i)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(ii)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(iii)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(iv)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(v)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (iv) above and (a) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (b) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(vi)	has exercised in respect of it one or more of the stabilization powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(vii)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(viii)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(ix)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(x)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (i) to (ix) above; or

(xi)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intercreditor Agreements” shall mean the Jewel Intercreditor Agreement and the ECF Intercreditor Agreements.

“Interest Determination Date” shall mean, with respect to any Loan, the second Business Day prior to the commencement of any Interest Period relating to such Loan.

“Interest Period” shall have the meaning provided in Section 2.07.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement entered into between a Lender or its Affiliate, or a Joint Lead Arranger or its Affiliate, and the Parent and/or the Borrower in relation to the Credit Document Obligations of the Borrower under this Agreement.

“Investments” shall have the meaning provided in Section 10.04.

“Jewel Collateral” shall mean all Collateral other than the ECF Collateral.

“Jewel Intercreditor Agreement” shall mean the deed of co-ordination between the Borrower, HSBC Bank plc as first mortgagee and the Collateral Agent as original fourth but now second mortgagee.

“Jewel Term Loan Facility” shall have the meaning provided in the recitals hereto.

“Joint Lead Arrangers” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

“Lender” shall mean each financial institution listed on Schedule 1.01(a), as well as any Person which becomes a “Lender” hereunder pursuant to Section 13.

“Lender Creditors” shall mean the Lenders holding from time to time outstanding Loans and/or Commitments, and the Agents, each in their respective capacities.

“Lender Default” shall mean, as to any Lender, (i) the wrongful refusal (which has not been retracted) of such Lender or the failure of such Lender to make available its portion of any Borrowing, unless such failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within three Business Days of its due date; (ii) such Lender having been deemed insolvent or having become the subject of a takeover by a regulatory authority or with respect to which an Insolvency Event has occurred and is continuing; (iii) such Lender having notified the Facility Agent and/or any Credit Party (x) that it does not intend to comply with its obligations under Section 2.01 in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under such Section or (y) of the events described in preceding clause (ii); or (iv) if such Lender is a lender under an Export Credit Facility, such Lender not being in compliance with its refinancing obligations under its respective “Refinancing Agreement” under and as defined in either Export Credit Facility.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lim Family” shall mean:

(i) the late Tan Sri Lim Goh Tong;

(ii) his spouse;

(iii) his direct lineal descendants;

(iv) the personal estate of any of the above persons; and

(v) any trust created for the benefit of one or more of the above persons and their estates.

“Loan” and “Loans” shall have the meaning provided in Section 2.01.

“Management Agreements” shall mean any agreements entered into by the Borrower with the Manager or such other commercial manager and/or a technical manager (in each case reasonably acceptable to the Facility Agent, it being understood that NCL (Bahamas) Ltd. is acceptable) with respect to the management of the Collateral Vessel.

“Manager” shall mean the company providing commercial and technical management and crewing services for the Collateral Vessel pursuant to the Management Agreements, which as of the first Initial Borrowing Date is NCL (Bahamas) Ltd., a company organized and existing under the laws of Bermuda.

“Mandatory Costs” means the percentage rate per annum calculated in accordance with Schedule 1.01(c).

“Market Disruption Event” shall mean:

(i) at or about noon on the Interest Determination Date for the relevant Interest Period the Screen Rate is not available and none or (unless at such time there is only one Lender) only one of the Lenders supplies a rate to the Facility Agent to determine the Eurodollar Rate for the relevant Interest Period; or

(ii) before 5:00 P.M. Frankfurt time on the Interest Determination Date for the relevant Interest Period, the Facility Agent receives notifications from Lenders the sum of whose Commitments and/or outstanding Loans at such time equal at least 50% of the sum of the Total Allocable Commitment and/or aggregate outstanding Loans of the Lenders at such time that (x) the cost to such Lenders of obtaining matching deposits in the London interbank Eurodollar market for the relevant Interest Period would be in excess of the Eurodollar Rate for such Interest Period or (y) such Lenders are unable to obtain funding in the London interbank Eurodollar market.

“Material Adverse Effect” shall mean the occurrence of anything since December 31, 2012 which has had or would reasonably be expected to have a material adverse effect on (x) the property, assets, business, operations, liabilities, or condition (financial or otherwise) of the Parent and its subsidiaries taken as a whole, (y) the consummation of the transactions hereunder, the acquisition of a New Vessel and the relevant Construction Contract, or (z) the rights or remedies of the Lenders, or the ability of the Parent and its relevant Subsidiaries to perform their obligations owed to the Lenders and the Agents under this Agreement.

“Materials of Environmental Concern” shall have the meaning provided in Section 8.17(a).

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“NCLC Fleet” shall mean the vessels owned by the companies in the NCLC Group.

“NCLC Group” shall mean the Parent and its Subsidiaries.

“New Lender” shall mean a Person who has been assigned the rights or transferred the rights and obligations of an Existing Lender, as the case may be, pursuant to the provisions of Section 13.

“New Vessels” shall mean Vessel 1 and Vessel 2.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Notice of Borrowing” shall have the meaning provided in Section 2.03.

“Notice Office” shall mean in the case of the Facility Agent and the Hermes Agent, the office of the Facility Agent and the Hermes Agent located at Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany, Attention: X2a4 – Maritime Industries, Claudia Wenzel, fax: +49 69 7431 3768, email: claudia.wenzel@kfw.de or such other office as the Facility Agent or the Hermes Agent may hereafter designate in writing as such to the other parties hereto.

“OPA” shall mean the Oil Pollution Act of 1990, as amended, 33 U.S.C. § 2701 et seq.

“Original Execution Date” shall mean November 18, 2010 being the date of execution of this Agreement.

“Other Creditors” shall mean any Lender or any Affiliate thereof and their successors, transferees and assigns if any (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason), together with such Lender’s or Affiliate’s successors, transferees and assigns, with which the Parent and/or the Borrower enters into any Interest Rate Protection Agreements or Other Hedging Agreements from time to time.

“Other Hedging Agreement” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements entered into between a Lender or its Affiliate, or a Joint Lead Arranger or its Affiliates, and the Parent and/or the Borrower in relation to the Credit Document Obligations of the Borrower under this Agreement and designed to protect against the fluctuations in currency or commodity values.

“Other Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by any Credit Party to the Other Creditors under, or with respect to, any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Credit Party with all of the terms, conditions and agreements contained therein.

“Other Term Loan Credit Documents” shall mean collectively, the “Credit Documents” as defined in the Other Term Loan Facility.

“Other Term Loan Facility” shall have the meaning provided in the recitals hereto.

“Parent” shall have the meaning provided in the first paragraph of this Agreement.

“Parent Guaranty” shall mean the guaranty of the Parent pursuant to Section 15.

“PATRIOT Act” shall mean the USA PATRIOT Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)).

“Payment Date” shall mean the last Business Day of each December, March, June and September, commencing with December, 2010.

“Payment Office” shall mean the office of the Facility Agent located at Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany, or such other office as the Facility Agent may hereafter designate in writing as such to the other parties hereto.

“Percentage” for each Lender shall equal the percentage set forth opposite each Lender’s name on Schedule 1.01(a) hereto as such percentage may be adjusted from time to time as a result of assignments and/or transfers to or from such Lender pursuant to Sections 2.11 or 13.04(b).

“Permitted Change Orders” shall mean change orders and similar arrangements under a Construction Contract which increase the relevant Initial Construction Price to the extent that the aggregate amount of such increases does not exceed [*]% of such Initial Construction Price (it being understood that the actual amount of change orders and similar arrangements may exceed [*]% of such Initial Construction Price).

“Permitted Chartering Arrangements” shall mean:

(i)	any charter or other form of deployment (other than a demise or bareboat charter) of the Collateral Vessel made between members of the NCLC Group;

(ii)	any demise or bareboat charter of the Collateral Vessel made between members of the NCLC Group provided that (a) each of the Borrower and the charterer assigns the benefit of any such charter or sub-charter to the Collateral Agent, (b) each of the Borrower and the charterer assigns its interest in the insurances and earnings in respect of the Collateral Vessel to the Collateral Agent, and (c) the charterer agrees to subordinate its interests in the Collateral Vessel to the interests of the Collateral Agent as mortgagee of the Collateral Vessel, all on terms and conditions reasonably acceptable to the Collateral Agent;

(iii)	any charter or other form of deployment of the Collateral Vessel to a charterer that is not a member of the NCLC Group provided that no such charter or deployment shall be made (a) on a demise or bareboat basis, or (b) for a period which, including the exercise of any options for extension, could be for longer than 13 months, or (c) other than at or about market rate at the time when the charter or deployment is fixed; and

(iv)	any charter or other form of deployment in respect of the Collateral Vessel entered into after the Original Execution Date and which is permissible under the provisions of any financing documents relating to the Collateral Vessel.

“Permitted Holders” shall mean (i) the Lim Family (together or individually) and (ii) Apollo and any Person directly controlled by Apollo.

“Permitted Liens” shall have the meaning provided in Section 10.01.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision, department or instrumentality thereof.

“Pre-delivery Installment” shall have the meaning provided in the definition of “Initial Construction Price”.

“Pro Rata Share” shall have the definition provided in Section 4.05.

“Projections” shall mean any projections and any forward-looking statements (including statements with respect to booked business) of the NCLC Group furnished to the Lenders or the Facility Agent by or on behalf of any member of the NCLC Group prior to the Effective Date.

“Reference Banks” shall mean each Joint Lead Arranger.

“Refund Guarantee” shall mean a refund guarantee arranged by the Yard in respect of a Pre-delivery Installment and provided by one or more financial institutions contemplated by the relevant Construction Contract, or by other financial institutions reasonably satisfactory to the Joint Lead Arrangers, as credit support for the Yard’s obligations thereunder.

“Register” shall have the meaning provided in Section 14.15.

“Relevant Obligations” shall have the meaning provided in Section 13.07(c)(ii).

“Replaced Lender” shall have the meaning provided in Section 2.11.

“Replacement Lender” shall have the meaning provided in Section 2.11.

“Representative” shall have the meaning provided in Section 4.05(d).

“Required Insurance” shall have the meaning provided in Section 9.03.

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders, the sum of whose outstanding Commitments and/or principal amount of Loans at such time represent an amount greater than 66- 2/3% of the sum of the Total Allocable Commitment (less the aggregate Commitments of all Defaulting Lenders at such time) and the aggregate principal amount of outstanding Loans (less the amount of outstanding Loans of all Defaulting Lenders at such time).

“S&P” shall mean Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Scheduled Repayment” shall have the meaning provided in Section 4.02(a).

“Screen Rate” shall have the meaning specified in the definition of Eurodollar Rate.

“Secured Creditors” shall mean the “Secured Creditors” as defined in the Security Documents.

“Secured Obligations” shall mean (i) the Credit Document Obligations, (ii) the Other Obligations, (iii) any and all sums advanced by any Agent in order to preserve the Collateral or preserve the Collateral Agent’s security interest in the Collateral on behalf of the Lenders, (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Credit Parties referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the expenses in connection with retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder on behalf of the Lenders, together with reasonable attorneys’ fees and court costs, and (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under the Security Documents.

“Security Documents” shall mean, as applicable, the Assignments of Contracts, the Assignment of Earnings, the Assignment of Insurances, the Vessel Mortgage, and, after the execution thereof, each additional security document executed pursuant to Sections 9.10 and/or 12.01(b).

“Security Trust Deed” shall mean the Security Trust Deed executed by, inter alia, the Borrower, the Guarantor, the Collateral Agent, the Facility Agent and the Original Secured Creditors (as defined therein), and shall be substantially in the form of Exhibit N or otherwise reasonably acceptable to the Facility Agent.

“Senior Loan Agreements” shall have the meaning provided in the Jewel Intercreditor Agreement, and shall include any modifications, refinancings, replacements, novations and amendments thereof.

“Sky Vessel” shall mean “NORWEGIAN SKY” (IMO no. 9128532, 77,104 gross tonnes, 45,407 net tonnes and 8,800 DWT) previously owned by the Sky Vessel Seller, and registered in Norwegian Sky, Ltd.’s name under the laws and flag of the Commonwealth of the Bahamas.

“Sky Vessel Indebtedness” shall mean the financing arrangements in relation to the acquisition of the Sky Vessel in an amount of up to [*] Dollars (USD[*]) on the terms set forth in the fully executed memorandum of agreement related to the sale of the Sky Vessel, dated on or around May 30, 2012 (as amended from time to time with the consent of the Lenders as required pursuant to Section 10.11).

“Sky Vessel Seller” shall mean Ample Avenue Ltd. of the British Virgin Islands, or any affiliate of Star Cruises Limited.

“Specified Requirements” shall mean the requirements set forth in clauses (i)(A) and (i)(B) (excluding, for the avoidance of doubt, clauses (i)(a) or (i)(b)), (ii) and (iv)(f) of the definition of “Collateral and Guaranty Requirements.”

“Spot Rate” shall mean the spot exchange rate quoted by the Facility Agent equal to the weighted average of the rates on the actual transactions of the Facility Agent on the date two Business Days prior to the date of determination thereof (acting reasonably), which spot exchange rate shall be final and conclusive absent manifest error.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time.

“Supervision Agreements” shall mean any agreements (if any) entered or to be entered into between the Parent, as applicable, the Borrower and a Supervisor providing for the construction supervision of the relevant New Vessel, the terms and conditions of which shall be in form and substance reasonably satisfactory to the Facility Agent.

“Supervisor” shall have the meaning provided in the Construction Contracts.

“Tax Benefit” shall have the meaning provided in Section 4.04(c).

“Taxes” and “Taxation” shall have the meaning provided in Section 4.04(a).

“Term Loan Facilities” shall have the meaning provided in the recitals hereto.

“Third Party” shall mean any Person or group of Persons acting in concert who or which does not include a member of the Lim Family or Apollo.

“Third Supplemental Deed” shall mean the third supplemental deed dated June 21, 2013 to this Agreement.

“Total Allocable Commitment” shall mean, at any time, an amount equal to 50% of the Total Commitment at such time; provided that, at any time and from time to time after the Original Execution Date, the Parent may reallocate portions of the then applicable Total Commitment between this Agreement and the Other Term Loan Facility in its own discretion by giving the Facility Agent 15 Business Days’ written notice thereof; provided that (I) at no time shall the sum of the Total Allocable Commitment under this Agreement and the “Total Allocable Commitment” (under and as defined in the Other Term Loan Facility) exceed the Total Commitment at such time and (II) no reallocation of a portion of the Total Commitment pursuant thereto shall be permitted unless (x) in the event that such reallocation occurs substantially simultaneously with a Borrowing Date, the Facility Agent shall have received evidence from the Hermes Agent that the condition set forth in Section 6.07 has been satisfied and (y) otherwise, the Facility Agent shall have received evidence, in form and content satisfactory to the Lenders, from the Hermes Agent that the terms of the Hermes Cover have been amended to reflect such reallocation.

“Total Capitalization” shall mean, at any date of determination, the Total Net Funded Debt plus the consolidated stockholders’ equity of the NCLC Group at such date determined in accordance with GAAP and derived from the then latest unaudited and consolidated financial statements of the NCLC Group delivered to the Facility Agent in the case of the first three quarters of each fiscal year and the then latest audited consolidated financial statements of the NCLC Group delivered to the Facility Agent in the case of each fiscal year; provided it is understood that the effect of any impairment of intangible assets shall be added back to stockholders’ equity.

“Total Commitment” shall mean, at any time, an amount denominated in Euro equal to the lesser of (i) €126,075,000 and (ii) the sum of (x) 10% of the Aggregate Initial Construction Price and (y) 100% of the aggregate amount of the Hermes Premium payable in respect of this Agreement and the Other Term Loan Facility, as such Total Commitment may be reduced pursuant to Sections 3.02, 3.03 and 4.02 of this Agreement and the Other Term Loan Facility.

“Total Net Funded Debt” shall mean, as at any relevant date:

(i) Indebtedness for Borrowed Money of the NCLC Group on a consolidated basis; and

(ii) the amount of any Indebtedness for Borrowed Money of any person which is not a member of the NCLC Group but which is guaranteed by a member of the NCLC Group as at such date;

less an amount equal to any Cash Balance as at such date; provided that any Commitments and other amounts available for drawing under other revolving or other credit facilities of the NCLC Group which remain undrawn shall not be counted as cash or indebtedness for the purposes of this Agreement.

“Tranche A Borrowing Date” shall mean a Borrowing Date in respect of Tranche A Loans.

“Tranche A Initial Borrowing Date” shall mean February 24, 2011, being the date occurring on or after the Original Execution Date on which the initial Borrowing of Tranche A Loans occurred.

“Tranche A Intercreditor Agreement” shall mean the intercreditor deed executed by inter alia, (a) each Lender, each other Secured Creditor, the Collateral Agent and the Hermes Agent, (b) each lender, each other secured creditor, the collateral agent, the documentation agent, the Hermes agent and the borrower under the Breakaway One Facility, (c) each lender, each other secured creditor, the collateral agent, the Hermes agent and the borrower under the Other Term Loan Facility and (d) each additional Authorized Representative (as defined therein) from time to time party thereto, and acknowledged by the Borrower and the Guarantor substantially in the form of Exhibit M-1.

“Tranche A Loan” shall have the meaning provided in Section 2.01(b).

“Tranche A Loan Maturity Date” shall mean April 25, 2016 (being the third anniversary of the Vessel 1 Delivery Date).

“Tranche B Borrowing Date” shall mean a Borrowing Date in respect of Tranche B Loans.

“Tranche B Initial Borrowing Date” shall mean April 10, 2012, being the date occurring on or after the Original Execution Date on which the initial Borrowing of Tranche B Loans occurred.

“Tranche B Intercreditor Agreement” shall mean the intercreditor deed executed by inter alia, (a) each Lender, each other Secured Creditor, the Collateral Agent and the Hermes Agent, (b) each lender, each other secured creditor, the collateral agent, the documentation agent, the Hermes agent and the borrower under the Breakaway Two Facility, (c) each lender, each other secured creditor, the collateral agent, the Hermes agent and the borrower under the Other Term Loan Facility and (d) each additional Authorized Representative (as defined therein) from time to time party thereto, and acknowledged by the Borrower and the Guarantor substantially in the form of Exhibit M-2.

“Tranche B Loan” shall have the meaning provided in Section 2.01(b).

“Tranche B Loan Maturity Date” shall mean the third anniversary of the Vessel 2 Delivery Date.

“Transaction” shall mean collectively (i) the execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party, the incurrence of Loans on each Borrowing Date and the use of proceeds thereof, (ii) the execution, delivery and performance by the relevant credit parties party to the Other Term Loan Credit Documents to which they are a party, the incurrence of the loans thereunder and the use of proceeds thereof, (iii) the execution, delivery and performance by the relevant credit parties party to the Export Credit Documents to which they are a party, the incurrence of the loans thereunder and the use of proceeds thereof and (iv) the payment of all fees and expenses in connection with the foregoing.

“Transfer Certificate” means a certificate substantially in the form set out in Exhibit E or any other form agreed between the Facility Agent and the Parent.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“United States” and “U.S.” shall each mean the United States of America.

“Vessel 1” shall mean the post-panamax luxury passenger cruise vessel known on the Effective Date as the NORWEGIAN BREAKAWAY (IMO 9606912) formerly hull number S.678 constructed by the Yard pursuant to the Vessel 1 Construction Contract.

“Vessel 1 Assignment of Contracts” shall mean the second-priority (junior only to the Liens of the secured creditors under the Breakaway One Facility and pari passu with the Liens of the secured creditors under the Other Term Loan Facility) legal assignment in favor of the Collateral Agent of all of Breakaway One’s present and future interests in and benefits under the Vessel 1 Construction Contract (as modified, supplemented or amended from time to time).

“Vessel 1 Construction Contract” shall mean the Shipbuilding Contract (in Relation to Vessel 1), dated as of 24 September, 2010, among Breakaway One, the Parent and the Yard, as such Shipbuilding Contract may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

“Vessel 1 Delivery Date” shall mean April 25, 2013, being the date of delivery of Vessel 1 to Breakaway One.

“Vessel 2” shall mean the post-panamax luxury passenger cruise vessel with approximately 143,500 gt and the provisional hull number S-692 to be constructed by the Yard pursuant to the Vessel 2 Construction Contract.

“Vessel 2 Assignment of Contracts” shall mean the second-priority (junior only to the Liens of the secured creditors under the Breakaway Two Facility and pari passu with the Liens of the secured creditors under the Other Term Loan Facility) legal assignment in favor of the Collateral Agent of all of Breakaway Two’s present and future interests in and benefits under

(x) the Vessel 2 Construction Contract, (y) the Refund Guarantees in respect of Vessel 2 and (z) any and all Construction Risk Insurances in respect of Vessel 2 (it being understood that the Parent and/or Breakaway Two will use commercially reasonable efforts to have the underwriters of the Construction Risk Insurances accept and endorse on such insurance policy a loss payable clause substantially in the form set forth in Annex 1 to Part 3 of the Vessel 2 Assignment of Contracts (as defined below), and it being further understood that certain of the Refund Guarantees in respect of Vessel 2 and none of the Construction Risk Insurances will have been issued on the Tranche B Initial Borrowing Date), which assignment shall be substantially in the form of Exhibit I-2 hereto or otherwise reasonably acceptable to the Joint Lead Arrangers and Breakaway Two and customary for transactions of this type (as modified, supplemented or amended from time to time).

“Vessel 2 Construction Contract” shall mean the Shipbuilding Contract (in relation to Vessel 2), dated as of September 24, 2010, among the Breakaway Two, the Parent and the Yard as such Shipbuilding Contract may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

“Vessel 2 Delivery Date” shall mean the date of delivery of Vessel 2 to Breakaway Two, which is currently scheduled to occur in January 2014.

“Vessel Mortgage” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Vessel Value” shall have the meaning set forth in Section 10.08.

“Yard” shall mean Meyer Werft GmbH, Papenburg/Germany, the shipbuilder constructing the New Vessels pursuant to the Construction Contracts.

SECTION 2. Amount and Terms of Credit Facility.

2.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make on and after the first Initial Borrowing Date and prior to the Commitment Termination Date and at the times specified in Section 2.02 term loans to the Borrower (each a “Loan” and collectively the “Loans”), which Loans (i) shall bear interest in accordance with Section 2.06, (ii) shall be denominated and repayable in Dollars, (iii) shall be disbursed on any Borrowing Date, (iv) disbursed on any Borrowing Date shall not exceed on such Borrowing Date for all Lenders the Dollar Equivalent of the maximum available amount for such Borrowing Date as set forth in Section 2.02, (v) disbursed on any Borrowing Date shall not exceed for any Lender the Dollar Equivalent of the Commitment of such Lender on such Borrowing Date, (vi) disbursed on any Borrowing Date shall not exceed the Dollar Availability on any such Borrowing Date, (vii) shall not in the aggregate exceed the Dollar Maximum Amount and (viii) have an aggregate principal amount outstanding equal to $55,024,882.05 on the Effective Date.

(b) Loans disbursed to indirectly fund installments and delivery payments to the Yard in respect of (x) Vessel 1 together with 50% of the Loans disbursed to fund payments of the Hermes Premium hereunder shall be herein referred to as “Tranche A Loans” and (y) Vessel 2 together with 50% of the Loans disbursed to fund payments of the Hermes Premium hereunder shall be herein referred to as “Tranche B Loans”.

2.02 Amount and Timing of Each Borrowing; Currency of Disbursements. (a) The Loans will be available on one or more dates (including each Initial Borrowing Date, each a “Borrowing Date”):

(i) to indirectly fund installments and delivery payments to the Yard under the Construction Contracts for the New Vessels on or after the dates such payments are due and owing; provided that on any Borrowing Date, the Loans shall be available to the Borrower to indirectly fund installments and delivery payments to the Yard in respect of a New Vessel if and only if ECF Loans under the Export Credit Facility for such New Vessel have been, or contemporaneously with the making of such Loans are, made available to the applicable ECF Borrower on or prior to such Borrowing Date to fund such installments and delivery payments (as the case may be), and

(ii) to fund payments of the applicable Hermes Premium on and after the dates on which such Hermes Premium is due and owing (including to reimburse the Parent or the Borrower for amounts it paid out of cash on hand) (it being understood and agreed that the Lenders shall be authorized to disburse directly to Hermes the proceeds of Loans in an amount equal to the Hermes Premium that is then due and owing, without any action on the part of the Borrower (including, without limitation, without delivery by the Borrower of a Notice of Borrowing to the Facility Agent in respect thereof), so long as the Facility Agent provides the Borrower with notice thereof).

(b) Loans made on each Borrowing Date shall be disbursed by the Facility Agent to the Borrower and/or its designee(s), as set forth in Section 2.04, in Dollars and, subject to the Dollar Availability on such Borrowing Date, shall be in an amount equal to the Dollar Equivalent of the amount of the Total Allocable Commitment utilized to make such Loans on such Borrowing Date pursuant to this Section 2.02, provided that in the event that the Borrower has not (i) notified the Facility Agent in the Notice of Borrowing that it has entered into Earmarked Foreign Exchange Arrangements with respect to the amount required to be paid to Hermes or to the Yard on such Borrowing Date and (ii) provided reasonably sufficient evidence to the Facility Agent of such Earmarked Foreign Exchange Arrangements in the Notice of Borrowing, the Facility Agent on such Borrowing Date shall convert the Dollar amount of the Loans to be made by each Lender into Euro at the Spot Rate applicable for such Borrowing Date (it being understood that the same Spot Rate shall be used for such conversion as is used to calculate the Dollar Equivalent referred to in this Section 2.02(b)), and shall inform each Lender thereof, and such Euro amount shall thereafter be disbursed to the Borrower and/or its designee(s) as set forth in Section 2.04 (it being understood that each Lender shall remit its Loans to the Facility Agent in Dollars on such Borrowing Date).

(c) No Borrowing Date may occur (x) in the case of Tranche A Loans, after December 23, 2013 and (y) in the case of Tranche B Loans, after December 8, 2014.

2.03 Notice of Borrowing. Subject to the second parenthetical in Section 2.02(a)(ii), whenever the Borrower desires to make a Borrowing hereunder, it shall give the Facility Agent at its Notice Office at least three Business Days’ prior written notice of each Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (Frankfurt time) (unless such 11:00 A.M. deadline is waived by the Facility Agent in the case of the first Initial Borrowing Date). Each such written notice (each a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.08, shall be irrevocable and shall be given by the Borrower substantially in the form of Exhibit A, appropriately completed to specify (i) the portion of the Total Commitment to be utilized on such Borrowing Date, (ii) whether the Loans to be made on such Borrowing Date shall consist of Tranche A Loans or Tranche B Loans, (iii) if the Borrower and/or the Parent and/or an ECF Borrower has entered into Earmarked Foreign Exchange Arrangements with respect to the installment payments due and owing under the relevant Construction Contract to be funded by the Loans to be incurred on such Borrowing Date, the Dollar Equivalent of the portion of the Total Commitment to be borrowed on such Borrowing Date and evidence of such Earmarked Foreign Exchange Arrangements, (iv) the date of such Borrowing (which shall be a Business Day), (v) the initial Interest Period to be applicable thereto (vi) to which account(s) the proceeds of such Loans are to be deposited (it being understood that pursuant to Section 2.04 the Borrower may designate one or more accounts of the Yard, Hermes and/or the provider of the foreign exchange arrangements referenced in the definition of Dollar Equivalent), (vii) that all representations and warranties made by each Credit Party, in or pursuant to the Credit Documents are true and correct in all material respects (unless stated to relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date) and no Event of Default is or will be continuing after giving effect to such Borrowing and (viii) the Dollar Availability on such Borrowing Date together with calculations evidencing the determination of such Dollar Availability (in form and substance reasonably satisfactory to the Facility Agent). The Facility Agent shall promptly give each Lender which is required to make Loans, notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

2.04 Disbursement of Funds. No later than 12:00 Noon (Frankfurt time) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata portion of each Borrowing requested in the Notice of Borrowing to be made on such date. All such amounts shall be made available in the currency required by Section 2.02(b) in immediately available funds at the Payment Office of the Facility Agent, and the Facility Agent will make available to (I) in the case of Loans disbursed in Dollars, the Borrower (and/or its designee(s), to the extent possible and to the extent such designee is a provider of Earmarked Foreign Exchange Arrangements referenced in the definition of Dollar Equivalent) and (II) in the case of Loans disbursed in Euro, designee(s) of the Borrower (to the extent any such designee is the Yard or, in the case of the Hermes Premium, Hermes), in each case prior to 3:00 P.M. (Frankfurt Time) on such day, to the extent of funds actually received by the Facility Agent prior to 12:00 Noon (Frankfurt Time) on such day, in each case at the Payment Office in the account(s) specified in the applicable Notice of Borrowing, the aggregate of the amounts so made available by the Lenders. Unless the Facility Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Facility Agent such Lender’s portion of any Borrowing to be made on such date, the Facility Agent may assume that such Lender has made such amount available to the Facility Agent on such date of Borrowing and the Facility Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Facility Agent by such Lender, the Facility Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Facility Agent’s demand therefor, the Facility Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Facility Agent. The Facility Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Facility Agent to the Borrower until the date such corresponding amount is recovered by the Facility Agent, at a rate per annum equal to (i) if recovered from such Lender, at the overnight Eurodollar Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.06. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

2.05 Pro Rata Borrowings. All Borrowings of Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder. The obligations of the Lenders under this Agreement are several and not joint and no Lender shall be responsible for the failure of any other Lender to satisfy its obligations hereunder.

2.06 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the date the proceeds thereof are made available to the Borrower until the maturity (whether by acceleration or otherwise) of such Loan at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period plus any Mandatory Costs.

(b) If the Borrower fails to pay any amount payable by it under a Credit Document on its due date, interest shall accrue on the overdue amount (in the case of overdue interest to the extent permitted by law) from the due date up to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraph (c) below, 2% plus the rate (including, for the avoidance of doubt, the margin) which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Section 2.06(b) shall be immediately payable by the Borrower on demand by the Facility Agent.

(c) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii) the rate of interest applying to the overdue amount during that first Interest Period shall be 2% plus the rate which would have applied if the overdue amount had not become due.

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

(d) Accrued and unpaid interest shall be payable in respect of each Loan, (i) on the last day of each Interest Period applicable thereto and every three months in the case of Interest Periods in excess of three months, (ii) on any repayment or prepayment date (on the amount repaid or prepaid), (iii) at maturity (whether by acceleration or otherwise) and (iv) after such maturity, on demand.

(e) Upon each Interest Determination Date, the Facility Agent shall determine the Eurodollar Rate for each Interest Period applicable to the Loans to be made pursuant to the applicable Borrowing and shall promptly notify the Borrower and the respective Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.07 Interest Periods. At the time the Borrower gives any Notice of Borrowing in respect of the making of Loans by the Lenders (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Loans (in the case of any subsequent Interest Period), it shall have the right to elect, by giving the Facility Agent notice thereof, the interest period (each an “Interest Period”) applicable to such Loans, which Interest Period shall, at the option of the Borrower, be a three or six month period; provided that:

(a) all Loans comprising a Borrowing shall at all times have the same Interest Period;

(b) the initial Interest Period for any Loan shall commence on the date of Borrowing of such Loan and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the immediately preceding Interest Period applicable thereto expires;

(c) if any Interest Period relating to a Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(d) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the first succeeding Business Day; provided, however, that if any Interest Period for a Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(e) no Interest Period longer than three months may be selected at any time when an Event of Default (or, if the Facility Agent or the Required Lenders have determined that such an election at such time would be disadvantageous to the Lenders, a Default) has occurred and is continuing;

(f) no Interest Period in respect of any Borrowing of any Loans shall be selected which extends beyond the Tranche A Loan Maturity Date (in the case of Tranche A Loans) or the Tranche B Loan Maturity Date (in the case of Tranche B Loans); and

(g) at no time shall there be more than ten Borrowings of Loans subject to different Interest Periods.

If upon the expiration of any Interest Period applicable to a Borrowing, the Borrower has failed to elect a new Interest Period to be applicable to such Loans as provided above, the Borrower shall be deemed to have elected a three month Interest Period to be applicable to such Loans effective as of the expiration date of such current Interest Period.

2.08 Increased Costs, Illegality, Market Disruption, etc. (a) In the event that any Lender shall have reasonably determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i) at any time, that such Lender shall incur increased costs (including, without limitation, pursuant to Basel II and/or Basel III to the extent Basel II and/or Basel III, as the case may be, is applicable), Mandatory Costs (as set forth on Schedule 1.01(c)) or reductions in the amounts received or receivable hereunder with respect to any Loan because of, without duplication, any change since the Original Execution Date in any applicable law or governmental rule, governmental regulation, governmental order, governmental guideline or governmental request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, governmental regulation, governmental order, governmental guideline or governmental request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender, or any franchise tax based on net income or net profits, of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which such Lender’s principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04, or (B) a change in official reserve requirements; or

(ii) at any time, that the making or continuance of any Loan has been made unlawful by any law or governmental rule, governmental regulation or governmental order;

then, and in any such event, such Lender shall promptly give notice (by telephone confirmed in writing) to the Borrower and to the Facility Agent of such determination (which notice the Facility Agent shall promptly transmit to each of the Lenders). Thereafter (x) in the case of clause (i) above, the Borrower agrees (to the extent applicable), to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased costs or reductions to such Lender or such other corporation and (y) in the case of clause (ii) above, the Borrower shall take one of the actions specified in Section 2.08(b) as promptly as possible and, in any event, within the time period required by law. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.08(a) shall, absent manifest error be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.08(a), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for the calculation of such additional amounts; provided that, subject to the provisions of Section 2.10(b), the failure to give such notice shall not relieve the Borrower from its Credit Document Obligations hereunder.

(b) At any time that any Loan is affected by the circumstances described in Section 2.08(a)(i) or (ii), the Borrower may (and in the case of a Loan affected by the circumstances described in Section 2.08(a)(ii) shall) either (x) if the affected Loan is then being made initially, cancel the respective Borrowing by giving the Facility Agent notice in writing on the same date or the next Business Day that the Borrower was notified by the affected Lender or the Facility Agent pursuant to Section 2.08(a)(i) or (ii) or (y) if the affected Loan is then outstanding, upon at least three Business Days’ written notice to the Facility Agent, in the case of any Loan, repay all outstanding Borrowings (within the time period required by the applicable law or governmental rule, governmental regulation or governmental order) which include such affected Loans in full in accordance with the applicable requirements of Section 4.02; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.08(b).

(c) If any Lender determines that after the Original Execution Date (i) the introduction of or effectiveness of or any change in any applicable law or governmental rule, governmental regulation, governmental order, governmental guideline, governmental directive or governmental request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency will have the effect of increasing the amount of capital required or expected to be maintained by such Lender, or any corporation controlling such Lender, based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, (ii) compliance with any law or regulation or any request from or requirement of any central bank or other fiscal, monetary or other authority made after the Original Execution Date (including any which relates to capital adequacy or liquidity controls or which affects the manner in which a Lender allocates capital resources to obligations under this Agreement, any Interest Rate Protection Agreement and/or any Other Hedging Agreement) or (iii) to the extent that such change is not discretionary and is pursuant to law, a governmental mandate or request, or a central bank or other fiscal or monetary authority mandate or request, any change in the risk weight allocated by such Lender to the Borrower after the Original Execution Date, then the Borrower agrees (to the extent applicable) to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.08(c) shall, absent manifest error be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.08(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts; provided that, subject to the provisions of Section 2.10(b), the failure to give such notice shall not relieve the Borrower from its Credit Document Obligations hereunder.

(d) If a Market Disruption Event occurs in relation to any Lender’s share of a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i) the Applicable Margin;

(ii) the rate determined by such Lender and notified to the Facility Agent by 5:00 P.M. (Frankfurt time) on the Interest Determination Date for such Interest Period to be that which expresses as a percentage rate per annum the cost to each such Lender of funding its participation in that Loan for a period equivalent to such Interest Period from whatever source it may reasonably select; provided that the rate provided by a Lender pursuant to this clause (ii) shall not be disclosed to any other Lender and shall be held as confidential by the Facility Agent and the Borrower; and

(iii) the Mandatory Costs, if any, applicable to such Lender of funding its participation in that Loan.

(e) If a Market Disruption Event occurs and the Facility Agent or the Borrower so require, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest. Any alternative basis agreed pursuant to the immediately preceding sentence shall, with the prior consent of all the Lenders and the Borrower, be binding on all parties. If no agreement is reached pursuant to this clause (e), the rate provided for in clause (d) above shall apply for the entire applicable Interest Period.

(f) If any Reference Bank ceases to be a Lender under this Agreement, (x) it shall cease to be a Reference Bank and (y) the Facility Agent shall, with the approval (which shall not be unreasonably withheld) of the Borrower, nominate as soon as reasonably practicable another Lender to be a Reference Bank in place of such Reference Bank.

2.09 Indemnification; Breakage Costs. The Borrower agrees to indemnify each Lender, within two Business Days of demand (in writing which request shall set forth in reasonable detail the basis for requesting and the calculation of such amount and which in the absence of manifest error shall be conclusive evidence as to the amount due), for all losses, expenses and liabilities (including, without limitation, any such loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Loans but excluding any loss of anticipated profits) which such Lender may sustain in respect of Loans made to the Borrower: (i) if for any reason (other than a default by such Lender or the Facility Agent) a Borrowing of Loans does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.08(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 2.08(a), Section 4.01 or Section 4.02 (in each case other than on the expiry of an Interest Period) or as a result of an acceleration of the Loans pursuant to Section 11) of any of its Loans, or assignment and/or transfer of its Loans pursuant to Section 2.11, occurs on a date which is not the last day of an Interest Period with respect thereto; or (iii) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by the Borrower.

2.10 Change of Lending Office; Limitation on Additional Amounts. (a) Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.08(a), Section 2.08(b), or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable good faith efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event or otherwise take steps to mitigate the effect of such event, provided that such designation shall be made and/or such steps shall be taken at the Borrower’s cost and on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage in excess of de minimus amounts, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.10 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Section 2.08 and Section 4.04.

(b) Notwithstanding anything to the contrary contained in Sections 2.08, 2.09 or 4.04 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within 180 days of the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be indemnified for such amount by the Borrower pursuant to said Section 2.08, 2.09, or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 2.08, 2.09 or 4.04, as the case may be. This Section 2.10(b) shall have no applicability to any Section of this Agreement other than said Sections 2.08, 2.09 and 4.04.

2.11 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of any event giving rise to the operation of Section 2.08(a) or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower material increased costs in excess of the average costs being charged by the other Lenders, or (z) as provided in Section 14.11(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall (for its own cost) have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to replace such Lender (the “Replaced Lender”) (subject to the consent of the Hermes Agent) with one or more other Eligible Transferee or Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) reasonably acceptable to the Facility Agent (it being understood that all then-existing Lenders are reasonably acceptable); provided that:

(a) at the time of any replacement pursuant to this Section 2.11, the Replacement Lender shall enter into one or more Transfer Certificates pursuant to Section 13.01(a) (and with all fees payable pursuant to said Section 13.02 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum (without duplication) of (x) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (y) an amount equal to all accrued, but unpaid, Commitment Commission owing to the Replaced Lender pursuant to Section 3.01;

(b) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (a) above) in respect of which the assignment purchase price has been, or is concurrently being, paid shall be paid in full to such Replaced Lender concurrently with such replacement; and

(c) if the Borrower elects to replace any Lender pursuant to clause (x), (y) or (z) of this Section 2.11, the Borrower shall also replace each other Lender that qualifies for replacement under such clause (x), (y) or (z).

Upon the execution of the respective Transfer Certificate and the payment of amounts referred to in clauses (a) and (b) above, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.08, 2.09, 4.04, 14.01 and 14.05), which shall survive as to such Replaced Lender.

2.12 Disruption to Payment Systems, Etc. If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Parent or the Borrower that a Disruption Event has occurred:

(i) the Facility Agent may, and shall if requested to do so by the Borrower or the Parent, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of this Agreement as the Facility Agent may deem necessary in the circumstances;

(ii) the Facility Agent shall not be obliged to consult with the Borrower or the Parent in relation to any changes mentioned in clause (i) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(iii) the Facility Agent may consult with the other Agents, the Joint Lead Arrangers and the Lenders in relation to any changes mentioned in clause (i) above but shall not be obliged to do so if, in its opinion, it is not practicable or necessary to do so in the circumstances;

(iv) any such changes agreed upon by the Facility Agent and the Borrower or the Parent pursuant to clause (i) above shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the parties to this Agreement as an amendment to (or, as the case may be, waiver of) the terms of the Credit Documents, notwithstanding the provisions of Section 14.11, until such time as the Facility Agent is satisfied that the Disruption Event has ceased to apply;

(v) the Facility Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence or any other category of liability whatsoever but not including any claim based on the gross negligence, fraud or willful misconduct of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Section 2.12; and

(vi) the Facility Agent shall notify the other Agents, the Joint Lead Arrangers and the Lenders of all changes agreed pursuant to clause (iv) above as soon as practicable.

SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

3.01 Commitment Commission. (a) The Borrower agrees to pay the Facility Agent for distribution to each Non-Defaulting Lender a commitment commission (the “Commitment Commission”) for the period from the Original Execution Date to and including the Commitment Termination Date (or such earlier date as the Total Commitment shall have been terminated) computed at a rate (i) for each day before the Effective Date equal to 0.60% and for each day on or after the Effective Date equal to 0.30%, in each case, multiplied by the Commitment for such day of such Non-Defaulting Lender divided by 360. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Payment Date and on the Borrowing Date corresponding to the second Delivery Date to occur (or such earlier date upon which the Total Commitment is terminated).

(b) The Borrower shall pay to each Agent, for such Agent’s own account or for the account of the Lenders, such other fees as have been agreed to in writing by the Borrower and such Agent.

3.02 Voluntary Reduction or Termination of Commitments. Upon at least three Business Days’ prior notice to the Facility Agent at its Notice Office (which notice the Facility Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to reduce or terminate the Total Commitment, in whole or in part, in integral multiples of €5,000,000 in the case of partial reductions thereto, provided that (x) any partial reduction to the Total Commitment pursuant to this Section 3.02 shall only be effective if there is an equal reduction of the “Total Commitment” under and as defined in the Other Term Loan Facility and (y) each such reduction shall apply proportionately to permanently reduce the Commitment of each Lender.

3.03 Mandatory Reduction of Commitments. (a) In addition to any other mandatory commitment reductions pursuant to this Section 3.03 or any other Section of this Agreement, the Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on the Commitment Termination Date.

(b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03 or any other Section of this Agreement, the Total Commitment (and the Commitments of each Lender) shall be reduced:

(i) (immediately after the relevant Loans are made) on each Borrowing Date by the amount of Total Commitment utilized to make the Loans made on such Borrowing Date; and

(ii) on each borrowing date under the Other Term Loan Facility (immediately after the relevant loans are made on such borrowing date under the Other Term Loan Facility) by the amount of Total Commitment utilized to make the loans under the Other Term Loan Facility on such borrowing date.

(c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03 or any other Section of this Agreement, the Total Commitment shall be terminated at the times required by Section 4.02.

(d) Each reduction to the Total Commitment pursuant to this Section 3.03 and Section 4.02 shall be applied proportionately to reduce the Commitment of each Lender.

(e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03 or any other Section of this Agreement, the Total Commitment shall be reduced pursuant to Section 3.03 and 3.02 of the Other Term Loan Facility.

SECTION 4. Prepayments; Repayments; Taxes.

4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium or penalty except as provided by law, in whole or in part at any time and from time to time on the following terms and conditions:

(a) the Borrower shall give the Facility Agent prior to 12:00 Noon (Frankfurt time) at its Notice Office at least 30 Business Days’ prior written notice of its intent to prepay such Loans, the amount of such prepayment and the specific Borrowing or Borrowings pursuant to which made, which notice the Facility Agent shall promptly transmit to each of the Lenders;

(b) each prepayment shall be in an aggregate principal amount of at least $1,000,000 or such lesser amount of a Borrowing which is outstanding, provided that no partial prepayment of Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000;

(c) at the time of any prepayment of Loans pursuant to this Section 4.01 on any date other than the last day of any Interest Period applicable thereto or otherwise as set out in Section 2.09, the Borrower shall pay the amounts required pursuant to Section 2.09;

(d) in the event of certain refusals by a Lender as provided in Section 14.11(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, upon five Business Days’ written notice to the Facility Agent at its Notice Office (which notice the Facility Agent shall promptly transmit to each of the Lenders), prepay all Loans, together with accrued and unpaid interest, Commitment Commission, and other amounts owing to such Lender (or owing to such Lender with respect to each Loan which gave rise to the need to obtain such Lender’s individual consent) in accordance with said Section 14.11(b) so long as (A) the Commitment of such Lender (if any) is terminated concurrently with such prepayment (at which time Schedule 1.01(a) shall be deemed modified to reflect the changed Commitments) and (B) the consents required by Section 14.11(b) in connection with the prepayment pursuant to this clause (d) have been obtained; and

(e) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied (x) in inverse order of maturity and (y) except as expressly provided in the preceding clause (d), pro rata among the Loans comprising such Borrowing, provided that in connection with any prepayment of Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Loan of a Defaulting Lender until all other Loans of Non-Defaulting Lenders have been repaid in full.

4.02 Mandatory Repayments and Commitment Reductions. (a) In addition to any other mandatory repayments pursuant to this Section 4.02 or any other Section of this Agreement, the outstanding Loans shall be repaid (without further action of the Borrower being required) in 6 equal semi-annual installments commencing on the first Business Day that is on or after the sixth month anniversary of (x) in the case of Tranche A Loans, the Borrowing Date in relation to the Vessel 1 Delivery Date (which was April 25, 2013) and ending on the Tranche A Loan Maturity Date and (y) in the case of Tranche B Loans, the Borrowing Date in relation to the Vessel 2 Delivery Date and ending on the Tranche B Loan Maturity Date (each such repayment, a “Scheduled Repayment”).

(b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02 or any other Section of this Agreement, but without duplication, on (i) the Business Day following the date of a Collateral Disposition (other than a Collateral Disposition constituting an Event of Loss) and (ii) the earlier of (A) the date which is 150 days following any Collateral Disposition constituting an Event of Loss involving the Collateral Vessel (or, in the case of an Event of Loss which is a constructive or compromised or arranged total loss of the Collateral Vessel, if earlier, 180 days after the date of the event giving rise to such damage) and (B) the date of receipt by the Borrower, any of its Subsidiaries or the Facility Agent of the insurance proceeds relating to such Event of Loss, the Borrower shall repay the outstanding Loans in full and the Total Allocable Commitment shall be automatically terminated and no further disbursements of Loans hereunder shall be permitted (without further action of the Borrower being required).

(c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02 or any other Section of this Agreement, but without duplication, (x) [Intentionally omitted] (y) if (i) the Vessel 2 Construction Contract is terminated prior to the Vessel 2 Delivery Date, (ii) Vessel 2 has not been delivered to Breakaway Two by the Yard pursuant to the Vessel 2 Construction Contract by December 8, 2014 (iii) the Breakaway Two Facility shall have been be terminated or (iv) any of the events specified in Sections 11.05, 11.10 or 11.11 shall occur in respect of the Yard at any time prior to the Vessel 2 Delivery Date, within five Business Days of the occurrence of such event the Borrower shall repay the outstanding Tranche B Loans in full and no further Loans shall be made in respect of installment and delivery payments in respect of Vessel 2. Notwithstanding anything to the contrary in this Section 4.02(c), if the Borrower is not permitted to make such prepayment pursuant to the Senior Loan Agreements or the Jewel Intercreditor Agreement, then the Borrower or the Parent shall post cash collateral or other collateral reasonably acceptable to the Required Lenders in an amount equal to the then-outstanding Tranche B Loans.

(d) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the specific Borrowing or Borrowings pursuant to which such Loans were made, provided that (i) all Loans with Interest Periods ending on such date of required repayment shall be paid in full prior to the payment of any other Loans and (ii) each repayment of any Loans comprising a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Facility Agent shall, subject to the preceding provisions of this clause (d), make such designation in its sole reasonable discretion with a view, but no obligation, to minimize breakage costs owing pursuant to Section 2.09.

(e) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all outstanding Tranche A Loans shall be repaid in full on the Tranche A Loan Maturity Date and (ii) all outstanding Tranche B Loans shall be repaid in full on the Tranche B Loan Maturity Date.

4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Facility Agent for the account of the Lender or Lenders entitled thereto not later than 10:00 A.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Facility Agent. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (unless the next succeeding Business Day shall fall in the next calendar month, in which case the due date thereof shall be the previous Business Day) and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

4.04 Net Payments; Taxes. (a) All payments made by any Credit Party hereunder will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income, net profits or any franchise tax based on net income or net profits, and any branch profits tax of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein or due to failure to provide documents under Section 4.04(b), all such taxes “Excluded Taxes”) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges to the extent imposed on taxes other than Excluded Taxes (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes” and “Taxation” shall be applied accordingly). The Borrower will furnish to the Facility Agent within 45 days after the date of payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) Each Lender agrees (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any certificate or document or to furnish to the Borrower any information as reasonably requested by the Borrower that may be necessary to establish any available exemption from, or reduction in the amount of, any Taxes; provided, however, that nothing in this Section 4.04(b) shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations). The Borrower shall not be required to indemnify any Lender for Taxes attributed to such Lender’s failure to provide the required documents under this Section 4.04(b).

(c) If the Borrower pays any additional amount under this Section 4.04 to a Lender and such Lender determines in its sole discretion exercised in good faith that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to the Borrower an amount that such Lender shall, in its sole discretion exercised in good faith, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion exercised in good faith consistent with the policies of such Lender, whether to seek a Tax Benefit, (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses and (iii) nothing in this Section 4.04(c) shall require any Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

4.05 Application of Proceeds. (a) Subject to the provisions of the applicable Intercreditor Agreements (to the extent such Intercreditor Agreements are operative), all proceeds collected by the Collateral Agent upon any sale or other disposition of such Collateral of each Credit Party, together with all other proceeds received by the Collateral Agent under and in accordance with this Agreement and the other Credit Documents (except to the extent released in accordance with the applicable provisions of this Agreement or any other Credit Document), shall be applied by the Facility Agent to the payment of the Secured Obligations as follows:

(i) first, to the payment of all amounts owing to the Collateral Agent or any other Agent of the type described in clauses (iii) and (iv) of the definition of “Secured Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Credit Document Obligations shall be paid to the Lender Creditors as provided in Section 4.05(d) hereof, with each Lender Creditor receiving an amount equal to such outstanding Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Credit Document Obligations, its Pro Rata Share of the amount remaining to be distributed, provided that to the extent such proceeds are (a) in respect of ECF Collateral related to Vessel 1, such proceeds will be applied first to the outstanding Credit Document Obligations in respect of Tranche A Loans and second to the outstanding Credit Document Obligations in respect of Tranche B Loans, and (b) in respect of ECF Collateral related to Vessel 2, such proceeds will be applied first to the outstanding Credit Document Obligations in respect of Tranche B Loans and second to the outstanding Credit Document Obligations in respect of Tranche A Loans;

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Other Obligations shall be paid to the Other Creditors as provided in Section 4.05(d) hereof, with each Other Creditor receiving an amount equal to such outstanding Other Obligations or, if the proceeds are insufficient to pay in full all such Other Obligations, its Pro Rata Share of the amount remaining to be distributed, provided that to the extent such monies are (a) in respect of ECF Collateral related to Vessel 1, such proceeds will be applied first to the outstanding Other Obligations in respect of Tranche A Loans and second to the outstanding Other Obligations in respect of Tranche B Loans, and (b) in respect of ECF Collateral related to Vessel 2, such proceeds will be applied first to the outstanding Other Obligations in respect of Tranche B Loans and second to the outstanding Other Obligations in respect of Tranche A Loans; and

(iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement, the Credit Documents, the Interest Rate Protection Agreements and the Other Hedging Agreements in accordance with their terms, to the relevant Credit Party or to whomever may be lawfully entitled to receive such surplus.

(b) For purposes of this Agreement, “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Credit Document Obligations or Other Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Credit Document Obligations or Other Obligations, as the case may be.

(c) If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Credit Document Obligations or Other Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Credit Document Obligations or Other Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Credit Document Obligations or Other Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Credit Document Obligations or Other Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d) All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Facility Agent under this Agreement for the account of the Lender Creditors, and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each, a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

(e) For purposes of applying payments received in accordance with this Section 4.05, the Collateral Agent shall be entitled to rely upon (i) the Facility Agent under this Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Facility Agent, each Representative for any Other Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Credit Document Obligations and Other Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Collateral Agent, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements are in existence.

(f) It is understood and agreed that each Credit Party shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it under and pursuant to the Security Documents and the aggregate amount of the Secured Obligations of such Credit Party.

SECTION 5. Conditions Precedent to the Initial Borrowing Dates. [Note: the conditions precedent to the Initial Borrowing Dates have been fulfilled.]

SECTION 6. Conditions Precedent to each Borrowing Date. The obligation of each Lender to make Loans on each Borrowing Date is subject at the time of the making of such Loans to the satisfaction or (other than in the case of Sections 6.01, 6.02, 6.03, 6.04, 6.06 and 6.07) waiver of the following conditions:

6.01 No Default; Representations and Warranties. At the time of each Borrowing and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects both before and after giving effect to such Borrowing with the same effect as though such representations and warranties had been made on the Borrowing Date in respect of such Borrowing (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

6.02 Consents. On or prior to each Borrowing Date, all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with each Construction Contract, the Refund Guarantees (to the extent issued on or prior to such Borrowing Date), each New Vessel, the Collateral Vessel and the other transactions contemplated hereby (except to the extent specifically addressed in other sections of this Section 6) shall have been obtained and remain in effect. On each Borrowing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon this Agreement, the Transaction or the other transactions contemplated by the Credit Documents.

6.03 Refund Guarantees. (a) On (i) the Tranche A Initial Borrowing Date, the Refund Guarantee for the Pre-delivery Installment in respect of Vessel 1 to be paid on the Initial Borrowing Date (under and as defined in the Breakaway One Facility) shall have been issued and assigned to the Collateral Agent pursuant to the Vessel 1 Assignment of Contracts and (ii) on each other Tranche A Borrowing Date other than the Vessel 1 Delivery Date, any additional Refund Guarantees for Vessel 1 that have been issued since the Tranche A Initial Borrowing Date shall have been assigned to the Collateral Agent by delivering a supplement to the relevant schedule to the Vessel 1 Assignment of Contracts to the Collateral Agent with the updated information, in each case along with (to the extent incorporated in or required by the Vessel 1 Assignment of Contracts) an appropriate notice and consent relating thereto, and the Joint Lead Arrangers shall have received reasonably satisfactory evidence to such effect. Each Refund Guarantee shall secure a principal amount equal to (x) the amount of the corresponding Pre-delivery Installment to be paid by Breakaway One to the Yard minus (y) the amount paid by the Yard to Breakaway One in respect of the corresponding Pre-delivery Installment under Article 8, Clause 2.8(i), (ii), (iii) or (iv) as the case may be, of the Vessel 1 Construction Contract pursuant to the terms of each Refund Guarantee, and the Joint Lead Arrangers shall have received reasonably satisfactory evidence to such effect.

(b) On (i) the Tranche B Initial Borrowing Date, the Refund Guarantee for the Pre-delivery Installment in respect of Vessel 2 to be paid on the Initial Borrowing Date (under and as defined in the Breakaway Two Facility) shall have been issued and assigned to the Collateral Agent pursuant to the Vessel 2 Assignment of Contracts and (ii) on each other Tranche B Borrowing Date other than the Vessel 2 Delivery Date, any additional Refund Guarantees for Vessel 2 that have been issued since the Tranche B Initial Borrowing Date shall have been assigned to the Collateral Agent by delivering a supplement to the relevant schedule to the Vessel 2 Assignment of Contracts to the Collateral Agent with the updated information, in each case along with (to the extent incorporated in or required by the Vessel 2 Assignment of Contracts) an appropriate notice and consent relating thereto, and the Joint Lead Arrangers shall have received reasonably satisfactory evidence to such effect. Each Refund Guarantee shall secure a principal amount equal to (x) the amount of the corresponding Pre-delivery Installment to be paid by Breakaway Two to the Yard minus (y) the amount paid by the Yard to Breakaway Two in respect of the corresponding Pre-delivery Installment under Article 8, Clause 2.8(i), (ii), (iii) or (iv) as the case may be, of the Vessel 2 Construction Contract pursuant to the terms of each Refund Guarantee, and the Joint Lead Arrangers shall have received reasonably satisfactory evidence to such effect.

6.04 ECF Payment. On each Borrowing Date (other than on an Initial Borrowing Date) on which the proceeds of Loans are being used to fund (or reimburse) a payment under a Construction Contract, the relevant ECF Borrower shall have paid (other than from proceeds of Loans or loans under the Other Term Loan Facility) [*]% of the amount due on such Borrowing Date under the Construction Contract, which payment may be made from proceeds of ECF Loans under the relevant ECF Facility.

6.05 Fees, Costs, etc. On each Borrowing Date, the Borrower shall have paid to the Agents, the Joint Lead Arrangers and the Lenders all costs, fees, expenses (including, without limitation, reasonable fees and expenses of English counsel and local and maritime counsel and consultants) and other compensation contemplated hereby payable to the Agents, the Joint Lead Arrangers and the Lenders or payable in respect of the transactions contemplated hereunder, to the extent then due; provided that any such costs, fees and expenses and other compensation shall have been invoiced to the Borrower at least three Business Days prior to such Borrowing Date.

6.06 Construction Contract. On each Borrowing Date, the Borrower shall have certified that all conditions and requirements under the relevant Construction Contract required to be satisfied on such Borrowing Date, including in connection with the respective payment installments to be made to the Yard on such Borrowing Date, shall have been satisfied (including, but not limited to, the relevant ECF Borrower’s payment to the Yard of the portion of the payment installment on the relevant New Vessel that is not being financed with proceeds of the Loans), other than those that are not materially adverse to the Lenders, it being understood that any litigation between the Yard and the Parent and/or Borrower shall be deemed to be materially adverse to the Lenders.

6.07 Hermes Cover. On each Borrowing Date, (x) the Facility Agent shall have received evidence from the Hermes Agent that the Hermes Cover has not changed and is acceptable to the Joint Lead Arrangers (it being understood that each Joint Lead Arranger shall have confirmed to the Hermes Agent that the terms of the Hermes Cover (including any amendments thereto to reflect reallocations of a portion of the Total Commitment as provided for in the definition of Total Allocable Commitment) are acceptable), and all due and owing Hermes Premium to be paid in connection therewith shall have been paid in full, provided it is understood and agreed that the Hermes Cover shall have been granted as soon as the Hermes Agent and/or KfW IPEX-Bank GmbH receives the Declaration of Guarantee (Gewährleistungs-Erklärung) from Hermes and (y) all Loans and other financing to be made pursuant hereto shall be in material compliance with the Hermes Cover and all applicable requirements of law or regulation.

6.08 Notice of Borrowing. Prior to the making of each Loan, the Facility Agent shall have received the Notice of Borrowing required by Section 2.03.

6.09 Solvency Certificate. On each Borrowing Date, Parent shall cause to be delivered to the Facility Agent a solvency certificate from a senior financial officer of Parent, in substantially the form of Exhibit J or otherwise reasonably acceptable to the Facility Agent, which shall be addressed to the Facility Agent and each of the Lenders and dated such Borrowing Date, setting forth the conclusion that, after giving effect to the transactions hereunder (including the incurrence of all the financing contemplated with respect thereto and the purchase of each New Vessel), the Parent and its Subsidiaries, taken as a whole, are not insolvent and will not be rendered insolvent by the Indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature.

6.10 Litigation. On each Borrowing Date, other than as set forth on Schedule 6.10, there shall be no actions, suits or proceedings (governmental or private) pending or, to the Parent or the Borrower’s knowledge, threatened (i) with respect to this Agreement or any other Credit Document or (ii) which have had, or, if adversely determined, could reasonably be expected to have, a Material Adverse Effect.

The acceptance of the proceeds of each Loan shall constitute a representation and warranty by the Borrower to the Facility Agent and each of the Lenders that all of the applicable conditions specified in this Section 6 and Section 7 applicable to such Loan have been satisfied as of that time.

SECTION 7. Conditions Precedent to each Delivery Date. The obligation of each Lender to make Loans on a Delivery Date is subject at the time of making such Loans to the satisfaction of the following conditions:

7.01 Delivery of Vessel. On each Delivery Date, the relevant New Vessel shall have been delivered in accordance with the terms of the relevant Construction Contract, other than those changes that would not be materially adverse to the interests of the Lenders.

7.02 Evidence of 90% Payment. On the Delivery Date, the relevant ECF Borrower shall have provided funding for an amount in the aggregate equal to the sum of at least (x) 90% of the Initial Construction Price for the relevant New Vessel out of which up to 80% of the Initial Construction Price may be funded by ECF Loans under the relevant ECF Facility, (y) [*]% of the Permitted Change Orders, out of which up to [*]% of such Permitted Change Orders may be funded by ECF Loans under the relevant ECF Facility and (z) [*]% of the difference between the Final Construction Price and the Adjusted Construction Price for the relevant New Vessel (in each case, other than from proceeds of Loans or loans under the Other Term Loan Facility, but with respect to clauses (x) and (y) only, giving effect to proceeds from ECF Loans under the relevant ECF Facility) and the Facility Agent shall have received a certificate from an officer of the relevant ECF Borrower to such effect.

7.03 Hermes Compliance; Compliance with Applicable Laws and Regulations. On the Delivery Date, all Loans and other financing to be made pursuant hereto shall be in material compliance with all applicable requirements of law or regulation and the Hermes Cover.

SECTION 8. Representations and Warranties. In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower or each Credit Party, as applicable, makes the following representations and warranties, in each case on a daily basis, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

8.01 Entity Status. The Parent and each of the other Credit Parties (i) is a Person duly organized, constituted and validly existing (or the functional equivalent) under the laws of the jurisdiction of its formation, has the capacity to sue and be sued in its own name and the power to own and charge its assets and carry on its business as it is now being conducted and (ii) is duly qualified and is authorized to do business and is in good standing (or the functional equivalent) in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified or authorized or in good standing which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.02 Power and Authority. Each of the Credit Parties has the power to enter into and perform this Agreement and those of the other Credit Documents to which it is a party and the transactions contemplated hereby and thereby and has taken all necessary action to authorize the entry into and performance of this Agreement and such other Credit Documents and such transactions. This Agreement constitutes legal, valid and binding obligations of the Parent and the Borrower enforceable in accordance with its terms and in entering into this Agreement and borrowing the Loans (in the case of the Borrower), the Parent and the Borrower are each acting on their own account. Each other Credit Document constitutes (or will constitute when executed) legal, valid and binding obligations of each Credit Party expressed to be a party thereto enforceable in accordance with their respective terms

8.03 No Violation. The entry into and performance of this Agreement, the other Credit Documents and the transactions contemplated hereby and thereby do not and will not conflict with:

(a)	any law or regulation or any official or judicial order; or

(b)	the constitutional documents of any Credit Party; or

(c)	except as set forth on Schedule 8.03, any agreement or document to which any member of the NCLC Group is a party or which is binding upon such Credit Party or any of its assets, nor result in the creation or imposition of any Lien on a Credit Party or its assets pursuant to the provisions of any such agreement or document (it being understood that the Export Credit Facilities and the Other Term Loan Facility shall create senior and pari passu Liens, respectively, on certain Collateral).

8.04 Governmental Approvals. Except for (x) the filing of those Security Documents which require registration in the Companies Registries in England and Wales, the Federal Republic of Germany, the Isle of Man Department of Economic Development, the Bahamas, any state of the United States of America and/or with the Registrar of Companies in Bermuda, which filing must be completed within (i) 21 days of the execution and delivery of the relevant Security Document(s) in the case of England and Wales and (ii) one month of the execution and delivery of the relevant Security Document(s) in the case of the Isle of Man, and (y) the registration of the Vessel Mortgage through the Bahamas Maritime Authority (if the Vessel is flagged in the Bahamas) or such other relevant authority (if the Collateral Vessel is flagged in another Acceptable Flag Jurisdiction), all authorizations, approvals, consents, licenses, exemptions, filings, registrations, notarizations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Agreement and each of the other Credit Documents and the transactions contemplated thereby have been obtained or effected and are in full force and effect except for matters in respect of (I) the Construction Risk Insurances and the Refund Guarantees (in each case to the extent that such Collateral has not yet been delivered) and (II) Collateral to be delivered on the Delivery Date.

8.05 Financial Statements; Financial Condition. (a)(i) The audited consolidated balance sheets of the Parent and its Subsidiaries as at December 31, 2012, and the related consolidated statements of operations and of cash flows for the fiscal years or quarters, as the case may be, ended on such dates, reported on by and accompanied by, in the case of the annual financial statements, an unqualified report from PricewaterhouseCoopers LLP, present fairly in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years or quarters, as the case may be, then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

(ii) [intentionally omitted]

(b) Since December 31, 2012, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

8.06 Litigation. No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including but not limited to investigative proceedings) are current or pending or, to the Parent or the Borrower’s knowledge, threatened, which might, if adversely determined, have a Material Adverse Effect.

8.07 True and Complete Disclosure. Each Credit Party has fully disclosed in writing to the Facility Agent all facts relating to such Credit Party which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into this Agreement.

8.08 Use of Proceeds. (a) All proceeds of the Tranche A Loans may be used only to finance (i) up to 10% of the Initial Construction Price of Vessel 1 and (ii) up to [*]% of the Hermes Premium, and (b) all proceeds of the Tranche B Loans may be used to finance (i) up to 10% of the Initial Construction Price of Vessel 2 and (ii) up to [*]% of the related Hermes Premium.

8.09 Tax Returns and Payments. The NCLC Group have complied with all taxation laws in all jurisdictions in which it is subject to Taxation and has paid all material Taxes due and payable by it; no material claims are being asserted against it with respect to Taxes, which might, if such claims were successful, have a material adverse effect on the ability of any Credit Party to perform its obligations under the Credit Documents or could otherwise be reasonably expected to have a Material Adverse Effect. As at the Effective Date all amounts payable by the Parent and the Borrower hereunder may be made free and clear of and without deduction for or on account of any Taxation in the Parent and the Borrower’s jurisdiction.

8.10 No Material Misstatements. (a) All written information (other than the Projections, estimates and information of a general economic nature or general industry nature) (the “Information”) concerning the Parent and its Subsidiaries, and the transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or any Agent in connection with the transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders or any Agent and as of the Effective Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b) The Projections and estimates and information of a general economic nature prepared by or on behalf of the Parent, the Borrower or any of their respective representatives and that have been made available to any Lenders or any Agent in connection with the transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Parent, the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Projections), as of the date such Projections and estimates were furnished to the Lenders and as of the Effective Date, and (ii) as of the Effective Date, have not been modified in any material respect by the Parent or the Borrower.

8.11 The Security Documents. (a) None of the Collateral is subject to any Liens except Permitted Liens.

(b) The Vessel Mortgage creates (and in respect of any Vessel Mortgage delivered pursuant to the definition of Flag Jurisdiction Transfer will, after execution and registration thereof, create), as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the Collateral Vessel in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on the Collateral Vessel may be subject to the Permitted Liens related thereto, including the Permitted Liens held by the creditors under the Senior Loan Agreements) and subject to no other Liens (other than Permitted Liens related thereto, including the Permitted Liens held pursuant to the Senior Loan Agreements).

(c) After the execution and delivery thereof and upon the taking of the actions mentioned in the immediately succeeding sentence, each of the Security Documents will create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable fully perfected security interest in and Lien on all right, title and interest of the Credit Parties party thereto in the Collateral described therein, subject only to Permitted Liens. Subject to Sections 5.07, 8.04 and this Section 8.11 and the definition of “Collateral and

Guaranty Requirements,” no filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings which shall have been made on or prior to the execution of such Security Document.

8.12 Capitalization. All the Capital Stock, as set forth on Schedule 8.12, in the Borrower and each other Credit Party (other than the Parent) is legally and beneficially owned directly or indirectly by the Parent and, except as permitted by Section 10.02, such structure shall remain so until the later of the Tranche A Loan Maturity Date and the Tranche B Loan Maturity Date.

8.13 Subsidiaries. On and as of the Effective Date, other than in respect of Dormant Subsidiaries (i) the Parent has no Subsidiaries other than those Subsidiaries listed on Schedule 8.13 which Schedule identifies the correct legal name, direct owner, percentage ownership and jurisdiction of organization of the Borrower and each such other Subsidiary on the date hereof, (ii) all outstanding shares of the Borrower and each other Subsidiary of the Parent have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights, and (iii) neither the Borrower nor any Subsidiary of the Parent has outstanding any securities convertible into or exchangeable for its Capital Stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Capital Stock or any stock appreciation or similar rights.

8.14 Compliance with Statutes, etc. The Parent and each of its Subsidiaries is in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.15 Winding-up, etc. None of the events contemplated in clauses (a), (b), (c) or (d) of Section 11.05 has occurred with respect to any Credit Party.

8.16 No Default. No event has occurred which constitutes a Default or Event of Default under or in respect of any Credit Document to which any Credit Party is a party or by which the Parent or any of its Subsidiaries may be bound (including (inter alia) this Agreement) and no event has occurred which constitutes a default under or in respect of any agreement or document to which any Credit Party is a party or by which any Credit Party may be bound, except to an extent as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.17 Pollution and Other Regulations. Each of the Credit Parties:

(a) is in compliance with all applicable federal, state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, water of the contiguous zone, ocean waters and international waters), including without limitation, laws, regulations, conventions and agreements relating to (i) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazard substances, petroleum and petroleum products and by-products (“Materials of Environmental Concern”) or (ii) Environmental Law;

(b) has all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Law (“Environmental Approvals”) and is in compliance with all Environmental Approvals required to operate its business as presently conducted or as reasonably anticipated to be conducted;

(c) has not received any notice, claim, action, cause of action, investigation or demand by any other person, alleging potential liability for, or a requirement to incur, investigatory costs, clean-up costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys’ fees and expenses or fines or penalties, in each case arising out of, based on or resulting from (i) the presence or release or threat of release into the environment of any Materials of Environmental Concern at any location, whether or not owned by such person or (ii) Environmental Claim, which is, or are, in each case, material; and

there are no circumstances that may prevent or interfere with such full compliance in the future.

There are no Environmental Claims pending or threatened against any of the Credit Parties which the Parent or the Borrower, in its reasonable opinion, believes to be material.

There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that the Parent or the Borrower reasonably believes could form the basis of any bona fide material Environmental Claim against any of the Credit Parties.

8.18 Ownership of Assets. Except as permitted by Section 10.02, each member of the NCLC Group has good and marketable title to all its assets which is reflected in the audited accounts referred to in Section 8.05(a)

8.19 Concerning the Collateral Vessel. (a) The name, registered owner, official number, and jurisdiction of registration and flag of the Collateral Vessel is set forth on Schedule 8.19 (as updated from time to time by the Borrower pursuant to Section 9.13 with respect to flag jurisdiction, and otherwise (with respect to name, registered owner, official number and jurisdiction of registration) upon advance notice and in a manner that does not interfere with the Lenders’ Liens on the Collateral, provided that the Borrower shall take all steps requested by the Collateral Agent to preserve and protect the Liens created by the Security Documents on the Collateral Vessel) and (b) the Collateral Vessel is and will be operated in material compliance with all applicable law, rules and regulations.

8.20 Citizenship. None of the Credit Parties has an establishment in the United Kingdom within the meaning of the Overseas Companies Regulation 2009 or a place of business in the United States (in each case, except as already disclosed) or any other jurisdiction which requires any of the Security Documents to be filed or registered in that jurisdiction to ensure the validity of the Security Documents to which it is a party unless (x) all such filings and registrations have been made or will be made as provided in Sections 5.07, 8.04 and 8.11 and the definition of “Collateral and Guaranty Requirements” and (y) prompt notice of the establishment of such a place of business is given to the Facility Agent and the requirements set forth in Section 9.10 have been satisfied. The Borrower and each other Credit Party which owns or operates, or will own or operate, the Collateral Vessel at any time is, or will be, qualified to own and operate the Collateral Vessel under the laws of the Bahamas or such other jurisdiction in which the Collateral Vessel is permitted, or will be permitted, to be flagged in accordance with the terms of Section 9.13.

8.21 Collateral Vessel Classification. The Collateral Vessel is classified in the highest class available for vessels of its age and type with a classification society listed on Schedule 8.21 hereto or another internationally recognized classification society reasonably acceptable to the Collateral Agent, free of any overdue conditions or recommendations.

8.22 No Immunity. None of the Credit Parties nor any of their respective assets enjoys any right of immunity (sovereign or otherwise) from set-off, suit or execution in respect of their obligations under this Agreement or any of the other Credit Documents or by any relevant or applicable law.

8.23 Fees, Governing Law and Enforcement. No fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid to ensure the legality, validity, or enforceability of this Agreement or any of the other Credit Documents other than recording taxes which have been, or will be, paid as and to the extent due. Under the laws of the Bahamas or any other jurisdiction where the Collateral Vessel is flagged, the choice of the laws of England as set forth in the Credit Documents which are stated to be governed by the laws of England is a valid choice of law, and the irrevocable submission by each Credit Party to jurisdiction and consent to service of process and, where necessary, appointment by such Credit Party of an agent for service of process, in each case as set forth in such Credit Documents, is legal, valid, binding and effective.

8.24 Form of Documentation. Each of the Credit Documents is in proper legal form (under the laws of England, the Bahamas, the Isle of Man, Bermuda and each other jurisdiction where the Collateral Vessel is flagged or where the Credit Parties are domiciled) for the enforcement thereof under such laws. To ensure the legality, validity, enforceability or admissibility in evidence of each such Credit Document in England, the Bahamas, the Isle of Man and/or Bermuda it is not necessary that any Credit Document or any other document be filed or recorded with any court or other authority in England, the Bahamas, the Isle of Man and/or Bermuda, except as have been made, or will be made, in accordance with Sections 5, 6, 7 and 8, as applicable.

8.25 Pari Passu or Priority Status. The claims of the Agents and the Lenders against the Parent or the Borrower under this Agreement will rank at least pari passu with the claims of all unsecured creditors of the Parent or the Borrower (other than claims of such creditors to the extent that they are statutorily preferred) and in priority to the claims of any creditor of the Parent or the Borrower who is also a Credit Party.

8.26 Solvency. The Credit Parties, taken as a whole, are and shall remain, after the advance to them of the Loans or any of such Loans, solvent in accordance with the laws of Bermuda, the United States, England, the Isle of Man and the Bahamas and in particular with the provisions of the Bankruptcy Code and the requirements thereof.

8.27 No Undisclosed Commissions. There are and will be no commissions, rebates, premiums or other payments by or to or on account of any Credit Party, their shareholders or directors in connection with the Transaction as a whole other than as disclosed to the Facility Agent or any other Agent in writing.

8.28 Completeness of Documentation. The copies of each Management Agreement, Construction Contract, each Refund Guarantee and, to the extent applicable, Supervision Agreement delivered to the Facility Agent are true and complete copies of each such document constituting valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and no amendments thereto or variations thereof have been agreed nor has any action been taken by the parties thereto which would in any way render such document inoperative or unenforceable, unless replaced by a management agreement or management agreements, refund guarantees or, to the extent applicable, a supervision agreement, as the case may be, reasonably satisfactory to the Facility Agent.

8.29 Money Laundering. Any borrowing by the Borrower hereunder, and the performance of its obligations hereunder and under the other Security Documents, will be for its own account and will not, to the best of its knowledge, involve any breach by it of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the Directive (2005/EC/60) of the European Parliament and of the Council of the European Communities.

SECTION 9. Affirmative Covenants. The Parent and the Borrower hereby covenant and agree that on and after the first Initial Borrowing Date and until the Total Commitment has terminated and the Loans, together with interest, Commitment Commission and all other obligations incurred hereunder and thereunder, are paid in full (other than contingent indemnification and expense reimbursement claims for which no claim has been made):

9.01 Information Covenants. The Parent will provide to the Facility Agent (or will procure the provision of):

(a) Quarterly Financial Statements. Within 60 days after the close of the first three fiscal quarters in each fiscal year of the Parent, the consolidated balance sheets of the Parent and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of operations and cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case, setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by a financial officer of the Borrower, subject to normal year-end audit adjustments and the absence of footnotes;

(b) Annual Financial Statements. Within 120 days after the close of each fiscal year of the Parent, the consolidated balance sheets of the Parent and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and changes in shareholders’ equity and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and audited by independent certified public accountants of recognized international standing, together with an opinion of such accounting firm (which opinion shall not be qualified as to scope of audit or as to the status of the Parent as a going concern) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP;

(c) Valuations. Together with delivery of the financial statements described in Section 9.01(b) for each fiscal year, and at any other time within 15 days of a written request from the Facility Agent, an appraisal report of recent date (but in no event earlier than 90 days before the delivery of such reports) from an Approved Appraiser or such other independent firm of shipbrokers or shipvaluers nominated by the Borrower and approved by the Facility Agent (acting on the instructions of the Required Lenders) or failing such nomination and approval, appointed by the Facility Agent (acting on such instructions) in its sole discretion (each such valuation and any other valuation obtained pursuant to this Section 9.01(c) shall be made without, unless reasonably required by the Facility Agent, physical inspection and on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing buyer and a willing seller without taking into account the benefit of any charterparty or other engagement concerning the Collateral Vessel), stating the then current fair market value of the Collateral Vessel. The appraisal obtained pursuant to the above provisions shall be treated as the fair market value of the Collateral Vessel for that period unless the Facility Agent (acting on the instructions of the Required Lenders) notifies the Borrower within 15 days of the receipt of this appraisal that it is not satisfied that such appraisal appropriately reflects the fair market value of the Collateral Vessel, in which case the Facility Agent shall be entitled to request that the Borrower obtains a second valuation from an Approved Appraiser, such second valuation to be obtained within 15 days of the receipt of the request for the same. Where any such second valuation is so requested, the fair market value of the Collateral Vessel shall be determined on the basis of the average of the two appraisals so obtained. All such appraisals shall be conducted by, and made at the expense of, the Borrower (it being understood that the Facility Agent may and, at the request of the Lenders, shall, upon prior written notice to the Borrower (which notice shall identify the names of the relevant appraisal firms), obtain such appraisals and that the cost of all such appraisals will be for the account of the Borrower); provided that, unless an Event of Default shall then be continuing, in no event shall the Borrower be required to pay for appraisal reports from one or, if applicable, two appraisers on more than one occasion in any fiscal year of the Borrower, with the cost of any such reports in excess thereof to be paid by the Lenders on a pro rata basis;

(d) Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Parent or any of its Subsidiaries shall file with the Securities and Exchange Commission (or any successor thereto);

(e) Projections. (i) As soon as practicable (and in any event within 120 days after the close of each fiscal year), annual cash flow projections on a consolidated basis of the NCLC Group showing on a monthly basis advance ticket sales (for at least 12 months following the date of such statement) for the NCLC Group;

(ii) As soon as practicable (and in any event not later than January 31 of each fiscal year):

(x)	a budget for the NCLC Group for such new fiscal year including a 12 month liquidity budget for such new fiscal year;

(y)	updated financial projections of the NCLC Group for at least the next five years (including an income statement and quarterly break downs for the first of those five years); and

(z)	an outline of the assumptions supporting such budget and financial projections including but without limitation any scheduled drydockings;

(f) Officer’s Compliance Certificates. As soon as practicable (and in any event within 60 days after the close of each of the first three quarters of its fiscal year and within 120 days after the close of each fiscal year), a statement signed by one of the Parent’s financial officers substantially in the form of Exhibit L and such other information as the Facility Agent may reasonably request;

(g) Litigation. On a quarterly basis, details of any material litigation, arbitration or administrative proceedings affecting any Credit Party which are instituted and served, or, to the knowledge of the Parent or the Borrower, threatened (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding $25,000,000 or the equivalent in another currency);

(h) Notice of Event of Default. Promptly upon (i) any Credit Party becoming aware thereof (and in any event within three Business Days), notification of the occurrence of any Event of Default and (ii) the Facility Agent’s request from time to time, a certificate stating whether any Credit Party is aware of the occurrence of any Event of Default;

(i) Status of Foreign Exchange Arrangements. Promptly upon reasonable request from any Joint Lead Arranger through the Facility Agent, an update on the status of the Parent and the Borrower’s foreign exchange arrangements with respect to the New Vessels, the Other Term Loan Facility, the Export Credit Facilities and this Agreement; and

(j) Other Information. Promptly, such further information in its possession or control regarding its financial condition and operations and those of any company in the NCLC Group as the Facility Agent may reasonably request.

In the event that (x) any parent of Parent is not engaged in any business or activity, and does not own any assets or have other liabilities, other than those incidental to its ownership directly or indirectly of the capital stock of Parent and the incurrence of Indebtedness for Borrowed Money (and, without limitation on the foregoing, does not have any subsidiaries other than Parent and Parent’s Subsidiaries and any direct or indirect parent companies of Parent that are not engaged in any other business or activity and do not hold any other assets or have any liabilities except as indicated above) or (y) to the extent that the applicable rules and regulations of the US Securities and Exchange Commission permit Parent to report at a parent of Parent’s level on a consolidated basis then, such consolidated reporting at such parent of Parent’s level in a manner consistent with that described in paragraphs (a) and (b) of this Section 9.01 for Parent (together with a reconciliation showing the adjustments necessary to determine compliance by Parent and its Subsidiaries with the covenants set forth in Sections 10.06, 10.07, and 10.09 and consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and its Subsidiaries, on the one hand, and the information relating to Parent and its Subsidiaries, on the other hand) will satisfy the requirements of such paragraphs.

All accounts required under this Section 9.01 shall be prepared in accordance with GAAP and shall fairly represent in all material respects the financial condition of the relevant company.

9.02 Books and Records; Inspection. The Parent will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in all material respects, in which materially proper and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Parent and its Subsidiaries in accordance with GAAP. The Parent will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Facility Agent at the reasonable request of any Joint Lead Arranger to visit and inspect, under guidance of officers of the Parent or such Subsidiary, any of the properties of the Parent or such Subsidiary, and to examine the books of account of the Parent or such Subsidiary and discuss the affairs, finances and accounts of the Parent or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Facility Agent at the reasonable request of any such Joint Lead Arranger may reasonably request.

9.03 Maintenance of Property; Insurance. The Parent will (x) keep, and will procure that each of its Subsidiaries keeps, all of its real property and assets properly maintained and in existence and will comprehensively insure, and will procure that each of its Subsidiaries comprehensively insures, for such amounts and of such types as would be effected by prudent companies carrying on business similar to the Parent or its Subsidiaries (as the case may be) and (y) maintain (or cause the Borrower to maintain) insurance (including, without limitation, hull and machinery, war risks, loss of hire (if applicable), protection and indemnity insurance as set forth on Schedule 9.03 (the “Required Insurance”) with respect to the Collateral Vessel at all times.

9.04 Corporate Franchises. The Parent will, and will cause each of its Subsidiaries to, do all such things as are necessary to maintain its corporate existence (except as permitted by Section 10.02) in good standing and will ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business, except, in the case of Subsidiaries that are not Credit Parties, to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.05 Compliance with Statutes, etc. The Parent will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions (including all laws and regulations relating to money laundering) imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.06 Hermes Cover. (a) The terms and conditions of the Hermes Cover are incorporated herein and in so far as they impose terms, conditions and/or obligations on the Collateral Agent and/or the Facility Agent and/or the Hermes Agent and/or the Lenders in relation to the Borrower or any other Credit Party then such terms, conditions and obligations are binding on the parties hereto and further in the event of any conflict between the terms of the Hermes Cover and the terms hereof the terms of the Hermes Cover shall be paramount and prevail. For the avoidance of doubt, neither the Parent nor the Borrower has any interest or entitlement in the proceeds of the Hermes Cover. In particular, but without limitation, the Borrower shall pay any difference between the amount of the Loans drawn to pay the Hermes Premium, and the Hermes Premium.

(b) The Borrower shall at all times promptly pay all due and owing Hermes Premium.

9.07 End of Fiscal Years. The Parent and the Borrower will maintain their fiscal year ends as in effect on the Effective Date.

9.08 Performance of Credit Document Obligations. The Parent will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument (including, without limitation, the Credit Documents) by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.09 Payment of Taxes. The Parent will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a Lien not otherwise permitted under Section 10.01, provided that neither the Parent nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

9.10 Further Assurances. (a) The Borrower will, from time to time on being required to do so by the Facility Agent or the Hermes Agent, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the Facility Agent or the Hermes Agent (as the case may be) as the Facility Agent or the Hermes Agent may reasonably consider necessary for giving full effect to any of the Credit Documents or securing to the Agents and/or the Lenders or any of them the full benefit of the rights, powers and remedies conferred upon the Agents and/or the Lenders or any of them in any such Credit Document.

(b) The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower, where permitted by law. The Collateral Agent will promptly send the Borrower a copy of any financing or continuation statements which it may file without the signature of the Borrower and the filing or recordation information with respect thereto.

(c) If at any time an ECF Borrower shall enter into a Supervision Agreement pursuant to the relevant Construction Contract, such ECF Borrower shall, substantially simultaneously therewith, duly authorize, execute and deliver a valid and effective second-priority (junior only to the Liens of the secured party under the relevant Export Credit Facility and pari passu only to the Liens of the secured party under the Other Term Loan Facility) legal assignment in favor of the Collateral Agent of all of such ECF Borrower’s present and future interests in and benefits under such Supervision Agreement, which such assignment shall be in form and substance reasonably acceptable to the Facility Agent and customary for this type of transaction.

9.11 Ownership of Subsidiaries. Other than “director qualifying shares” and similar requirements, the Parent shall at all times directly or indirectly own 100% of the Capital Stock or other Equity Interests of the Borrower (except as permitted by Section 10.02).

9.12 Consents and Registrations. The Parent and the Borrower shall obtain, and for so long as such ECF Borrower is a Credit Party, the Parent shall procure that the ECF Borrowers obtain (and shall, at the request of the Facility Agent, promptly furnish certified copies to the Facility Agent of) all such authorizations, approvals, consents, licenses and exemptions as may be required under any applicable law or regulation to enable it or any Credit Party to perform its obligations under, and ensure the validity or enforceability of, each of the Credit Documents are obtained and promptly renewed from time to time and will procure that the terms of the same are complied with at all times. Insofar as such filings or registrations have not been completed on or before an Initial Borrowing Date, the Borrower will procure the filing or registration within applicable time limits of each applicable Security Document which requires filing or registration together with all ancillary documents required to preserve the priority and enforceability of the Security Documents.

9.13 Flag of Collateral Vessel. (a) The Borrower shall cause the Collateral Vessel to be registered under the laws and flag of the Bahamas or, provided that the requirements of a Flag Jurisdiction Transfer are satisfied, another Acceptable Flag Jurisdiction. Notwithstanding the foregoing, the relevant Credit Party may transfer the Collateral Vessel to an Acceptable Flag Jurisdiction pursuant to the requirements set forth in the definition of “Flag Jurisdiction Transfer”.

(b) Except as permitted by Section 10.02, the Borrower will own the Collateral Vessel and will procure that the Collateral Vessel is traded within the NCLC Fleet until the later of the Tranche A Loan Maturity Date and the Tranche B Loan Maturity Date.

(c) The Borrower will at all times engage the Manager (or a replacement manager reasonably acceptable to the Facility Agent) to provide the commercial and technical management and crewing of the Collateral Vessel.

9.14 “Know Your Customer” and Other Similar Information. The Parent will, and will cause the Credit Parties, to provide (i) the “Know Your Customer” information required pursuant to the PATRIOT Act and applicable money laundering provisions and (ii) such other documentation and evidence necessary in order for the Lenders to carry out and be reasonably satisfied with other similar checks under all applicable laws and regulations pursuant to the Transaction and the Hermes Cover, in each case as requested by the Facility Agent, the Hermes Agent or any Lender in connection with each of the Facility Agent’s, the Hermes Agent’s and each Lender’s internal compliance regulations.

SECTION 10. Negative Covenants. The Parent and the Borrower hereby covenant and agree that on and after the first Initial Borrowing Date and until all Commitments have terminated and the Loans, together with interest, Commitment Commission and all other Credit Document Obligations incurred hereunder and thereunder, are paid in full (other than contingent indemnification and expense reimbursement claims for which no claim has been made):

10.01 Liens. The Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any Collateral, whether now owned or hereafter acquired, or sell any such Collateral subject to an understanding or agreement, contingent or otherwise, to repurchase such Collateral (including sales of accounts receivable with recourse to the Parent or any of its Subsidiaries); provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

(ii) Liens imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for Borrowed Money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Collateral and do not materially impair the use thereof in the operation of the business of the Parent or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Collateral subject to any such Lien;

(iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule 10.01, and any renewals or extensions of such Liens, provided that the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding on the Effective Date, less any repayments of principal thereof;

(iv) Liens created pursuant to the Security Documents including, without limitation, Liens created in relation to any Interest Rate Protection Agreement or Other Hedging Agreement;

(v) Liens arising out of judgments, awards, decrees or attachments with respect to which the Parent or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review, provided that the aggregate amount of all such judgments, awards, decrees or attachments shall not constitute an Event of Default under Section 11.09;

(vi) Liens in respect of seamen’s wages which are not past due and other maritime Liens arising in the ordinary course of business up to an aggregate amount of $10,000,000;

(vii) Liens on the ECF Collateral securing the obligations under the Export Credit Facilities and the Other Term Loan Facility and any interest rate protection agreement or other hedging agreement in connection therewith, provided that such Liens are subject to the provisions of the ECF Intecreditor Agreements;

(viii) Liens on the Jewel Collateral securing the obligations under the Senior Loan Agreements and any interest rate protection agreement or other hedging agreement in connection therewith, provided that such Liens are subject to the provisions of the Jewel Intercreditor Agreement; and

(ix) Liens which rank after the Liens created by the Security Documents to secure the performance of bids, tenders, bonds or contracts; provided that (a) such bids, tenders, bonds or contracts directly relate to the Collateral Vessel, are incurred in the ordinary course of business and do not relate to the incurrence of Indebtedness for Borrowed Money, and (b) at any time outstanding, the aggregate amount of Liens under this clause (ix) shall not secure greater than $25,000,000 of obligations.

In connection with the granting of Liens described above in this Section 10.01 by the Parent or any of its Subsidiaries, the Facility Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien subordination agreements in favor of the holder or holders of such Liens, in respect of the item or items of equipment or other assets subject to such Liens).

10.02 Consolidation, Merger, Amalgamation, Sale of Assets, Acquisitions, etc. (a) The Parent will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger, amalgamation or consolidation, or convey, sell, lease or otherwise dispose of all or substantially all of its property or assets, or make any Acquisitions, except that:

(i) any Subsidiary of the Parent (other than the Borrower) may merge, amalgamate or consolidate with and into, or be dissolved or liquidated into, the Parent or other Subsidiary of the Parent (other than the Borrower), so long as (x) in the case of any such merger, amalgamation, consolidation, dissolution or liquidation involving the Parent, the Parent is the surviving or continuing entity of any such merger, amalgamation, consolidation, dissolution or liquidation and (y) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, amalgamation, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been taken;

(ii) the Parent and any Subsidiary of the Parent may make dispositions of assets so long as such disposition is permitted pursuant to Section 10.02(b);

(iii) the Parent and any Subsidiary of the Parent (other than the Borrower) may make Acquisitions; provided that (x) the Parent provides evidence reasonably satisfactory to the Required Lenders that the Parent will be in compliance with the financial undertakings contained in Sections 10.06 to 10.09 after giving effect to such Acquisition on a pro forma basis and (y) no Default or Event of Default will exist after giving effect to such Acquisition; and

(iv) the Parent and any Subsidiary of the Parent (other than the Borrower) may establish new Subsidiaries.

(b) The Parent will not, and will not permit any other company in the NCLC Group to, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or a substantial part of its assets except that the following disposals shall not be taken into account:

(i) dispositions made in the ordinary course of trading of the disposing entity (excluding a disposition of the Collateral Vessel or other Collateral) including without limitation, the payment of cash as consideration for the purchase or acquisition of any asset or service or in the discharge of any obligation incurred for value in the ordinary course of trading;

(ii) dispositions of cash raised or borrowed for the purposes for which such cash was raised or borrowed;

(iii) dispositions of assets (other than the Collateral Vessel or other Collateral) owned by any member of the NCLC Group in exchange for other assets comparable or superior as to type and value;

(iv) a vessel (other than the Collateral Vessel or other Collateral) or any other asset owned by any member of the NCLC Group (other than the Borrower) may be sold, provided such sale is on a willing seller willing buyer basis at or about market rate and at arm’s length subject always to the provisions of any loan documentation for the financing of such vessel or other asset;

(v) the Credit Parties may sell, lease or otherwise dispose of the Collateral Vessel or sell 100% of the Capital Stock of the Borrower, provided that such sale is made at fair market value, the Total Allocable Commitment is permanently reduced to $0, and the Loans are repaid in full; and

(vi) Permitted Chartering Arrangements.

10.03 Dividends. The Parent will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Parent or any of its Subsidiaries, except that:

(i) Subsidiaries of the Parent may pay Dividends to another member of the NCLC Group; provided that the Borrower shall procure that any Dividends or other distributions and interest paid or payable in connection with such Dividends or other distributions to NCL International, Ltd., NCL America Holdings, LLC or Arrasas Limited shall be received promptly by the Parent directly or indirectly by way of Dividend;

(ii) the Parent may pay Dividends in respect of the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated tax returns for each relevant jurisdiction of the NCLC Group or holder of the Parent’s Capital Stock with respect to income taxable as a result of any member of the NCLC Group being taxed as a pass-through entity for U.S. Federal, state and local income tax purposes or attributable to any member of the NCLC Group; and

(iii) the Parent may pay Dividends in an amount not to exceed 50% of Consolidated Net Income of the Parent and its Subsidiaries for the period (taken as one period) commencing on January 1, 2010 and ending on the date prior to such Dividend for which financial statements are available so long as (x) no Default or Event or Default exists or would result from such Dividend and (y) at the time of such Dividend and after giving effect thereto the ratio of Total Net Funded Debt to Consolidated EBITDA for the four consecutive fiscal quarters last ended for which financial statements have been provided to the Facility Agent pursuant to Section 9.01 is less than 5.50:1.00.

10.04 Advances, Investments and Loans. The Parent will not, and will not permit any other member of the NCLC Group to, purchase or acquire any margin stock (or other Equity Interests) or any other asset, or make any capital contribution to or other investment in any other Person (each of the foregoing an “Investment” and, collectively, “Investments”), in each case either in a single transaction or in a series of transactions (whether related or not), except that the following shall be permitted:

(i) Investments on arm’s length terms;

(ii) Investments for its use in its ordinary course of business;

(iii) Investments the cost of which is less than or equal to its fair market value at the date of acquisition; and

(iv) Investments permitted by Section 10.02.

10.05 Transactions with Affiliates. (a) The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of such Person (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10,000,000, unless such Affiliate Transaction is on terms that are not materially less favorable to the Parent or any Subsidiary of the Parent than those that could have been obtained in a comparable transaction by such Person with an unrelated Person.

(b) The provisions of Section 10.05(a) shall not apply to the following:

(i) transactions between or among the Parent and/or any Subsidiary of the Parent (or an entity that becomes a Subsidiary of the Parent as a result of such transaction) and any merger, consolidation or amalgamation of the Parent or any Subsidiary of the Parent and any direct parent of the Parent, any Subsidiary of the Parent or, in the case of a Subsidiary of the Parent, the Parent; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Parent or such Subsidiary of the Parent, as the case may be, and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;

(ii) Dividends permitted by Section 10.03 and Investments permitted by Section 10.04;

(iii) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Parent or any Subsidiary of the Parent, any direct or indirect parent of the Parent;

(iv) payments by the Parent or any Subsidiary of the Parent to a Permitted Holder made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Parent in good faith;

(v) any agreement to pay, and the payment of, monitoring, management, transaction, advisory or similar fees (A) in an aggregate amount in any fiscal year not to exceed the sum of (1) the greater of (i) 1% of Consolidated EBITDA of the Parent and (ii) $9,000,000, plus reasonable out of pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods; plus (2) any deferred fees (to the extent such fees were within such amount in clause (A)(1) above originally), plus (B) 2.0% of the value of transactions with respect to which an Affiliate provides any transaction, advisory or other services, plus (C) so long as no Event of Default has occurred and is continuing, in the event of an initial public offering, the present value of all future amounts payable pursuant to any agreement referred to in clause (A)(1) above in connection with the termination of such agreement with a Permitted Holder; provided that if any such payment pursuant to clause (C) is not permitted to be paid as a result of an Event of Default, such payment shall accrue and may be payable when no Event of Default is continuing to the extent that no further Event of Default would result therefrom;

(vi) transactions in which the Parent or any Subsidiary of the Parent, as the case may be, delivers to the Facility Agent a letter from an independent financial advisor stating that such transaction is fair to the Parent or any Subsidiary of the Parent, as the case may be, from a financial point of view or meets the requirements of Section 10.05(a);

(vii) payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the board of directors of the Parent in good faith;

(viii) any agreement as in effect as of the Effective Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Effective Date) or any transaction contemplated thereby as determined in good faith by the Parent;

(ix) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Parent and its Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Parent, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Subsidiaries of the Parent entered into in the ordinary course of business and consistent with past practice or industry norm;

(x) the issuance of Equity Interests (other than Disqualified Stock) of the Parent to any Person;

(xi) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Parent or any direct or indirect parent of the Issuer or of a Subsidiary of the Parent, as appropriate, in good faith;

(xii) any contribution to the capital of the Parent;

(xiii) transactions between the Parent or any Subsidiary of the Parent and any Person, a director of which is also a director of the Parent or a Subsidiary of the Parent or any direct or indirect parent of the Parent; provided, however, that such director abstains from voting as a director of the Parent or a Subsidiary of the Parent or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xiv) pledges of Equity Interests of Subsidiaries of the Parent (other than the Borrower);

(xv) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xvi) any employment agreements entered into by the Parent or any Subsidiary of the Parent in the ordinary course of business; and

(xvii) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Parent in an officer’s certificate) for the purpose of improving the consolidated tax efficiency of the Parent and its Subsidiaries and not for the purpose of circumventing any provision set forth in this Agreement.

10.06 Free Liquidity. The Parent will not permit the Free Liquidity to be less than $50,000,000 at any time.

10.07 Total Net Funded Debt to Total Capitalization. The Parent will not permit the ratio of Total Net Funded Debt to Total Capitalization to be greater than 0.70:1.00 at any time.

10.08 Collateral Maintenance. The Borrower will not permit the Appraised Value of the Collateral Vessel (such value, the “Vessel Value”) to be less than 125% of the sum of (x) the aggregate outstanding principal amount of Loans at such time and (y) the aggregate outstanding principal amount of loans under the Existing Jewel Facility at such time; provided that, so long as any non-compliance in respect of this Section 10.08 is not caused by a voluntary Collateral Disposition, such non-compliance shall not constitute a Default or an Event of Default so long as within 10 Business Days of the occurrence of such default, the Borrower shall either (i) post additional collateral reasonably satisfactory to the Required Lenders in favor of the Collateral Agent (it being understood that cash collateral comprised of Dollars is satisfactory and that it shall be valued at par), pursuant to security documentation reasonably satisfactory in form and substance to the Collateral Agent and the Joint Lead Arrangers, in an aggregate amount sufficient to cure such non-compliance (and shall at all times during such period and prior to satisfactory completion thereof, be diligently carrying out such actions) or (ii) repay Loans in an amount sufficient to cure such non-compliance; provided, further, that, subject to the last sentence in Section 9.01(c), the covenant in this Section 10.08 shall be tested no more than once per calendar year in the absence of the occurrence of an Event of Default which is continuing.

10.09 Consolidated EBITDA to Consolidated Debt Service. The Parent will not permit the ratio of Consolidated EBITDA to Consolidated Debt Service for the NCLC Group at the end of any fiscal quarter, computed for the period of the four consecutive fiscal quarters ending as at the end of the relevant fiscal quarter, to be less than 1.25:1.00 unless the Free Liquidity of the NCLC Group at all times during such period of four consecutive fiscal quarters ending as at the end of such fiscal quarter was equal to or greater than $100,000,000.

10.10 Business; Change of Name. The Parent will not, and will not permit any of its Subsidiaries to, change its name, change its address as indicated on Schedule 14.03A to an address outside the State of Florida, or make or threaten to make any substantial change in its business as presently conducted or cease to perform its current business activities or carry on any other business which is substantial in relation to its business as presently conducted if doing so would imperil the security created by any of the Security Documents or affect the ability of the Parent or its Subsidiaries to duly perform its obligations under any Credit Document to which it is or may be a party from time to time (it being understood that name changes and changes of address to an address outside the State of Florida shall be permitted so long as new, relevant Security Documents are executed and delivered (and if necessary, recorded) in a form reasonably satisfactory to the Collateral Agent), in each case in the reasonable opinion of the Facility Agent; provided that any new leisure or hospitality venture embarked upon by any member of the NCLC Group (other than the Parent) shall not constitute a substantial change in its business.

10.11 Subordination of Indebtedness. Other than the Sky Vessel Indebtedness, (i) the Parent shall procure that any and all of its Indebtedness with any other Credit Party and/or any shareholder of the Parent is at all times fully subordinated to the Credit Document Obligations and (ii) the Parent shall not make or permit to be made any repayments of principal, payments of interest or of any other costs, fees, expenses or liabilities arising from or representing Indebtedness with any shareholder of the Parent. Upon the occurrence of an Event of Default, the Parent shall not make any repayments of principal, payments of interest or of any other costs, fees, expenses or liabilities arising from or representing Indebtedness with any other Credit Party (including, for the avoidance of doubt, the Sky Vessel Indebtedness); provided that, notwithstanding anything set forth in this Agreement to the contrary, the consent of the Lenders will be required for any (I) prepayment of the Sky Vessel Indebtedness in advance of the scheduled repayments set forth in the memorandum of agreement referred to in the definition of Sky Vessel Indebtedness and (II) amendment to the memorandum of agreement referred to in the definition of Sky Vessel Indebtedness to the extent that such amendment involves a material change to terms of the financing arrangements set forth therein that is adverse to the interests of either the Parent or the Lenders (including, without limitation, any change that is adverse to the interests of either the Parent or the Lenders (i) in the timing and/or schedule of repayment applicable to such financing arrangements by more than five Business Days or (ii) in the interest rate applicable to such financing arrangements).

10.12 Activities of Borrower, etc. The Parent will not permit the Borrower to, and the Borrower will not:

(i) issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other Person, other than (x) in the ordinary course of its business as owner of the Collateral Vessel and (y) in respect of the Senior Loan Agreements;

(ii) incur any Indebtedness other than (x) under the Credit Documents and the Senior Loan Agreements, and (y) in the ordinary course of its business as owner of the Collateral Vessel; and

(iii) engage in any business or own any significant assets or have any material liabilities other than (i) its ownership of the Collateral Vessel and (ii) those liabilities which it is responsible for under this Agreement and the other Credit Documents to which it is a party and the Senior Loan Agreements to which it is a party, provided that the Borrower may also engage in those activities that are incidental to (x) the maintenance of its existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

10.13 Material Amendments or Modifications of Construction Contracts. The Parent will not, and will not permit any of its Subsidiaries to, make any material amendments, modifications or changes to any term or provision of either Construction Contract that would amend, modify or change (i) the purpose of the relevant New Vessel or (ii) the Initial Construction Price under such Construction Contract in excess of 7.5% in the aggregate, in each case unless such amendment, modification or change is approved in advance by the Facility Agent and the Hermes Agent, and the same could not reasonably be expected to be adverse to the interests of the Lenders or the Hermes Cover.

10.14 No Place of Business. None of the Credit Parties shall establish a place of business in the United Kingdom or the United States of America, with the exception of those places of business already in existence on the Effective Date, unless prompt notice thereof is given to the Facility Agent and the requirements set forth in Section 9.10 have been satisfied.

SECTION 11. Events of Default. Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.01 Payments. The Borrower or any other Credit Party does not pay on the due date any amount of principal or interest on any Loan (provided, however, that if any such amount is not paid when due solely by reason of some error or omission on the part of the bank or banks through whom the relevant funds are being transmitted no Event of Default shall occur for the purposes of this Section 11.01 until the expiry of three Business Days following the date on which such payment is due) or, within three days of the due date any other amount, payable by it under any Credit Document to which it may at any time be a party, at the place and in the currency in which it is expressed to be payable; or

11.02 Representations, etc. Any representation, warranty or statement made or repeated in, or in connection with, any Credit Document or in any accounts, certificate, statement or opinion delivered by or on behalf of any Credit Party thereunder or in connection therewith is materially incorrect when made or would, if repeated at any time hereafter by reference to the facts subsisting at such time, no longer be materially correct; or

11.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(h), Section 9.06, Section 9.11 or Section 10 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document and, in the case of this clause (ii), such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Facility Agent or any of the Lenders; or

11.04 Default Under Other Agreements. (a) Any event of default occurs under any financial contract or financial document relating to any Indebtedness of any member of the NCLC Group;

(b) Any such Indebtedness or any sum payable in respect thereof is not paid when due (after the expiry of any applicable grace period(s)) whether by acceleration or otherwise;

(c) Any Lien over any assets of any member of the NCLC Group becomes enforceable; or

(d) Any other Indebtedness of any member of the NCLC Group is not paid when due or is or becomes capable of being declared due prematurely by reason of default or any security for the same becomes enforceable by reason of default, provided that:

(i) it shall not be a Default or Event of Default under this Section 11.04 unless the principal amount of the relevant Indebtedness as described in preceding clauses (a) through (d), inclusive, exceeds $15,000,000;

(ii) no Event of Default will arise under clauses (a), (c) and/or (d) until the earlier of (x) 30 days following the occurrence of the related event of default, Lien becoming enforceable or Indebtedness becoming capable of being declared due prematurely, as the case may be, and (y) the acceleration of the relevant Indebtedness or the enforcement of the relevant Lien; and

(iii) if at any time hereafter the Parent or any other member of the NCLC Group agrees to the incorporation of a cross default provision into any financial contract or financial document relating to any Indebtedness that is more onerous than this Section 11.04, then the Parent shall immediately notify the Facility Agent and that cross default provision shall be deemed to apply to this Agreement as if set out in full herein with effect from the date of such financial contract or financial document and during the term of that financial contract or financial document; or

11.05 Bankruptcy, etc. (a) Other than as expressly permitted in Section 10, any order is made or an effective resolution passed or other action taken for the suspension of payments or dissolution, termination of existence, liquidation, winding-up or bankruptcy of any member of the NCLC Group; or

(b) Any member of the NCLC Group shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against any member of the NCLC Group, and the petition is not dismissed within 45 days after the filing thereof, provided, however, that during the pendency of such period, each Lender shall be relieved of its obligation to extend credit hereunder; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any member of the NCLC Group, to operate all or any substantial portion of the business of any member of the NCLC Group, or any member of the NCLC Group commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any member of the NCLC Group, or there is commenced against any member of the NCLC Group any such proceeding which remains undismissed for a period of 45 days after the filing thereof, or any member of the NCLC Group is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any member of the NCLC Group makes a general assignment for the benefit of creditors; or any Company action is taken by any member of the NCLC Group for the purpose of effecting any of the foregoing; or

(c) A liquidator (subject to Section 11.05(e)), trustee, administrator, receiver, manager or similar officer is appointed in respect of any member of the NCLC Group or in respect of all or any substantial part of the assets of any member of the NCLC Group and in any such case such appointment is not withdrawn within 30 days (in this Section 11.05, the “Grace Period”) unless the Facility Agent considers in its sole discretion that the interest of the Lenders and/or the Agents might reasonably be expected to be adversely affected in which event the Grace Period shall not apply; or

(d) Any member of the NCLC Group becomes or is declared insolvent or is unable, or admits in writing its inability, to pay its debts as they fall due or becomes insolvent within the terms of any applicable law; or

(e) Anything analogous to or having a substantially similar effect to any of the events specified in this Section 11.05 shall have occurred under the laws of any applicable jurisdiction (subject to the analogous grace periods set forth herein); or

11.06 Total Loss. An Event of Loss shall occur resulting in the actual or constructive total loss of the Collateral Vessel or the agreed or compromised total loss of the Collateral Vessel and the proceeds of the insurance in respect thereof shall not have been received within 150 days of the event giving rise to such Event of Loss; or

11.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the material Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except in connection with Permitted Liens), and subject to no other Liens (except Permitted Liens), or any “event of default” (as defined in the Vessel Mortgage) shall occur in respect of the Vessel Mortgage; or

11.08 Guaranties. (a) The Parent Guaranty, or any provision thereof, shall cease to be in full force or effect as to the Parent, or the Parent (or any Person acting by or on behalf of the Parent) shall deny or disaffirm the Parent’s obligations under the Parent Guaranty; or

(b) The Hermes Cover, or any material provision thereof, shall cease to be in full force or effect, or Hermes (or any Person acting by or on behalf of the Parent or the Hermes Agent) shall deny or disaffirm Hermes’ obligations under the Hermes Cover; or

11.09 Judgments. Any distress, execution, attachment or other process affects the whole or any substantial part of the assets of any member of the NCLC Group and remains undischarged for a period of 21 days or any uninsured judgment in excess of $15,000,000 following final appeal remains unsatisfied for a period of 30 days in the case of a judgment made in the United States and otherwise for a period of 60 days; or

11.10 Cessation of Business. Subject to Section 10.02, any member of the NCLC Group shall cease to carry on all or a substantial part of its business; or

11.11 Revocation of Consents. Any authorization, approval, consent, license, exemption, filing, registration or notarization or other requirement necessary to enable any Credit Party to comply with any of its obligations under any of the Credit Documents to which it is a party shall have been materially adversely modified, revoked or withheld or shall not remain in full force and effect and within 90 days of the date of its occurrence such event is not remedied to the satisfaction of the Required Lenders and the Required Lenders consider in their sole discretion that such failure is or might be expected to become materially prejudicial to the interests, rights or position of the Agents and the Lenders or any of them; provided that the Borrower shall not be entitled to the aforesaid 90 day period if the modification, revocation or withholding of the authorization, approval or consent is due to an act or omission of any Credit Party and the Required Lenders are satisfied in their sole discretion that the interests of the Agents or the Lenders might reasonably be expected to be materially adversely affected; or

11.12 Unlawfulness. At any time it is unlawful or impossible for:

(i) any Credit Party to perform any of its obligations under any Credit Document to which it is a party; or

(ii) the Agents or the Lenders, as applicable, to exercise any of their rights under any of the Credit Documents;

provided that no Event of Default shall be deemed to have occurred (x) (except where the unlawfulness or impossibility adversely affects any Credit Party’s payment obligations under this Agreement and/or the other Credit Documents (the determination of which shall be in the Facility Agent’s sole discretion) in which case the following provisions of this Section 11.12 shall not apply) where the unlawfulness or impossibility prevents any Credit Party from performing its obligations (other than its payment obligations under this Agreement and the other Credit Documents) and is cured within a period of 21 days of the occurrence of the event giving rise to the unlawfulness or impossibility and the relevant Credit Party, within the aforesaid period, performs its obligation(s), and (y) where the Facility Agent and/or the Lenders, as applicable, could, in its or their sole discretion, mitigate the consequences of unlawfulness or impossibility in the manner described in Section 2.10(a) (it being understood that the costs of mitigation shall be determined in accordance with Section 2.10(a)); or

11.13 Insurances. Borrower shall have failed to insure the Collateral Vessel in the manner specified in this Agreement or failed to renew the Required Insurance at least 10 Business Days prior to the date of expiry thereof and, if requested by the Facility Agent, produce prompt confirmation of such renewal to the Facility Agent; or

11.14 Disposals. The Borrower or any other member of the NCLC Group shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor with the intention of preferring such creditor over any other creditor; or

11.15 Government Intervention. The authority of any member of the NCLC Group in the conduct of its business shall be wholly or substantially curtailed by any seizure or intervention by or on behalf of any authority and within 90 days of the date of its occurrence any such seizure or intervention is not relinquished or withdrawn and the Facility Agent reasonably considers that the relevant occurrence is or might be expected to become materially prejudicial to the interests, rights or position of the Agents and/or the Lenders; provided that the Borrower shall not be entitled to the aforesaid 90 day period if the seizure or intervention executed by any authority is due to an act or omission of any member of the NCLC Group and the Facility Agent is satisfied, in its sole discretion, that the interests of the Agents and/or the Lenders might reasonably be expected to be materially adversely affected; or

11.16 Change of Control. A Change of Control shall occur; or

11.17 Material Adverse Change. Any event shall occur which results in a Material Adverse Effect; or

11.18 Repudiation of Construction Contract or other Material Documents. Any party to the Construction Contract, any Credit Document or any other material documents related to the Credit Document Obligations hereunder shall repudiate the Construction Contract, such Credit Document or such material document in any way;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Facility Agent, upon the written request of the Required Lenders and after having informed the Hermes Agent of such written request, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.05 shall occur, the result which would occur upon the giving of written notice by the Facility Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Credit Document Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

SECTION 12. Agency and Security Trustee Provisions.

12.01 Appointment and Declaration of Trust. (a) The Lenders hereby designate KfW IPEX-Bank GmbH, as Facility Agent (for purposes of this Section 12, the term “Facility Agent” shall include KfW IPEX-Bank GmbH (and/or any of its Affiliates) in its capacity as Collateral Agent under the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates and, may transfer from time to time any or all of its rights, duties and obligations hereunder and under the relevant Credit Documents (in accordance with the terms thereof) to any of its banking affiliates.

(b) KfW IPEX-Bank GmbH in its capacity as Collateral Agent pursuant to the Security Documents declares that it shall hold the Collateral in trust for the Secured Creditors in accordance with the terms contained in each Intercreditor Agreement, as applicable. The Collateral Agent shall have the right to delegate a co-agent or sub-agent from time to time to perform and benefit from any or all rights, duties and obligations hereunder and under the relevant Security Documents (in accordance with the terms thereof and of the Security Trust Deed) and, in the event that any such duties or obligations are so delegated, the Collateral Agent is hereby authorized to enter into additional Security Documents or amendments to the then existing Security Documents to the extent it deems necessary or advisable to implement such delegation and, in connection therewith, the Parent will, or will cause the relevant Subsidiary to, use its commercially reasonable efforts to promptly deliver any opinion of counsel that the Facility Agent may reasonably require to the reasonable satisfaction of the Facility Agent.

(c) The Lenders hereby designate KfW IPEX-Bank GmbH, as Hermes Agent, which Agent shall be responsible for any and all communication, information and negotiation required with Hermes in relation to the Hermes Cover. All notices and other communications provided to the Hermes Agent shall be mailed, telexed, telecopied, delivered or electronic mailed to the Notice Office of the Hermes Agent.

12.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. None of the Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder, under any other Credit Document, under the Hermes Cover or in connection herewith or therewith, unless caused by such Person’s gross negligence or willful misconduct (any such liability limited to the applicable Agent to whom such Person relates). The duties of each of the Agents shall be mechanical and administrative in nature; none of the Agents shall have by reason of this Agreement or any other Credit Document any fiduciary relationship in respect of any Lender; and nothing in this

Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agents any obligations in respect of this Agreement, any other Credit Document or the Hermes Cover except as expressly set forth herein or therein.

12.03 Lack of Reliance on the Agents. Independently and without reliance upon the Agents, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith, (ii) its own appraisal of the creditworthiness of the Credit Parties and (iii) its own appraisal of the Hermes Cover and, except as expressly provided in this Agreement, none of the Agents shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. None of the Agents shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement, any other Credit Document, the Hermes Cover or the financial condition of the Credit Parties or any of them or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, any other Credit Document, the Hermes Cover, or the financial condition of the Credit Parties or any of them or the existence or possible existence of any Default or Event of Default.

12.04 Certain Rights of the Agents. If any of the Agents shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement, any other Credit Document or the Hermes Cover, the Agents shall be entitled to refrain from such act or taking such action unless and until the Agents shall have received instructions from the Required Lenders; and the Agents shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agents as a result of any of the Agents acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.05 Reliance. Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the applicable Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement, any other Credit Document, the Hermes Cover and its duties hereunder and thereunder, upon advice of counsel selected by the Facility Agent.

12.06 Indemnification. To the extent any of the Agents is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the applicable Agents, in proportion to their respective “percentages” as used in determining the Required Lenders (without regard to the existence of any Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agents in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct.

12.07 The Agents in their Individual Capacities. With respect to its obligation to make Loans under this Agreement, each of the Agents shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lenders,” “Secured Creditors”, “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each of the Agents in their respective individual capacity. Each of the Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.08 Resignation by an Agent. (a) Any Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon notice of resignation by an Agent pursuant to clause (a) above, the Required Lenders shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower; provided that the Borrower’s consent shall not be required pursuant to this clause (b) if an Event of Default exists at the time of appointment of a successor Agent.

(c) If a successor Agent shall not have been so appointed within the 15 Business Day period referenced in clause (a) above, the applicable Agent, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Agent who shall serve as the applicable Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Agent as provided above; provided that the Borrower’s consent shall not be required pursuant to this clause (c) if an Event of Default exists at the time of appointment of a successor Agent.

(d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the applicable Agent, the applicable Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

12.09 The Joint Lead Arrangers. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of HSBC Bank plc and KfW IPEX-Bank GmbH, is hereby appointed as a Joint Lead Arranger by the Lenders to act as specified herein and in the other Credit Documents. Each of the Joint Lead Arrangers in their respective capacities as such shall have only the limited powers, duties, responsibilities and liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby as are set forth herein or therein; it being understood and agreed that the Joint Lead Arrangers shall be entitled to all indemnification and reimbursement rights in favor of any of the Agents as provided for under Sections 12.06 and 14.01. Without limitation of the foregoing, none of the Joint Lead Arrangers shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.10 Impaired Agent. (a) If, at any time, any Agent becomes an Impaired Agent, a Credit Party or a Lender which is required to make a payment under the Credit Documents to such Agent in accordance with Section 4.03 may instead either pay that amount directly to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Credit Party or the Lender making the payment and designated as a trust account for the benefit of the party or parties hereto beneficially entitled to that payment under the Credit Documents. In each case such payments must be made on the due date for payment under the Credit Documents.

(b) All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c) A party to this Agreement which has made a payment in accordance with this Section 12.10 shall be discharged of the relevant payment obligation under the Credit Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d) Promptly upon the appointment of a successor Agent in accordance with Section 12.11, each party to this Agreement which has made a payment to a trust account in accordance with this Section 12.10 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Section 2.04

12.11 Replacement of an Agent. (a) After consultation with the Parent, the Required Lenders may, by giving 30 days’ notice to an Agent (or, at any time such Agent is an Impaired Agent, by giving any shorter notice determined by the Required Lenders) replace such Agent by appointing a successor Agent (subject to Section 12.08(b) and (c)).

(b) The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Borrower) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Credit Documents.

(c) The appointment of the successor Agent shall take effect on the date specified in the notice from the Required Lenders to the retiring Agent. As from such date, the retiring Agent shall be discharged from any further obligation in respect of the Credit Documents but shall remain entitled to the benefit of this Section 12.11 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d) Any successor Agent and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party to this Agreement.

12.12 Resignation by the Hermes Agent. (a) The Hermes Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Hermes Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Hermes Agent, the Required Lenders shall appoint a successor Hermes Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower; provided that the Borrower’s consent shall not be required pursuant to this clause (b) if an Event of Default exists at the time of appointment of a successor Hermes Agent.

(c) If a successor Hermes Agent shall not have been so appointed within such 15 Business Day period, the Hermes Agent, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Hermes Agent who shall serve as Hermes Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Hermes Agent as provided above; provided that the Borrower’s consent shall not be required pursuant to this clause (d) if an Event of Default exists at the time of appointment of a successor Hermes Agent.

(d) If no successor Hermes Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the Hermes Agent, the Hermes Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Hermes Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Hermes Agent as provided above.

SECTION 13. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, subject to the provisions of this Section 13.

13.01 Assignments and Transfers by the Lenders. (a) Subject to Section 13.06 and 13.07, any Lender (or any Lender together with one or more other Lenders, each an “Existing Lender”) may:

(i) with the consent of the Hermes Agent and the written consent of the Federal Republic of Germany, where required according to the applicable Hermes General Terms and Conditions (Allgemeine Bedingungen) and the supplementary provisions relating to the assignment of Guaranteed Amounts (Ergänzende Bestimmungen für Forderungsabtretungen AB (FAB)), assign any of its rights or transfer by novation any of its rights and obligations under this Agreement or any Credit Document to which it is a party (including, without limitation, all of the Commitments and outstanding Loans, or if less than all, a portion equal to at least $10,000,000 in the aggregate for such Lender’s rights and obligations), to (x) its parent company and/or any Affiliate of such assigning or transferring Lender which is at least 50% owned (directly or indirectly) by such Lender or its parent company or (y) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor, or

(ii) with the consent of the Hermes Agent, the written consent of the Federal Republic of Germany, where required according to the applicable Hermes General Terms and Conditions (Allgemeine Bedingungen) and the supplementary provisions relating to the assignment of Guaranteed Amounts (Ergänzende Bestimmungen für Forderungsabtretungen AB (FAB)) and consent of the Borrower (which consent, in the case of the Borrower (x) shall not be unreasonably withheld or delayed, (y) shall not be required if a Default or Event of Default shall have occurred and be continuing at such time and (z) shall be deemed to have been given ten Business Days after the Existing Lender has requested it in writing unless consent is expressly refused by the Borrower within that time) assign any of its rights in or transfer by novation any of its rights in and obligations under all of its Commitments and outstanding Loans, or if less than all, a portion equal to at least $10,000,000 in the aggregate for such Existing Lender’s rights and obligations, hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees or transferees shall become a party to this Agreement as a Lender by execution of (I) an Assignment Agreement (in the case of assignments) and (II) a Transfer Certificate (in the case of transfers under Section 13.06); provided that (x) at such time, Schedule 1.01(a) shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be , of such New Lender and of the Existing Lenders and (y) the consent of the Facility Agent shall be required in connection with any assignment or transfer pursuant to the preceding clause (ii) (which consent, in each case, shall not be unreasonably withheld or delayed); and provided, further, that at no time shall a Lender assign or transfer its rights or obligations under this Agreement to a hedge fund, private equity fund, insurance company or other similar or related financing institution that is not in the primary business of accepting cash deposits from, and making loans to, the public.

(b) If (x) a Lender assigns or transfers any of its rights or obligations under the Credit Documents or changes its Facility Office and (y) as a result of circumstances existing at the date the assignment, transfer or change occurs, a Credit Party would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Sections 2.08, 2.09 or 4.04, then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that section to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(c) Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(d) Each assignment and/or transfer shall be made by such Existing Lender on a pro rata basis with respect to such Existing Lender’s Commitments under this Agreement and the Other Term Loan Facility, and no assignment and/or transfer of an Existing Lender’s rights and obligations hereunder may be made unless such Existing Lender, simultaneously with such assignment and/or transfer, assigns all of its parallel rights and obligations under the Other Term Loan Facility.

13.02 Assignment or Transfer Fee. Unless the Facility Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender or (ii) as set forth in Section 13.03, each New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $3,500.

13.03 Assignments and Transfers to Hermes. Nothing in this Agreement shall prevent or prohibit any Lender from assigning its rights or transferring its rights and obligations hereunder to Hermes without the consent of the Borrower and without being required to pay the non-refundable assignment fee of $3,500 referred to in Section 13.02 above.

13.04 Limitation of Responsibility to Existing Lenders. (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i) the legality, validity, effectiveness, adequacy or enforceability of the Credit Documents, the Security Documents or any other documents;

(ii) the financial condition of any Credit Party;

(iii) the performance and observance by any Credit Party of its obligations under the Credit Documents or any other documents; or

(iv) the accuracy of any statements (whether written or oral) made in or in connection with any Credit Document or any other document,

and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender, the other Lender Creditors and the Secured Creditors that it (1) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Credit Party and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Lender Creditor in connection with any Credit Document or any Lien (or any other security interest) created pursuant to the Security Documents and (2) will continue to make its own independent appraisal of the creditworthiness of each Credit Party and its related entities whilst any amount is or may be outstanding under the Credit Documents or any Commitment is in force.

(c) Nothing in any Credit Document obliges an Existing Lender to:

(i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Section 13; or

(ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Credit Party of its obligations under the Credit Documents or otherwise.

13.05 [Intentionally Omitted].

13.06 Procedure and Conditions for Transfer. (a) Subject to Section 13.01, a transfer is effected in accordance with Section 13.06(c) when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to Section 13.06(b), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b) The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c) On the date of the transfer:

(i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Credit Documents to which it is a party and in respect of the Security Documents each of the Credit Parties and the Existing Lender shall be released from further obligations towards one another under the Credit Documents and in respect of the Security Documents and their respective rights against one another under the Credit Documents and in respect of the Security Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii) each of the Credit Parties and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Credit Party or other member of the NCLC Group and the New Lender have assumed and/or acquired the same in place of that Credit Party and the Existing Lender;

(iii) the Facility Agent, the Collateral Agent, the Hermes Agent the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Security Documents as they would have acquired and assumed had the New Lender been an original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Collateral Agent, the Hermes Agent and the Existing Lender shall each be released from further obligations to each other under the Credit Documents, it being understood that the indemnification provisions under this Agreement (including, without limitation, Sections 2.08, 2.09, 4.04, 14.01 and 14.05) shall survive as to such Existing Lender;

(iv) the New Lender shall become a party to this Agreement as a “Lender”; and

(v) the New Lender shall enter into the documentation required for it to accede as a party to the ECF Intercreditor Agreements.

13.07 Procedure and Conditions for Assignment. (a) Subject to Section 13.01, an assignment may be effected in accordance with Section 13.07(c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to Section 13.07(b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b) The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c) On the date of the assignment:

(i) the Existing Lender will assign absolutely to the New Lender its rights under the Credit Documents and in respect of any Lien (or any other security interest) created pursuant to the Security Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii) the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of any Lien (or any other security interest) created pursuant to the Security Documents), it being understood that the indemnification provisions under this Agreement (including, without limitation, Sections 2.08, 2.09, 4.04, 14.01 and 14.05) shall survive as to such Existing Lender;

(iii) the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations; and

(iv) the New Lender enters into the documentation required for it to accede as a party to any ECF Intercreditor Agreement.

13.08 Copy of Transfer Certificate or Assignment Agreement to Parent. The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Parent a copy of that Transfer Certificate or Assignment Agreement.

13.09 Security over Lenders’ Rights. In addition to the other rights provided to Lenders under this Section 13, each Lender may without consulting with or obtaining consent from any Credit Party, at any time charge, assign or otherwise create a Lien (or any other security interest) or declare a trust in or over (whether by way of collateral or otherwise) all or any of its rights under any Credit Document to secure obligations of that Lender including, without limitation:

(i) any charge, assignment or other Lien (or any other security interest) or trust to secure obligations to a federal reserve or central bank; and

(ii) in the case of any Lender which is a fund, any charge, assignment or other Lien (or any other security interest) granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Lien (or any other security interest) or trust shall:

(i) release a Lender from any of its obligations under the Credit Documents or substitute the beneficiary of the relevant charge, assignment or other Lien (or any other security interest) or trust for the Lender as a party to any of the Credit Documents; or

(ii) require any payments to be made by a Credit Party or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Credit Documents.

13.10 Assignment by a Credit Party. No Credit Party may assign any of its rights or transfer by novation any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Hermes Agent and the Lenders.

13.11 Lender Participations. (a) Although any Lender may grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer by novation its rights and obligations or assign its rights under all or any portion of its Commitments hereunder except as provided in Sections 2.11 and 13.01) and the participant shall not constitute a “Lender” hereunder; and

(b) no Lender shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Loan in which such participant is participating, or reduce the rate or extend the time of payment of interest or Commitment Commission thereon (except (m) in connection with a waiver of applicability of any post-default increase in interest rates and (n) that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (x)) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (y) consent to the assignment by the Borrower of any of its rights, or transfer by the Borrower of any of its rights and obligations, under this Agreement or (z) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) securing the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

13.12 Increased Costs. To the extent that a transfer of all or any portion of a Lender’s Commitments and related outstanding Credit Document Obligations pursuant to Section 2.11 or Section 13.01 would, at the time of such assignment, result in increased costs under Section 2.08, 2.09 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

SECTION 14. Miscellaneous.

14.01 Payment of Expenses, etc. The Borrower agrees that it shall: whether or not the transactions herein contemplated are consummated, (i) pay all reasonable documented out-of-pocket costs and expenses of each of the Agents (including, without limitation, the reasonable documented fees and disbursements of English counsel, Bahamian counsel, Bermudian counsel, Isle of Man counsel, other counsel to the Facility Agent and the Joint Lead Arrangers and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto; (ii) pay all documented out-of-pocket costs and expenses of each of the Agents and each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the fees and disbursements of counsel (excluding in-house counsel) for each of the Agents and for each of the Lenders); (iii) pay and hold the Facility Agent and each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added, excise and other similar taxes with respect to the foregoing matters, the performance of any obligation under this Agreement or any Credit Document or any payment thereunder, and save the Facility Agent and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Facility Agent or such Lender) to pay such taxes; and (iv) other than in respect of a wrongful failure by any Lender to fund its Commitments as required by this Agreement, indemnify the Agents and each Lender, and each of their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any of the Agents or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein, or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials on the Collateral Vessel or in the air, surface water or groundwater or on the surface or subsurface of any property at any time owned or operated by the Borrower, the generation, storage, transportation, handling, disposal or Environmental Release of Hazardous Materials at any location, whether or not owned or operated by the Borrower, the non-compliance of the Collateral Vessel or property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to the Collateral Vessel or property, or any Environmental Claim asserted against the Borrower or the Collateral Vessel or property at any time owned or operated by the Borrower, including, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages, penalties, actions, judgments, suits, costs, disbursements or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or by reason of a failure by the Person to be indemnified to fund its Commitments as required by this Agreement). To the extent that the undertaking to indemnify, pay or hold harmless each of the Agents or any Lender set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

14.02 Right of Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Parent or any Subsidiary of the Parent or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Parent or any Subsidiary of the Parent but in any event excluding assets held in trust for any such Person against and on account of the Credit Document Obligations and liabilities of the Parent or such Subsidiary of the Parent, as applicable, to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Credit Document Obligations purchased by such Lender pursuant to Section 14.05(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Credit Document Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender upon the exercise of its rights to set-off pursuant to this Section 14.02 shall give notice thereof to the Facility Agent.

14.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telecopier or electronic (unless and until notified to the contrary) communication) and mailed, telexed, telecopied, delivered or electronic mailed: if to any Credit Party, at the address specified on Schedule 14.03A; if to any Lender, at its address specified opposite its name on Schedule 14.03B; and if to the Facility Agent or the Hermes Agent, at its Notice Office; or, as to any other Credit Party, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Parent, the Borrower and the Facility Agent; provided that, with respect to all notices and other communication made by electronic mail or other electronic means, the Facility Agent, the Hermes Agent, the Lenders, the Borrower and the Parent (x) agree that they shall notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means and (y) shall notify each other of any change to their address or any other such information supplied by them. All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Facility Agent or the Hermes Agent shall not be effective until received by the Facility Agent or the Hermes Agent (as the case may be), or (iv) when electronic mailed, be effective only when actually received in readable form and in the case of any electronic communication made by a Lender, the Borrower or the Parent to the Facility Agent or the Hermes Agent, only if it is addressed in such a manner as the Facility Agent shall specify for this purpose. A copy of any notice to the Facility Agent shall be delivered to the Hermes Agent at its Notice Office. If an Agent is an Impaired Agent the parties to this Agreement may, instead of communicating with each other through such Agent, communicate with each other directly and (while such Agent is an Impaired Agent) all the provisions of the Credit Documents which require communications to be made or notices to be given to or by such Agent shall be varied so that communications may be made and notices given to or by the relevant parties to this Agreement directly. This provision shall not operate after a replacement Agent has been appointed.

14.04 No Waiver; Remedies Cumulative. No failure or delay on the part of an Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and an Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which an Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of an Agent or any Lender to any other or further action in any circumstances without notice or demand.

14.05 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Facility Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Credit Document Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Credit Document Obligations with respect to which such payment was received.

(b) Other than in connection with assignments and participations (which are governed by Section 13), each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Commitment Commission, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Credit Document Obligation then owed and due to such Lender bears to the total of such Credit Document Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Credit Document Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 14.05(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

14.06 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Parent to the Lenders). In addition, all computations determining compliance with the financial covenants set forth in Sections 10.06 through 10.09, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Lenders for the fiscal year of the Parent ended December 31, 2012 (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called “GAAP”). Unless otherwise noted, all references in this Agreement to “generally accepted accounting principles” shall mean generally accepted accounting principles as in effect in the United States.

(b) All computations of interest and Commitment Commission hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Commitment Commission are payable.

14.07 Governing Law; Exclusive Jurisdiction of English Courts; Service of Process. (a) This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

(b) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”). The parties hereto agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party hereto will argue to the contrary. This Section 14.07 is for the benefit of the Lenders, Agents and Secured Creditors. As a result, no such party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lenders, Agents and Secured Creditors may take concurrent proceedings in any number of jurisdictions.

(c) Without prejudice to any other mode of service allowed under any relevant law, each Credit Party (other than a Credit Party incorporated in England and Wales): (i) irrevocably appoints EC3 Services Limited, having its registered office at The St Botolph Building, 138 Houndsditch, London, EC3A 7AR, as its agent for service of process in relation to any proceedings before the English courts in connection with any Credit Document and (ii) agrees that failure by an agent for service of process to notify the relevant Credit Party of the process will not invalidate the proceedings concerned. If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Credit Parties) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

Each party to this Agreement expressly agrees and consents to the provisions of this Section 14.07.

14.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Facility Agent.

14.09 Effectiveness. This Agreement shall take effect as a deed in this form on the Effective Date.

14.10 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

14.11 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto, the Hermes Agent and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender), (i) extend the final scheduled maturity of any Loan, extend the timing for or reduce the principal amount of any Scheduled Repayment, increase or extend any Commitment (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Commitments shall not constitute an increase of the Commitment of any Lender), or reduce the rate (including, without limitation, the Applicable Margin) or extend the time of payment of interest on any Loan or Commitment Commission or fees (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) any amendment or modification to the definitions used in the financial covenants set forth in Sections 10.06 through 10.09, inclusive, in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i)), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release any of the Collateral (except as expressly provided in the Credit Documents) under any of the Security Documents, (iii) amend, modify or waive any provision of Section 13 or this Section 14.11, (iv) change the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date) or a provision which expressly requires the consent of all the Lenders, (v) consent to the assignment and/or transfer by the Parent and/or Borrower of any of its rights and obligations under this Agreement, or (vi) replace the Parent Guaranty or release the Parent Guaranty from the relevant guarantee to which such Guarantor is a party (other than as provided in such guarantee); provided, further, that no such change, waiver, discharge or termination shall (u) without the consent of Hermes, amend, modify or waive any provision that relates to the rights or obligations of Hermes and (v) without the consent of each Agent and/or each Joint Lead Arranger, as applicable, amend, modify or waive any provision relating to the rights or obligations of such Agent and/or such Joint Lead Arranger, as applicable.

(b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 14.11(a), the consent of the Required Lenders is obtained but the consent of each Lender (other than any Defaulting Lender) is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitment (if such Lender’s consent is required as a result of its Commitment), and/or repay outstanding Loans and terminate any outstanding Commitments of such Lender which gave rise to the need to obtain such Lender’s consent, in accordance with Section 4.01(d), provided that, unless the Commitments are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) and the Hermes Agent shall specifically consent thereto, provided, further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 14.11(a).

14.12 Survival. All indemnities set forth herein including, without limitation, in Sections 2.08, 2.09, 2.10, 4.04, 14.01 and 14.05 shall, subject to Section 14.13 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the making and repayment of the Loans.

14.13 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 14.13 would, at the time of such transfer, result in increased costs under Section 2.08, 2.09, or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

14.14 Confidentiality. Each Lender agrees that it will use its best efforts not to disclose without the prior consent of the Parent or the Borrower (other than to their respective Affiliates or their respective Affiliates’ employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender’s holding or parent company, Affiliates or board of trustees in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 14.14 to the same extent as such Lender) any information with respect to the Parent or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that the Hermes Agent may disclose any information to Hermes, provided, further, that any Lender may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 14.14 by the respective Lender, (b) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or similar organizations (whether in the United States, the United Kingdom or elsewhere) or their successors, (c) as may be required in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to an Agent (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Commitments or any interest therein by such Lender, provided that such prospective transferee expressly agrees to be bound by the confidentiality provisions contained in this Section 14.14 and (g) to Hermes and/or the Federal Republic of Germany and/or the European Union and/or any agency thereof or any person acting or purporting to act on any of their behalves. In the case of Section 14.14(g), each of the Parent and the Borrower acknowledges and agrees that any such information may be used by Hermes and/or the Federal Republic of Germany and/or the European Union and/or any agency thereof or any person acting or purporting to act on any of their behalves for statistical purposes and/or for reports of a general nature.

14.15 Register. The Facility Agent shall maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment and prepayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the assignment or transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such assignment or transfer is recorded on the Register maintained by the Facility Agent with respect to ownership of such Commitments and Loans. Prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitments and Loans (as the case may be) shall be recorded by the Facility Agent on the Register only upon the acceptance by the Facility Agent of a properly executed and delivered Transfer Certificate or Assignment Agreement pursuant to Section 13.06(a) or 13.07(a), respectively.

14.16 Third Party Rights. Other than the Other Creditors with respect to Section 4.05 and Hermes with respect to Section 9.06, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement unless expressly provided to the contrary in a Credit Document. Notwithstanding any term of any Credit Document, the consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time.

14.17 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Facility Agent could purchase the specified currency with such other currency at the Facility Agent’s Frankfurt office on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or an Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or an Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or an Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender or an Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or an Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to any Lender or an Agent, as the case may be, in the specified currency, such Lender or an Agent, as the case may be, agrees to remit such excess to the Borrower.

14.18 Language. All correspondence, including, without limitation, all notices, reports and/or certificates, delivered by any Credit Party to an Agent or any Lender shall, unless otherwise agreed by the respective recipients thereof, be submitted in the English language or, to the extent the original of such document is not in the English language, such document shall be delivered with a certified English translation thereof. In the event of any conflict between the English translation and the original text of any document, the English translation shall prevail unless the original text is a statutory instrument, legal process or any other document of a similar type or a notice, demand or other communication from Hermes or in relation to the Hermes Cover.

14.19 Waiver of Immunity. The Borrower, in respect of itself, each other Credit Party, its and their process agents, and its and their properties and revenues, hereby irrevocably agrees that, to the extent that the Borrower, any other Credit Party or any of its or their properties has or may hereafter acquire any right of immunity from any legal proceedings, whether in the United Kingdom, the United States, Bermuda, the Bahamas, Germany, the Isle of Man or elsewhere, to enforce or collect upon the Credit Document Obligations of the Borrower or any other Credit Party related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Borrower, for itself and on behalf of the other Credit Parties, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United Kingdom, the United States, Bermuda, the Bahamas, Germany, the Isle of Man or elsewhere.

14.20 “Know Your Customer” Notice. Each Lender hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act and/or other applicable laws and regulations, it is required to obtain, verify, and record information that identifies each Credit Party, which information includes the name of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act and/or such other applicable laws and regulations, and each Credit Party agrees to provide such information from time to time to any Lender.

14.21 Release of Liens and the Parent Guaranty; Flag Jurisdiction Transfer. (a) In the event that any Person conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of the Collateral to a Person that is not (and is not required to become) a Credit Party in a transaction permitted by this Agreement or the Credit Documents (including pursuant to a valid waiver or consent), each Lender hereby consents to the release and hereby directs the Collateral Agent to release any Liens created by any Credit Document in respect of such Collateral, and, in the case of a disposition of all of the Equity Interests of any Credit Party (other than the Borrower) in a transaction permitted by this Agreement and as a result of which such Credit Party would not be required to guaranty the Credit Document Obligations pursuant to Section 15, each Lender hereby consents to the release of such Credit Party’s obligations under the relevant guarantee to which it is a party. Each Lender hereby directs the Collateral Agent, and the Collateral Agent agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or, at the Borrower’s expense, file such documents and perform other actions reasonably necessary to release the relevant guarantee, as applicable, and the Liens when and as directed pursuant to this Section 14.21. In addition, the Collateral Agent agrees to take such actions as are reasonably requested by the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Credit Documents when all the Credit Document Obligations (other than contingent indemnification Credit Document Obligations and expense reimbursement claims to the extent no claim therefore has been made) are paid in full and Commitments are terminated. Any representation, warranty or covenant contained in any Credit Document relating to any such Equity Interests or, asset of the Borrower shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of.

(b) In the event that the Borrower desires to implement a Flag Jurisdiction Transfer with respect to the Collateral Vessel, upon receipt of reasonable advance notice thereof from the Borrower, the Collateral Agent shall use commercially reasonably efforts to provide, or (as necessary) procure the provision of, all such reasonable assistance as any Credit Party may request from time to time in relation to (i) the Flag Jurisdiction Transfer, (ii) the related deregistration of the Collateral Vessel from its previous flag jurisdiction, and (iii) the release and discharge of the related Security Documents provided that the relevant Credit Party shall pay all documented out of pocket costs and expenses reasonably incurred by the Collateral Agent or a Secured Creditor in connection with provision of such assistance. Each Lender hereby consents, in connection with any Flag Jurisdiction Transfer and subject to the satisfaction of the requirements thereof to be satisfied by the relevant Credit Party, to (i) deregister the Collateral Vessel from its previous flag jurisdiction and (ii) release and hereby direct the Collateral Agent to release the Collateral Vessel Mortgage. Each Lender hereby directs the Collateral Agent, and the Collateral Agent agrees to execute and deliver or, at the Borrower’s expense, file such documents and perform other actions reasonably necessary to release the Vessel Mortgage when and as directed pursuant to this Section 14.21(b).

14.22 Partial Invalidity. If, at any time, any provision of the Credit Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. Any such illegal, invalid or unenforceable provision shall to the extent possible be substituted by a legal, valid and enforceable provision which reflects the intention of the parties to this Agreement.

SECTION 15. Parent Guaranty.

15.01 Guaranty and Indemnity. The Parent irrevocably and unconditionally:

(i) guarantees to each Lender Creditor punctual performance by each other Credit Party of all that Credit Party’s Credit Document Obligations under the Credit Documents; or

(ii) undertakes with each Lender Creditor that whenever another Credit Party does not pay any amount when due under or in connection with any Credit Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(iii) agrees with each Lender Creditor that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Lender Creditor immediately on demand against any cost, loss or liability it incurs as a result of a Credit Party not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any

Credit Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Section 15 if the amount claimed had been recoverable on the basis of a guarantee.

15.02 Continuing Guaranty. This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Credit Party under the Credit Documents, regardless of any intermediate payment or discharge in whole or in part.

15.03 Reinstatement. If any discharge, release or arrangement (whether in respect of the obligations of any Credit Party or any security for those obligations or otherwise) is made by a Lender Creditor in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Section 15 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

15.04 Waiver of Defenses. The obligations of the Guarantor under this Section 15 will not be affected by an act, omission, matter or thing which, but for this Section 15, would reduce, release or prejudice any of its obligations under this Section 15 (without limitation and whether or not known to it or any Lender Creditor) including:

(i) any time, waiver or consent granted to, or composition with, any Credit Party or other person;

(ii) the release of any other Credit Party or any other person under the terms of any composition or arrangement with any creditor of any member of the NCLC Group;

(iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Credit Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Credit Party or any other person;

(v) any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Credit Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Credit Document or other document or security;

(vi) any unenforceability, illegality or invalidity of any obligation of any person under any Credit Document or any other document or security; or

(vii) any insolvency or similar proceedings.

15.05 Guarantor Intent. Without prejudice to the generality of Section 15.04, the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Credit Documents and/or any facility or amount made available under any of the Credit Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

15.06 Immediate Recourse. The Guarantor waives any right it may have of first requiring any Credit Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Section 15. This waiver applies irrespective of any law or any provision of a Credit Document to the contrary.

15.07 Appropriations. Until all amounts which may be or become payable by the Credit Parties under or in connection with the Credit Documents have been irrevocably paid in full, each Lender Creditor (or any trustee or agent on its behalf) may:

(i) refrain from applying or enforcing any other moneys, security or rights held or received by that Lender Creditor (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(ii) hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Section 15.

15.08 Deferral of Guarantor’s Rights. Until all amounts which may be or become payable by the Credit Parties under or in connection with the Credit Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Credit Documents or by reason of any amount being payable, or liability arising, under this Section 15:

(i) to be indemnified by a Credit Party;

(ii) to claim any contribution from any other guarantor of any Credit Party’s obligations under the Credit Documents;

(iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender Creditors under the Credit Documents or of any other guarantee or security taken pursuant to, or in connection with, the Credit Documents by any Lender Creditor;

(iv) to bring legal or other proceedings for an order requiring any Credit Party to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Section 15.01;

(v) to exercise any right of set-off against any Credit Party; and/or

(vi) to claim or prove as a creditor of any Credit Party in competition with any Lender Creditor.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Lender Creditors by the Credit Parties under or in connection with the Credit Documents to be repaid in full on trust for the Lender Creditors and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Section 4.

15.09 Additional Security. This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Credit Party.

*    *    *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as a deed on the date first above written.

[Note: execution blocks intentionally omitted]

SCHEDULE 1.01(a)

COMMITMENTS

Lender	Commitments		Outstanding Loans		Percentage
DNB Bank ASA	€	[*]	$	[*]	[*]	%
HSBC Bank plc	€	[*]	$	[*]	[*]	%
KfW IPEX-Bank GmbH	€	[*]	$	[*]	[*]	%
Nordea Bank Finland Plc, New York Branch	€	[*]	$	[*]	[*]	%
Total		€21,881,599.93		$55,024,882.05	100%

SCHEDULE 1.01(b)

EXISTING JEWEL SCHEDULED REPAYMENTS

Date	Jewel Availability
February 4, 2011	$13,511,000
August 4, 2011	$13,511,000
February 4, 2012	$13,511,000
August 4, 2012	$13,511,000
February 4, 2013	$13,511,000
August 4, 2013	$13,511,000
February 4, 2014	$13,511,000

SCHEDULE 1.01(c)

MANDATORY COSTS

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Conduct Authority and/or the Prudential Regulation Authority (or, in any case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent. This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

in relation to a sterling Loan:

[*] per cent. per annum

in relation to a Loan in any currency other than sterling:

[*] per cent. per annum.

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (b) of Section 2.06 payable for the relevant Interest Period on the Loan.

SCHEDULE 1.01(c)

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

“Fees Rules” means the rules on periodic fees contained in the Financial Conduct Authority and/or the Prudential Regulation Authority Fees Manuals or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules; and

“Unpaid Sum” means any sum due and payable but unpaid by any Credit Party under the Credit Documents.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.

If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Conduct Authority and/or the Prudential Regulation Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank

SCHEDULE 1.01(c)

to the Financial Conduct Authority and/or the Prudential Regulation Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Conduct Authority and/or the Prudential Regulation Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.	Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

a)	the jurisdiction of its Facility Office; and

b)	any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.	The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to the Credit Agreement.

SCHEDULE 1.01(c)

13.	The Facility Agent may from time to time, after consultation with the Parent and the Lenders, determine and notify to all parties to the Credit Agreement any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Conduct Authority and/or the Prudential Regulation Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to the Credit Agreement.

SCHEDULE 6.10

MATERIAL LITIGATION

None.

SCHEDULE 8.12

CAPITALIZATION

Credit Party	Owner	Type of Shares	Number of Shares Owned	Percent of Outstanding Shares Owned
Norwegian Jewel Limited	NCL International, Ltd.	Ordinary	2	100%
NCL International, Ltd.	Arrasas Limited	Ordinary	12,000	100%
Arrasas Limited	NCL Corporation Ltd.	Ordinary	997,218,181	100%
Breakaway Two, Ltd.	NCL International, Ltd.	Ordinary	12,000	100%

SCHEDULE 8.13

SUBSIDIARIES

Name of Subsidiary	Direct Owner(s)	Percent(%) Ownership	Jurisdiction of Organization
Arrasas Limited	NCL Corporation Ltd.	100	Isle of Man
Breakaway One, Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway Two, Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway Three, Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway Four, Ltd.	NCL International, Ltd.	100	Bermuda
Cruise Quality Travel Spain SL	NCL (Bahamas) Ltd.	100	Spain
NCL America Holdings, LLC	Arrasas Limited	100	Delaware
NCL America LLC	NCL America Holdings, LLC	100	Delaware
NCL (Bahamas) Ltd.	NCL International, Ltd.	100	Bermuda
NCL International, Ltd.	Arrasas Limited	100	Bermuda
Norwegian Dawn Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Epic, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Gem, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Jewel Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Pearl, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Sky, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Spirit, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Star Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Sun Limited	NCL International, Ltd.	100	Bermuda
PAT Tours, LLC	NCL America Holdings, LLC	100	Delaware
Polynesian Adventure Tours, LLC	NCL America Holdings, LLC	100	Hawaii
Pride of America Ship Holding, LLC	NCL America Holdings, LLC	100	Delaware

SCHEDULE 8.13

Name of Subsidiary	Direct Owner(s)	Percent(%) Ownership	Jurisdiction of Organization
Pride of Hawaii, LLC	NCL America Holdings, LLC	100	Delaware
Sixthman Ltd.	NCL International, Ltd.	100	Bermuda

SCHEDULE 8.19

COLLATERAL VESSEL

Vessel Name	Vessel Owner	Vessel IMO Number	Registry
Norwegian Jewel	Norwegian Jewel Limited	9304045	Bahamas

SCHEDULE 8.21

APPROVED CLASSIFICATION SOCIETIES

American Bureau of Shipping

Nippon Kaiji Kyokai

Germanischer Lloyd

Lloyd’s Register of Shipping

Bureau Veritas

Det Norske Veritas

SCHEDULE 9.03

REQUIRED INSURANCE

1. For the purpose of this Schedule 9.03, the following terms shall have the meanings ascribed to them as follows:

“Compulsory Acquisition Compensation” shall mean all moneys or other compensation whatsoever payable by reason of the compulsory acquisition of the Collateral Vessel other than by requisition for hire;

“Insurances” shall mean all policies and contracts of the insurance and entries of the Collateral Vessel in a protection and indemnity or war risks association which are effected in respect of the Collateral Vessel, its freight, disbursements, profits or otherwise and all benefits, including all claims and returns of premiums thereunder and shall also include all Compulsory Acquisition Compensation;

“Security Period” shall mean that period from the Delivery Date until the date on which all Loans shall have been fully paid, satisfied and extinguished.

“Total Loss” shall mean any actual or constructive or arranged or agreed or compromised total loss or compulsory acquisition of the Collateral Vessel (excluding any requisition for hire).

2. The Borrower shall insure the Collateral Vessel, or procure that the Collateral Vessel is insured, in its name and keep the Collateral Vessel and procure that the Collateral Vessel is kept insured on an agreed value basis for an amount in Dollars approved by the Collateral Agent, provided that:

(a) the insured value of the Collateral Vessel shall at all times be equal to or greater than its fair market value,

(b) the insured value of the Collateral Vessel shall be equal to or greater than [*] per cent ([*]%) of the aggregate of (i) the then applicable Total Commitment and (ii) the outstanding Loans, and

(c) the hull and machinery insured value for the Collateral Vessel shall at all times be equal to no less than [*]% of the total insured value of the Collateral Vessel and no more than [*]% of the total insured value of the Collateral Vessel shall consist of hull interest and freight interest insurance through internationally recognized independent first class insurance companies, underwriters, war risks and protection and indemnity associations reasonably acceptable to the Collateral Agent in each instance on terms and conditions approved by the Collateral Agent (with such approval not to be unreasonably withheld) including as to deductibles but at least in respect of:

(1) marine risks including all risks customarily and usually covered by first-class and prudent shipowners in the London insurance markets under English marine policies, or the Norwegian Plan or Collateral Agent-approved policies containing the ordinary conditions applicable to similar vessels;

SCHEDULE 9.03

(2) war risks including the Missing Vessel Clause terrorism, piracy and confiscation, and, should Institute War and Strike Clauses, Hulls Conditions prevail, the London Blocking and Trapping Addendum and war risks (protection and indemnity) with a separate limit and in excess of the amount for war risks (hull);

(3) excess risks that is to say the proportion of claims for general average and salvage charges and under the running down clause not recoverable in consequence of the value at which the Collateral Vessel is assessed for the purpose of such claims exceeding the insured value;

(4) protection and indemnity risks with full standard coverage and up to the highest limit of liability available (for oil pollution risk the highest limit currently available is [*] Dollars (USD[*]) for pollution risk and this to be increased if requested by the Collateral Agent and the increase is possible in accordance with the standard protection and indemnity cover for vessels of its type and is compatible with prudent insurance practice for first class cruise shipowners or operators in waters where the Collateral Vessel trades from time to time during the Security Period;

(5) when and while the Collateral Vessel is laid-up, in lieu of hull insurance, normal port risks;

(6) such other risks as the Collateral Agent may from time to time reasonably require;

and in any event in respect of those risks and at those levels covered by first class and prudent owners and/or financiers in the international market in respect of similar tonnage, provided that if any of such insurances are also effected in the name of any other person (other than the Borrower or the Collateral Agent) such person shall if so required by the Collateral Agent execute a preferred assignment and/or transfer of its interest in such insurances in favour of the Collateral Agent in similar terms mutatis mutandis to the Assignment of Insurances, provided further that the Borrower has first obtained the consent of the First Mortgagee (as such term is defined in the Vessel Mortgage) to such an assignment.

3. The Collateral Agent at the cost of the Borrower or the Parent shall take out, in each case, for an amount in Dollars approved by the Collateral Agent but not being, collectively, less than [*] per cent ([*]%) of the aggregate of (i) the then applicable Total Commitment and (ii) the outstanding Loans, mortgagee interest insurance and mortgagee additional perils insurance on such conditions as the Collateral Agent may reasonably require, the Parent and the Borrower having no interest or entitlement in respect of such policies; the Collateral Agent undertakes to use its reasonable endeavors to match the premium level that the Borrower or the Parent would have paid if they had arranged such cover on such conditions (as demonstrated to the reasonable satisfaction of the Collateral Agent).

4. If the Collateral Vessel shall trade in the United States of America and/or the Exclusive Economic Zone of the United States of America (the “EEZ”) as such term is defined in the US Oil Pollution Act 1990 (“OPA”), the Borrower shall comply strictly with the requirements of OPA and any similar legislation which may from time to time be enacted in any

SCHEDULE 9.03

jurisdiction in which the Collateral Vessel presently trades or may or will trade at any time during the existence of the Vessel Mortgage and in particular before such trade is commenced and during the entire period during which such trade is carried on the Borrower shall:

(i) pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to it for the Collateral Vessel in the market;

(ii) make all such quarterly or other voyage declarations as may from time to time be required by the Collateral Vessel’s protection and indemnity association and to comply with all obligations in order to maintain such cover, and promptly to deliver to the Collateral Agent copies of such declarations;

(iii) submit the Collateral Vessel to such additional periodic, classification, structural or other surveys which may be required by the Collateral Vessel’s protection and indemnity insurers to maintain cover for such trade and promptly to deliver to the Collateral Agent copies of reports made in respect of such surveys;

(iv) implement any recommendations contained in the reports issued following the surveys referred to in sub-clause (iii) above within the time limit specified therein and provide evidence satisfactory to the Collateral Agent that the protection and indemnity insurers are satisfied that this has been done;

(v) in particular strictly comply with the requirements of any applicable law, convention, regulation, proclamation or order with regard to financial responsibility for liabilities imposed on the Borrower or the Collateral Vessel with respect to pollution by any state or nation or political subdivision thereof, including but not limited to OPA, and provide the Collateral Agent on demand with such information or evidence as it may reasonably require of such compliance;

(vi) procure that the protection and indemnity insurances do not contain a clause excluding the Collateral Vessel from trading in waters of the United States of America and the EEZ or any other provision analogous thereto and provide the Collateral Agent with evidence that this is so; and

(vii) strictly comply with any operational or structural regulations issued from time to time by any relevant authorities under OPA so that at all times the Collateral Vessel falls within the provisions which limit strict liability under OPA for oil pollution.

5. The Borrower shall give notice forthwith of any assignment and/or transfer of its interest in the Insurances to the relevant brokers, insurance companies, underwriters and/or associations in the form reasonably approved by the Collateral Agent.

6. The Borrower shall execute and deliver all such documents and do all such things as may be necessary to confer upon the Collateral Agent legal title to the Insurances in respect of the Collateral Vessel and to procure that the interest of the Collateral Agent is at all times filed with all slips, cover notes, policies and certificates of entry and to procure (a) that a loss payable clause in the form reasonably approved by the Collateral Agent and exceeding [*] Dollars (USD[*]) shall be filed with all the hull, machinery and equipment and war risks policies in respect of the Collateral Vessel and (b) that a loss payable clause in the form reasonably approved by the Collateral Agent and exceeding [*] Dollars (USD[*]) shall be endorsed upon the protection and indemnity certificates of entry in respect of the Collateral Vessel.

SCHEDULE 9.03

7. At the Borrower’s expense the Borrower will cause such insurance broker and the P & I club or association providing P & I insurance to agree to advise the Collateral Agent by telex or telecopier or electronic mail confirmed by letter of any expiration, termination, alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Borrower of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Collateral Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Collateral Agent on a vessel by vessel and not on a fleet basis. In addition, the Borrower or the Parent shall promptly provide the Collateral Agent with any information which the Collateral Agent reasonably requests for the purpose of obtaining or preparing any report from an independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with the provisions contained herein as of the date hereof or in connection with any renewal thereof, and the Borrower or the Parent shall upon demand indemnify the Collateral Agent in respect of all reasonable fees and other expenses incurred by or for the account of the Collateral Agent in connection with any such report; provided the Collateral Agent shall be entitled to such indemnity only for one such report during any period of twelve months.

8. The Borrower shall procure that each of the relevant brokers and associations furnish the Collateral Agent with a letter of undertaking in such usual form as may be reasonably required by the Collateral Agent and waives any lien for premiums or calls except in relation to premiums or calls attributable to the Collateral Vessel.

9. The Borrower shall punctually pay all premiums, calls, contributions or other sums payable in respect of the Insurances on the Collateral Vessel and to produce all relevant receipts when so required by the Collateral Agent;

10. The Borrower shall renew each of the Insurances on the Collateral Vessel at least [*] Business Days before the expiry thereof and give immediate notice to the Collateral Agent of such renewal and procure that the relevant brokers or associations shall promptly confirm in writing to the Collateral Agent that such renewal is effected, it being understood by the Borrower that any failure to renew the Insurances on the Collateral Vessel at least [*] Business Days before the expiry thereof or to give or procure the relevant notices of such renewal shall constitute an Event of Default.

11. The Borrower shall arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity and/or war risks association.

12. The Borrower shall furnish to the Collateral Agent from time to time on request with full information about all Insurances maintained on the Collateral Vessel and the names of the offices, companies, underwriters, associations or clubs with which such Insurances are placed.

SCHEDULE 9.03

13. The Borrower shall not agree to any variation in the terms of any of the Insurances on the Collateral Vessel without the prior approval of the Collateral Agent (which approval shall not be unreasonably withheld) (save in circumstances where the variation is imposed by the insurers or reinsurers without requiring the Borrower’s consent, in which case the Borrower shall notify the Collateral Agent of such variation in a timely manner) nor do any act or voluntarily suffer or permit any act to be done whereby any Insurances shall or may be rendered invalid, void, voidable, suspended, defeated or unenforceable and not to suffer or permit the Collateral Vessel to engage in any voyage nor to carry any cargo not permitted under any of the Insurances without first obtaining the consent of the insurers or reinsurers concerned and complying with such requirements as to payment of extra premiums or otherwise as the insurers or reinsurers may impose. If a variation in the terms of the Insurances is imposed as aforesaid and in the absolute opinion of the Collateral Agent its interest in the Insurances is thereby materially adversely affected and/or the proceeds of the Insurances payable to the Collateral Agent would be adversely affected, the Borrower undertakes promptly to make such changes to the Insurances, or such alternative Insurance arrangements, provided that such alternative Insurance arrangements are available in the insurance market to the Borrower at that time, as the Collateral Agent shall reasonably require.

14. The Borrower shall not, without the prior written consent of the Collateral Agent, settle, compromise or abandon any claim in respect of any of the Insurances on the Collateral Vessel other than a claim of less than [*] Dollars (USD[*]) or the equivalent in any other currency and not being a claim arising out of a Total Loss.

15. The Borrower shall promptly furnish the Collateral Agent with full information regarding any casualties or other accidents or damage to the Collateral Vessel involving an amount in excess of [*] Dollars (USD[*]).

16. The Borrower shall apply or ensure the appliance of all such sums receivable in respect of the Insurances on the Collateral Vessel for the purpose of making good the loss and fully repairing all damage in respect whereof the insurance moneys shall have been received.

17. In the event of the Borrower defaulting in insuring and keeping insured its Collateral Vessel as hereinbefore provided then the Collateral Agent may (but shall not be bound to) insure the Collateral Vessel or enter the Collateral Vessel in such manner and to such extent as the Collateral Agent in its discretion thinks fit and in such case all the cost of effecting and maintaining such Insurance together with interest thereon shall be paid on demand by the Borrower to the Collateral Agent.

SCHEDULE 10.01

EXISTING LIENS

None.

SCHEDULE 14.03A

CREDIT PARTY ADDRESSES

If to any Credit Party:

7665 Corporate Center Drive

Miami, Florida 33126

United States of America

Attn: Chief Financial Officer and General Counsel

With copies to:

Apollo Management, L.P.

9 West 57th Street

New York, NY 10019

Attn: Steve Martinez

Tel. No.: (212) 515-3200

Fax No.: (212) 515-3288

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York

NY 10019-6064

Tel No: (212) 373-3074

Fax No: (212) 492-0074

Attn: Brad Finkelstein

2

SCHEDULE 14.03B

LENDER ADDRESSES

INSTITUTIONS	ADDRESSES

DNB BANK ASA

Dronning Eufemias gate 30

N-0191 Oslo, Norway

Attn: Ursula Tønjum / Marie Therese Zwilgmeyer

Telephone: +47 957 80 626 / +47 922 86 431

Telefax: +47 22 48 28 94

Email: ursula.mack.tonjum@dnb.no

            marie.therese.zwilgmeyer@dnb.no

HSBC BANK PLC

Project and Export Finance

8 Canada Square

London E14 5HQ

Telephone: +44 207 991 6263

Fax: +44 207 992 4428

Attn: Mr Colin J Cuffie/Ms Isabel Olembo

email: colin.j.cuffie@hsbcib.com/

            isabel.olembo@hsbc.com

KFW IPEX-BANK GMBH

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Telephone: +49 69 7431 2625 / 4970

Fax: +49 69 7431 3768 / 2944

Attn: Ms Claudia Wenzel /

          Ms Martina Heckroth

email: claudia.wenzel@kfw.de /

            martina.heckroth@kfw.de

NORDEA BANK FINLAND PLC, New York Branch

437 Madison Ave. 21st floor

New York, NY 10022

Attn: Martin Lunder

Tel No. +1 212 381 9630 / 9344

Fax No. +1 212 421 4420

Attn: Martin Lunder / Lynn Sauro

Email: martin.lunder@nordea.com /

            lynn.sauro@nordea.com

3

Schedule 4

Form of Amendment to Co-ordination Deed

15

Private & Confidential

Dated June 2013
NORWEGIAN JEWEL LIMITED (as owner) and	(1)
HSBC BANK PLC (as first mortgagee) and	(2)
KFW IPEX-BANK GMBH (as second mortgagee)	(3)

DEED OF AMENDMENT TO FOURTH

CO-ORDINATION DEED

“NORWEGIAN JEWEL”

THIS DEED is dated                 June 2013 and made between:

(1)	NORWEGIAN JEWEL LIMITED, a company incorporated under the laws of the Isle of Man and having its registered office at International House, Castle Hill, Victoria Road, Douglas, Isle of Man, British Isles as owner (the Owner);

(2)	HSBC BANK PLC of 8 Canada Square, London E14 5HQ as first mortgagee (the First Mortgagee); and

(3)	KFW IPEX-BANK GMBH of Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany as second mortgagee (the Second Mortgagee).

WHEREAS:

(A)	the parties to this Deed have entered into a fourth deed of co-ordination together with DNB Bank ASA (as second and third mortgagee) (DNB) dated 2 December 2010 (as amended, the Original Co-ordination Deed) in respect of the vessel m.v. “NORWEGIAN JEWEL” (the Vessel);

(B)	the second and third mortgages over the Vessel have been released and DNB has confirmed (in a deed of release dated on or about the date of this Deed) that it no longer has any rights or interest under the Original Co-ordination Deed; and

(C)	this Deed sets out certain agreed changes to the terms of the Original Co-ordination Deed in connection with (1) such release and (2) the amendment and restatement of the Senior Loan Agreement described in Schedule 1 to the Co-ordination Deed as well as the Junior Loan Agreement described in Schedule 2 to the Co-ordination Deed.

NOW IT IS AGREED AS FOLLOWS:

1	Words and expressions defined in the Co-ordination Deed shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Deed. In addition, Co-ordination Deed means the Original Co-ordination Deed as amended and restated by this Deed.

2	The Original Co-ordination Deed shall, with effect on and from the Fourth Restatement Date (as defined in the ninth supplemental deed to (among other things) the Senior Loan Agreement dated on or about the date of this Deed), be (and it is hereby) amended so as to read in accordance with the form of the amended and restated Co-ordination Deed set out in Schedule 1 and (as so amended) will continue to be binding upon the parties to it in accordance with its terms as so amended and restated.

3	Save as amended by this Deed, the Co-ordination Deed will continue in full force and effect and such document and this Deed shall be read and construed as one instrument.

4	The Owner agrees to procure that the revised form of insurance loss payable clause set out in Schedule 2 is endorsed on the insurances in respect of the Vessel.

5	No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by anyone other than a party to this Deed.

6	This Deed may be executed in counterparts.

7	This Deed and any non-contractual obligations connected with it are governed by English law. The provisions of clause 18 (Law and jurisdiction) of the Co-ordination Deed shall apply to this Deed as if set out in it with all necessary changes.

This Deed has been executed as a deed, and it has been delivered on the date stated at the beginning of this Deed.

1

Schedule 1

Form of Amended and Restated Deed of Co-ordination

2

Schedule 1

Form of Amended and Restated Deed of Co-ordination

DATED 2 DECEMBER 2010

(as amended and restated pursuant

to a deed of amendment

dated June     , 2013)

NORWEGIAN JEWEL LIMITED

(as owner)

-and-

HSBC BANK PLC

(as first mortgagee)

-and-

KFW IPEX-BANK GMBH

(as second mortgagee)

DEED OF CO-ORDINATION

m.v. “NORWEGIAN JEWEL”

CONTENTS

		Page

1	Definitions and Interpretation	1

2	Consent of First Mortgagee	3

3	Subordination	3

4	Priority	5

5	Covenants of the Second Mortgagee	5

6	Notice to Third Parties	6

7	Sale of Vessel	6

8	Insurance Proceeds	7

9	Payment of Junior Indebtedness	8

10	First Mortgagee’s Rights	8

11	Assignment	8

12	Consents and Approvals	9

13	Partial Invalidity	9

14	Further Assurance	9

15	Miscellaneous	9

16	Notices	9

17	Counterparts	10

18	Law and Jurisdiction	10

SCHEDULE 1		12

SCHEDULE 2		15

DEED OF CO-ORDINATION

Dated: 2 December 2010 (as amended and restated pursuant to a deed of amendment) dated June     , 2013)

BETWEEN:

(1)	NORWEGIAN JEWEL LIMITED, a company incorporated under the laws of the Isle of Man and having its registered office at International House, Castle Hill, Victoria Road, Douglas, Isle of Man, British Isles as owner (the “Owner”);

(2)	HSBC BANK PLC of 8 Canada Square, London, E14 5HQ as trustee for the parties set out in Schedule 1 (the “First Mortgagee”); and

(3)	KFW IPEX-BANK GMBH of Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany as trustee for itself and the parties set out in Schedule 2 (the “Second Mortgagee”).

WHEREAS:

(A)

The Owner is the absolute owner of all the sixty four sixty fourth (64/64th) shares of and in the motor vessel “NORWEGIAN JEWEL” (the “Vessel”) registered in the name of the Owner under the Bahamian flag at the port of Nassau with Official Number 8000877.

(B)	On 4 August 2005 the Owner executed a first priority Bahamian statutory mortgage over all the shares in the Vessel (the “First Mortgage”) which is now in favour of the First Mortgagee in its capacity as trustee for the parties set out in Schedule 1.

(C)	On 8 February 2011 the Owner executed a fourth priority Bahamian statutory mortgage over all the shares in the Vessel, which upon the discharge and release of the second and third priority mortgages is, as of the date of the amendment and restatement of this Deed, the second priority mortgage (the “Second Mortgage”) in favour of the Second Mortgagee in its capacity as collateral agent for itself and the parties set out in Schedule 2.

(F)	The Parties have agreed to enter into this deed of co-ordination (this “Deed”) (among other things) to regulate how the provisions of clause 11 of the collateral deed of covenants to the Second Mortgage shall operate.

THIS DEED WITNESSES as follows:

1	Definitions and Interpretation

1.1	In this Deed:

“Assigned Property” means the Insurances and the Earnings.

“Business Day” means a day on which banks are open for the transaction of business of the nature contemplated by each Loan Agreement in New York, London, Frankfurt am Main and Oslo.

“Earnings” means all hires, freights, pool income and other sums payable to or for the account of the Owner in respect of the Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel.

“Insurances” means all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with the Vessel or her increased value or the Earnings and (where the context permits) all benefits under such contracts and policies, including all claims of any nature and returns of premium.

“Junior Indebtedness” means the aggregate from time to time of the indebtedness of the Owner to the Second Mortgagee under or pursuant to the Junior Security Documents, whether in respect of principal, interest, costs or otherwise and whether present, future, actual or contingent. For the avoidance of doubt, indebtedness of persons other than the Owner (including NCLC and Euler Hermes Kreditversicherungs-AG) shall not constitute Junior Indebtedness.

“Junior Loan Agreement” means the loan agreement referred to in Schedule 2.

“Junior Loans” means the loans made pursuant to the Junior Loan Agreement and “Junior Loan” means any one of them.

“Junior Security Documents” means the documents referred to in Schedule 2.

“Loan Agreement” means the Senior Loan Agreement and the Junior Loan Agreement.

“Mandatory Prepayment” means the prepayment of the relevant part of the Junior Loans in full if (a) the construction contract in respect of a New Vessel is terminated prior to the delivery date of such New Vessel (b) the delivery date of the relevant New Vessel does not occur on or before (I) in the case of the part of the Junior Loans related to the first New Vessel, 23 December 2013 and (II) in the case of the part of the Junior Loans related to the second New Vessel, 8 December 2014 (c) either new export credit facility to be entered into by the purchasers of the New Vessels shall terminate or (d) certain insolvency events occur with respect to the yard that is building the New Vessels, in each case, as more fully described in and in accordance with the terms of the Junior Loan Agreement.

“NCLC” means NCL Corporation Ltd. of Cumberland House, 9th Floor, 1 Victoria Street, Hamilton HM 11, Bermuda.

“New Vessels” means:

(a)	the post-panamax luxury passenger cruise vessel known as the “NORWEGIAN BREAKAWAY” (IMO 9606912) formerly hull number S.678; and

(b)	the post-panamax luxury passenger cruise vessel with approximately 143,500 gt and the provisional hull number S-692 being constructed by Meyer Werft GmbH, Papenburg/Germany.

“Party” means each party to this Deed.

6

“Security Period” means the period beginning on the date of this Deed and ending on the date when the whole of the Senior Indebtedness has been repaid in full.

“Senior Indebtedness” means the aggregate from time to time of the indebtedness of the Owner to the First Mortgagee under or pursuant to any of the Senior Security Documents whether in respect of principal, interest, costs or otherwise and whether present, future, actual or contingent.

“Senior Loan Agreement” means the loan agreement referred to in Schedule 1.

“Senior Security Documents” means the documents referred to in Schedule 1 and any other document which may at any time be executed by any person as security for the payment of all or any part of the Senior Indebtedness.

“Supplemental Deed” means the supplemental deed to the Senior Loan Agreement referred to in Schedule 1 entered into on 18 November 2010.

1.2	In this Deed:

1.2.1	words denoting the plural number include the singular and vice versa;

1.2.2	words denoting persons include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

1.2.3	references to Clauses are references to clauses of this Deed;

1.2.4	references to this Deed include the recitals to this Deed;

1.2.5	the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Deed;

1.2.6	references to any document are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time; and

1.2.7	references to any party include its successors, transferees and assignees.

2	Consent of First Mortgagee

On the terms and subject to the conditions contained in this Deed, the First Mortgagee consents to the execution and, where appropriate, registration of the Junior Security Documents.

3	Subordination

3.1	In consideration of the consent of the First Mortgagee contained in Clause 2, the Second Mortgagee agrees with the First Mortgagee that, at all times during the Security Period, all rights and powers of the Second Mortgagee in respect of the Junior Indebtedness and all rights and powers of the Second Mortgagee against the Owner, the Vessel and the Assigned Property (whether pursuant to the Junior Security Documents or otherwise) shall be subordinated to all rights and powers of the First Mortgagee in respect of the Senior Indebtedness and all rights, powers, discretions and remedies of the First Mortgagee under or pursuant to the Senior Security Documents.

7

3.2	The Owner agrees that its obligations in respect of the Junior Indebtedness are, and shall throughout the Security Period be, subordinated to its obligations in respect of the Senior Indebtedness.

3.3	The Owner and the Second Mortgagee agree that no repayments of principal or payments of interest may be made in respect of the Junior Indebtedness during the Security Period, other than:

3.3.1	in the amounts and on the dates set out in the Junior Loan Agreement provided that no repayments of principal or payments of interest may be made in respect of the Junior Indebtedness at any time after the First Mortgagee has given notice to the Owner and the Second Mortgagee of the occurrence of an event of default (howsoever described in the Senior Loan Agreement); and

3.3.2	a Mandatory Prepayment provided that a Mandatory Prepayment may not be made unless, at the relevant time, (x) the lenders under the Senior Loan Agreement receive evidence satisfactory to them from NCLC that (after giving effect to any contributions from NCLC) the Owner and Pride of Hawaii, LLC will be able to meet their respective obligations for the next twelve (12) months under the Senior Loan Agreement referred to in Schedule 1 and the senior loan agreement dated 20 April 2004 (as amended and restated) in respect of “NORWEGIAN JADE” if the Mandatory Prepayment is made and (y) the First Mortgagee so agrees in accordance with the Supplemental Deed (if applicable).

3.4	The Second Mortgagee undertakes to hold all sums received by it under or pursuant to the Junior Security Documents (other than sums payable to it, or which it is permitted to receive, pursuant to this Deed) on trust for the First Mortgagee to be applied by the First Mortgagee:

3.4.1	firstly in or towards payment of the Senior Indebtedness; and

3.4.2	secondly by way of payment to the Second Mortgagee for application in or towards payment of the Junior Indebtedness as more particularly described in Clause 8.2.3.

3.5	If an Event of Default (as defined in the Senior Loan Agreement) shall occur, the First Mortgagee shall, as soon as is reasonably practicable after becoming aware of the same, advise the Second Mortgagee of the same.

3.6	If an Event of Default (as defined in the Junior Loan Agreement) shall occur, the Second Mortgagee shall, as soon as is reasonably practicable after becoming aware of the same, advise the First Mortgagee of the same.

3.7	Any certificate or statement signed by an authorised signatory of the First Mortgagee purporting to show the amount of the relevant Senior Indebtedness (or any part of the relevant Senior Indebtedness) or any other amount referred to in any of the Senior Security Documents shall, save for manifest error or on any question of law, be conclusive evidence as against the Owner and the Second Mortgagee of that amount.

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4	Priority

4.1	The Second Mortgagee agrees that the Senior Security Documents shall throughout the Security Period constitute a continuing security for the whole of the Senior Indebtedness, which security shall be senior in priority to the security constituted by the Junior Security Documents, notwithstanding that any of the Senior Indebtedness may have arisen after the execution and/or registration of any of the Junior Security Documents and notwithstanding any fluctuations in the amount of the Senior Indebtedness.

4.2	The Second Mortgagee acknowledges the obligation of the Owner to satisfy the marginal security covenant contained in the Senior Loan Agreement and irrevocably consents to the granting of the further security referred to in that clause and irrevocably acknowledges that any further security granted pursuant to that clause will automatically form part of the Senior Security Documents and be subject to all the terms of this Deed applicable to the Senior Security Documents (including, without limitation, Clause 4.1).

5	Covenants of the Second Mortgagee

5.1	The Second Mortgagee covenants with the First Mortgagee that during the Security Period:

5.1.1	irrespective of its legal rights, and subject to Clause 5.2, it will not arrest, take possession of, appoint any receiver in respect of, manage or sell the Vessel with or without judicial proceedings, or take any steps to enforce any of its rights under or pursuant to the Junior Security Documents without having first either paid to the First Mortgagee the whole of the Senior Indebtedness or obtained the prior written consent of the First Mortgagee in accordance with the Supplemental Deed (if applicable);

5.1.2	it will not take any proceedings to place the Owner into liquidation, administration or receivership nor take any analogous steps without having first either paid to the First Mortgagee the whole of the Senior Indebtedness or obtained the prior written consent of the First Mortgagee in accordance with the Supplemental Deed (if applicable); and

5.1.3	it will not contest nor attempt to contest the security constituted by, or any of the rights of the First Mortgagee or any party for which the First Mortgagee is trustee under or pursuant to, the Senior Security Documents,

PROVIDED THAT nothing in this Clause 5.1 shall prevent the Second Mortgagee from filing any action or proceedings necessary for the preservation of its rights, or to avoid the loss of or extinction of any of its rights, nor from demanding payment of any of the Junior Indebtedness or supporting any proceedings arising from or relating to the arrest or detention of the Vessel (whether at the instigation of the First Mortgagee or any other person) with a view (in each case) to substantiating, preserving or protecting its interest as second mortgagee of the Vessel and/or second priority assignee of the Assigned Property, but in any such case the Second Mortgagee shall give the earliest possible notice to the First Mortgagee of its

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intention to take such action and shall comply with all requirements of the First Mortgagee with respect to the preservation of the First Mortgagee’s rights as first priority mortgagee of the Vessel and as first priority assignee of the Assigned Property (which shall include the cessation of, or withdrawal by the Second Mortgagee from, any proceedings in the event that the First Mortgagee so require).

5.2	The Second Mortgagee covenants with the First Mortgagee that during the Security Period:

(a)	it will procure that there are no amendments, supplements or replacements made to any of the Junior Security Documents which would increase the Euro maximum principal amount of the Junior Loans under the Junior Loan Agreement (or the Dollar equivalent thereof except as provided for by the Junior Loan Agreement as at the date of this Deed) or would increase the margin under the Junior Loan Agreement by more than [*] per cent ([*]%) per annum without in either case the prior written consent of the First Mortgagee and provided that if such increase were made (i) no provision of the Senior Loan Agreement would be breached and (ii) the Senior Security Documents or the security and other rights constituted and conferred on the First Mortgagee by the Senior Security Documents would not, or may not, be prejudiced; and

(b)	it will procure that no parties to the Junior Loan Agreement shall seek to secure the payment of any amount (other than an amount due pursuant to the Junior Loan Agreement) by the Junior Security Documents; and

(c)	subject to the proviso in Clause 5.1, it shall not take any action or refrain from taking any action as a result of which the Senior Security Documents or the security and other rights constituted and conferred on the First Mortgagee by the Senior Security Documents are, or may be, prejudiced.

6	Notice to Third Parties

The Second Mortgagee undertakes to the First Mortgagee that the Second Mortgagee will not at any time during the Security Period give any notice to any third party inconsistent with the rights and powers of the First Mortgagee under or pursuant to the Senior Security Documents. In particular, but without limitation, any notice of the assignment by the Owner to the Second Mortgagee of any of the Assigned Property, and any loss payable clause in favour of the Second Mortgagee endorsed on any of the Insurances, shall be expressed as being subject to the prior rights of the First Mortgagee as first assignee and shall be approved by the First Mortgagee prior to being given to any third party or endorsed on any of the Insurances.

7	Sale of Vessel

7.1	If the First Mortgagee decides (in its sole and absolute discretion) to exercise its power of sale of the Vessel, or if the Owner (with the prior consent of the First Mortgagee) wishes to sell the Vessel, the Second Mortgagee agrees to co-operate fully with the First Mortgagee and the Owner in connection with that sale by (without limitation) executing all documents required by the First Mortgagee not later than the date of completion of the sale to enable the First Mortgagee or the Owner to transfer title in the Vessel to the purchaser free of all encumbrances, debts and liens in favour of the Second Mortgagee.

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7.2	The First Mortgagee will give the Second Mortgagee reasonable prior notice of any intended sale of the Vessel and a further notice when the price and terms of sale have been agreed in outline but before any binding agreement for the sale has been entered into. The Second Mortgagee will within five (5) Business Days from the date of such further notice:

7.2.1	give its consent to the sale at the agreed price and on the agreed terms; or

7.2.2	pay to the First Mortgagee a sum equal to the lower of the agreed sale price of the Vessel and the amount of the Senior Indebtedness.

On receipt of payment in full of the sum referred to in Clause 7.2.2 the First Mortgagee will at the expense of the Second Mortgagee procure the assignment or transfer by the First Mortgagee to or to the order of the Second Mortgagee of their rights under the Senior Security Documents.

7.3	If the First Mortgagee does not receive the consent or payment required by Clause 7.2 within the time stipulated by Clause 7.2 the Second Mortgagee will be deemed to have given its consent to the proposed sale.

7.4	At or before the time of delivery of the Vessel to any purchaser pursuant to Clause 7.2, notwithstanding Clause 7.1, the Second Mortgagee will deliver to the First Mortgagees all other documents required by the First Mortgagee in recordable form for registration (if necessary) to enable the First Mortgagee and/or the Owner to provide the purchaser with evidence that the Vessel is free of all encumbrances, debts and liens in favour of the Second Mortgagee.

7.5	The proceeds of any sale of the Vessel by the First Mortgagee or by the Owner shall be held in trust by the First Mortgagee to be applied as follows:

7.5.1	first, in or towards reimbursement of the expenses of the First Mortgagee in connection with the sale, including claims ranking in priority to the claims of the First Mortgagee and other costs and claims necessary in the sole and absolute opinion of the First Mortgagee for the finalisation of the sale and collection of the sale proceeds;

7.5.2	secondly, in or towards payment of the Senior Indebtedness;

7.5.3	thirdly, by payment to the Second Mortgagee for application in or towards payment of the Junior Indebtedness; and

7.5.4	fourthly, by payment to the Owner and/or to anyone else entitled to them.

8	Insurance Proceeds

8.1	The parties to this Deed agree that the proceeds of the Insurances shall be applied in accordance with the loss payable clause(s) endorsed on the Insurances from time to time.

8.2	All proceeds of the Insurances received by the First Mortgagee shall be held in trust by the First Mortgagee to be applied as follows:

8.2.1	first, in or towards reimbursement of the expenses of the First Mortgagee in connection with the collection of the proceeds;

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8.2.2	secondly, by application in or towards payment of the Senior Indebtedness or otherwise in accordance with the Senior Security Documents;

8.2.3	thirdly, by payment to the Second Mortgagee for application in or towards payment of the Junior Indebtedness or otherwise in accordance with the Junior Security Documents; and

8.2.4	fourthly, by payment to the Owner and/or to anyone else entitled to them.

9	Payment of Junior Indebtedness

Promptly following payment to the Second Mortgagee of the full amount of the Junior Indebtedness the Second Mortgagee will do whatever is necessary to discharge the Junior Security Documents and to release the Owner from any further obligations under or pursuant to the Junior Security Documents.

10	First Mortgagee’s Rights

10.1	The First Mortgagee may at any time and from time to time without prejudicing its rights under or pursuant to this Deed or the Senior Security Documents and without consulting with or obtaining the consent of the Second Mortgagee:

10.1.1	amend, supplement or replace any of the Senior Security Documents or agree to do so (other than any amendment which would increase the maximum principal amount of any loan under the Senior Loan Agreement, in respect of which the consent of the Second Mortgagee shall be required);

10.1.2	(subject to Clause 11.2), assign, novate, transfer or grant participations in the Senior Indebtedness or its rights under or pursuant to the Senior Security Documents;

10.1.3	allow to the Owner or any other person time or indulgence (including, without limitation, allowing delayed repayments under the relevant Senior Loan Agreement);

10.1.4	renew, vary, release or refrain from enforcing or exercising its rights under the Senior Security Documents; or

10.1.5	compound with the Owner.

10.2	No failure to exercise, nor delay in exercising, on the part of the First Mortgagee, any right or remedy under or pursuant to any of the Senior Security Documents, nor any actual or alleged course of dealing between the First Mortgagee and the Owner, shall operate as a waiver of, or acquiescence in, any default on the part of the Owner unless expressly agreed to in writing by the First Mortgagee, nor shall any single or partial exercise by the First Mortgagee of any right or remedy preclude any other or further exercise of that right or remedy, or the exercise by the First Mortgagee of any other right or remedy.

11	Assignment

11.1	The Second Mortgagee shall not assign nor transfer any of its right, title or interest in any of the Junior Security Documents without, in each case, the Second Mortgagee having first procured that any such assignee or transferee will comply with, agree to be bound by and perform all of the obligations of the Second Mortgagee under this Deed.

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11.2	The First Mortgagee shall not assign nor transfer any of its right, title or interest in any of the Senior Security Documents without having first procured that any such assignee or transferee will comply with, agree to be bound by and perform all of the obligations of the First Mortgagee under this Deed.

12	Consents and Approvals

Where any act requires the consent or approval of the First Mortgagee under the terms of any of the Senior Security Documents and the same or a similar act requires the consent or approval of the Second Mortgagee under any of the Junior Security Documents, the consent or approval of the First Mortgagee shall be deemed also to constitute the consent or approval of the Second Mortgagee.

13	Partial Invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

14	Further Assurance

If, at any time, any provision of this Deed is or becomes invalid or unenforceable in whole or in part by reason of any present or future law or any decision of any court, then from time to time the Owner and the Second Mortgagee will each promptly, on demand by the First Mortgagee and at the cost of the Owner, execute and deliver to the First Mortgagee, or procure the execution and delivery to the First Mortgagee of, such further documents as in the opinion of the First Mortgagee are necessary to give effect to the terms of this Deed.

15	Miscellaneous

15.1	The rights of the First Mortgagee under or pursuant to this Deed shall not be affected by any change in the constitution of the Owner or by the liquidation, bankruptcy or insolvency of the Owner.

15.2	No variation or amendment of this Deed shall be valid unless in writing and signed on behalf of each of the Parties.

15.3	Other than the parties set out in Schedule 1 and Schedule 2 a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

16	Notices

16.1	Any communication to be made under or in connection with this Deed shall be made in writing in the English language and sent by fax or letter addressed:

16.1.1	in the case of the First Mortgagee to it at its address as set out in Schedule 1;

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16.1.2	in the case of the Second Mortgagee to it at Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany (marked for the attention of Ms Claudia Wenzel / Ms Martina Heckroth at fax no: +49 69 7431 3768 / 2944 and email: claudia.wenzel@kfw.de / martina.heckroth@kfw.de); and

16.1.3

in the case of the Owner to it at c/o 7665 Corporate Center Drive, Miami, Florida 33126, United States of America (marked for the attention of the Chief Financial Officer and General Counsel) (but one (1) copy shall suffice) with a copy to Apollo Management L.P., 9 West 57th Street, New York, NY 10019, United States of America (marked for the attention of Mr Steve Martinez) (fax no: +212 515 3288) and with a copy to c/o Paul, Weiss, Rifkind, Wharton & Garrison LLP at 1285 Avenue of the Americas, New York, NY 10019-6064, fax no. +212 492 0074 (marked for the attention of Mr Brad Finkelstein);

or to such other address and/or fax number as any Party may designate for itself by written notice to the others provided that if the copy of any communication is not received by the addressee, it shall not affect the deemed making or delivery of the communication.

16.2	Any communication made pursuant to Clause 16.1 will only be effective:

16.2.1	if by way of fax, when received in legible form; or

16.2.2	if by letter, when it has been left at the relevant address or five (5) days after being deposited in the post postage prepaid in an envelope addressed to the relevant address.

17	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

18	Law and Jurisdiction

18.1	This Deed and any non-contractual obligations arising from or in connection with it shall in all respects be governed by and interpreted in accordance with English law.

18.2	For the exclusive benefit of the First Mortgagee, the parties to this Deed irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any dispute:

18.2.1	arising from or in connection with this Deed; or

18.2.2	relating to any non-contractual obligations arising from or in connection with this Deed and that any proceedings may be brought in those courts.

18.3	Nothing contained in this Clause shall limit the right of the First Mortgagee to commence any proceedings under or pursuant to this Deed in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Owner or the Second Mortgagee in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.

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18.4	The Owner and the Second Mortgagee each irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Clause and any claim that those proceedings have been brought in an inconvenient or inappropriate forum, and irrevocably agrees that a judgment in any proceedings commenced in any such court shall be conclusive and binding on it and may be enforced in the courts of any other jurisdiction.

18.5	Without prejudice to any other mode of service allowed under any relevant law:

18.5.1	the Owner irrevocably appoints EC3 Services Limited whose registered office is presently at the St Botolph Building 138, Houndsditch, London EC3A 7AR as its agent for service of process in relation to any proceedings before the English courts;

18.5.2	the Second Mortgagee irrevocably appoints its London office presently at 29th Floor, 30 St Mary Axe, London EC3A 8EP as its agent for service of process in relation to any proceedings before the English courts; and

18.5.3	the Owner and the Second Mortgagee each agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

IN WITNESS of which this Deed has been duly executed and delivered the day and year first before written.

[Execution blocks intentionally omitted]

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SCHEDULE 1

Senior Security Documents

First priority Bahamian statutory mortgage and collateral deed of covenants dated 4 August 2005

First assignment of the Earnings dated 4 August 2005

First assignment of the Insurances dated 4 August 2005

Part I

USD334,050,000 Secured Loan Agreement dated 20 April 2004 as amended and/or restated from time to time

Collateral Agent

HSBC BANK PLC

Project and Export Finance

8 Canada Square

London E14 5HQ

Telephone: +44 207 991 6263

Fax: +44 207 992 4428

Attn:	Mr Colin J Cuffie/Ms Isabel Olembo
email:	colin.j.cuffie@hsbcib.com/
isabel.olembo@hsbc.com

As collateral agent for:

HSBC BANK PLC

Project and Export Finance

8 Canada Square

London E14 5HQ

Telephone: +44 207 991 6263

Fax: +44 207 992 4428

Attn:	Mr Colin J Cuffie/Ms Isabel Olembo
email:	colin.j.cuffie@hsbcib.com/
isabel.olembo@hsbc.com

KFW IPEX-BANK GMBH

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Telephone: +49 69 7431 2625 / 4970

Fax: +49 69 7431 3768 / 2944

Attn:	Ms Claudia Wenzel /
Ms Martina Heckroth
email:	claudia.wenzel@kfw.de /
martina.heckroth@kfw.de

(as Hermes agent)

and the following as lenders:

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HSBC BANK PLC

Project and Export Finance

8 Canada Square

London E14 5HQ

Telephone: +44 207 991 6263

Fax: +44 207 992 4428

Attn:	Mr Colin J Cuffie/Ms Isabel Olembo
email:	colin.j.cuffie@hsbcib.com/
isabel.olembo@hsbc.com

KFW

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Telephone: +49 69 7431 2625 / 4970

Fax: +49 69 7431 3768 / 2944

Attn:	Ms Claudia Wenzel /
Ms Martina Heckroth
email:	claudia.wenzel@kfw.de /
martina.heckroth@kfw.de

DNB BANK ASA

Dronning Eufemias gate 30

N-0191 Oslo, Norway

Telephone: +47 957 80 626 / +47 922 86 431

Telefax: +47 22 48 28 94

Attn:	Ursula Tønjum /
Marie Therese Zwilgmeyer
Email:	ursula.mack.tonjum@dnb.no
marie.therese.zwilgmeyer@dnb.no

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK Deutschland

Taunusanlage 14

60325 Frankfurt am Main

Federal Republic of Germany

Telephone: +49 69 74221-281

Fax: +49 69 74221 197

Attn:	Petra BILLER
Email:	petra.biller@ca-cib.com

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With a copy to:

CREDIT AGRICOLE ASIA SHIPFINANCE LIMITED

Suite 2501, 25/F., Two Pacific Place

88 Queensway

Hong Kong

Telephone +852 2848 9997/+852 2848 9996

Fax: +852 2868 1448

Attn:	Terence YUEN / Iris LAI
Email:	terence.yuen@ca-cib.com / iris.lai@ca-cib.com

NORDEA BANK FINLAND PLC, New York Branch

437 Madison Ave. 21st floor

New York, NY 10022

Telephone: +1 212 381 9630 / 9344

Fax: +1 212 421 4420

Attn:	Martin Lunder / Lynn Sauro
Email:	martin.lunder@nordea.com / lynn.sauro@nordea.com

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SCHEDULE 2

Junior Security Documents

Fourth priority Bahamian statutory mortgage dated 8 February 2011 and collateral deed of covenants dated 23 December 2010, which is now the second priority mortgage given the release and discharge of the second and third priority mortgages

Fourth assignment of the Insurances dated 23 December 2010, which is now the second priority assignment given the release of the second and third priority security interests

Fourth assignment of the Earnings dated 23 December 2010, which is now the second priority assignment given the release of the second and third priority security interests

Credit Agreement dated 18 November 2010, among Norwegian Jewel Limited as borrower, NCL Corporation Ltd. as guarantor, KfW IPEX-Bank GmbH as facility agent, collateral agent and Hermes agent and the lenders party thereto from time to time as amended or restated from time to time.

Collateral Agent

KFW IPEX-BANK GMBH

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Telephone: +49 69 7431 2625 / 4970

Fax: +49 69 7431 3768 / 2944

Attn:	Ms Claudia Wenzel /
Ms Martina Heckroth
email:	claudia.wenzel@kfw.de /
martina.heckroth@kfw.de

As collateral agent for:

DNB BANK ASA

Dronning Eufemias gate 30

N-0191 Oslo, Norway

Telephone: +47 957 80 626 / +47 922 86 431

Telefax: +47 22 48 28 94

Attn:	Ursula Tønjum /
Marie Therese Zwilgmeyer
Email:	ursula.mack.tonjum@dnb.no
marie.therese.zwilgmeyer@dnb.no

HSBC BANK PLC

Project and Export Finance

8 Canada Square

London E14 5HQ

Telephone: +44 207 991 6263

Fax: +44 207 992 4428

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Attn:	Mr Colin J Cuffie/Ms Isabel Olembo
email:	colin.j.cuffie@hsbcib.com/
isabel.olembo@hsbc.com

KFW IPEX-BANK GMBH

Palmengartenstrasse 5-9

60325 Frankfurt am Main

Germany

Telephone: +49 69 7431 2625 / 4970

Fax: +49 69 7431 3768 / 2944

Attn:	Ms Claudia Wenzel /
Ms Martina Heckroth
email:	claudia.wenzel@kfw.de /
martina.heckroth@kfw.de

NORDEA BANK FINLAND PLC, New York Branch

437 Madison Ave. 21st floor

New York, NY 10022

Telephone: +1 212 381 9630 / 9344

Fax: +1 212 421 4420

Attn:	Martin Lunder / Lynn Sauro
Email:	martin.lunder@nordea.com /
lynn.sauro@nordea.com

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Schedule 2

Revised form of Loss Payable Clause

It is noted that:

(a)	by a first assignment in writing dated 4 August 2005 (the First Assignment) the shipowner NORWEGIAN JEWEL LIMITED (the Assignor) has assigned to HSBC BANK PLC of 8 Canada Square, London E14 5HQ (the First Mortgagee) all the Assignor’s right, title, benefits and interests in this policy in respect of “NORWEGIAN JEWEL” (IMO number 9304045) (the Vessel) and all benefits hereof including all claims of whatsoever nature hereunder (the Insurances); and

(b)	by a second assignment in writing dated 23 December 2010 the Assignor has assigned the Insurances (subject to the rights of the First Mortgagee under the First Assignment) to KFW IPEX-BANK GMBH of Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany as trustee (the Second Mortgagee)

All recoveries under this policy shall be applied as follows:

(a)	all claims hereunder in respect of a total or constructive total or an arranged or agreed or compromised total loss or requisition of the Vessel shall be paid to the Loss Payee (as defined below) or to its order;

(b)	all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds US$[*]) shall be paid to the Assignor or to its order, subject to the prior written consent of the Loss Payee (as defined below); and

(c)	all other claims hereunder shall be released directly for the repair, salvage or other charges involved or, if the Assignor has paid such charges, in reimbursement thereof to the Assignor unless and until the Loss Payee (as defined below) shall have notified the insurers hereunder of a default under its mortgage and directed to the contrary, whereupon all such claims shall be paid to the Loss Payee (as defined below) or to its order.

Loss Payee means (i) until such time as the First Mortgagee notifies insurers hereunder that it has reassigned its interest in the said Vessel’s insurances to the Assignor, the First Mortgagee and (ii) thereafter the Second Mortgagee until such time as the Second Mortgagee notifies insurers hereunder that it has reassigned its interest in the said Vessel’s insurances to the Assignor and (iii) thereafter the Assignor.

3

EXECUTION PAGE – JEWEL CO-ORDINATION AMENDMENT

EXECUTED as a DEED
by	)
for and on behalf of	)
NORWEGIAN JEWEL LIMITED	)	………………………………..
in the presence of:

.....................................
Witness

Name:

Address:

Occupation:

EXECUTED as a DEED
by	)
for and on behalf of	)
HSBC BANK PLC in the presence of:	)	………………………………..

.....................................
Witness

Name:

Address:

Occupation:

EXECUTED as a DEED
by	)
for and on behalf of	)
KFW IPEX-BANK GMBH in the presence of:	)	………………………………..

.....................................
Witness

Name:

Address:

Occupation:

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